FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-05

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,305,613,775
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,160,364,000
(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2012-C10
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2012-C10

November 23, 2012

WELLS FARGO SECURITIES		RBS

Co-Lead Manager and Co-Bookrunner		Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$82,960,000	30.000%	(7)	2.45	01/13 – 07/17	43.1%	16.9%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$85,912,000	30.000%	(7)	4.84	07/17 – 12/17	43.1%	16.9%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$621,167,000	30.000%	(7)	9.86	07/22 – 12/22	43.1%	16.9%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$123,890,000	30.000%	(7)	7.36	12/17 – 07/22	43.1%	16.9%
A-S	AAA(sf)/AAA(sf)/Aaa(sf)	$127,297,000	20.250%	(7)	9.99	12/22 – 12/22	49.1%	14.8%
B	AA(low)(sf)/AA-(sf)/Aa3(sf)	$76,705,000	14.375%	(7)	9.99	12/22 – 12/22	52.7%	13.8%
C	A(low)(sf)/A-(sf)/A3(sf)	$42,433,000	11.125%	(7)	9.99	12/22 – 12/22	54.7%	13.3%

Non-Offered Certificates
X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$1,041,226,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/AAA(sf)/A2(sf)	$119,138,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
D	BBB(low)(sf)/BBB-(sf)/Baa3(sf)	$52,224,000	7.125%	(7)	9.99	12/22 – 12/22	57.2%	12.7%
E	BB(sf)/BB(sf)/Ba2(sf)	$26,113,000	5.125%	(7)	9.99	12/22 – 12/22	58.4%	12.4%
F	B(sf)/B(sf)/B2(sf)	$22,848,000	3.375%	(7)	9.99	12/22 – 12/22	59.5%	12.2%
G	NR/NR/NR	$44,064,775	0.000%	(7)	9.99	12/22 – 12/22	61.6%	11.8%

Notes:
(1)
The expected ratings presented are those of DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May be Downgraded” in the free writing prospectus, dated November 23, 2012 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-SB Certificates in the aggregate.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-SB Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $2,120,714,878 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to the Republic Plaza loan combination and the Concord Mills loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3 and A-SB Certificates by such aggregate appraised value (excluding, with respect to the Republic Plaza loan combination and the Concord Mills loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-SB Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to the Republic Plaza loan combination and the Concord Mills loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of $154,159,797 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to the Republic Plaza loan combination and the Concord Mills loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3 and A-SB Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S Certificates outstanding from time to time.  The Class X-A Certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB and A-S Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Transaction Highlights

II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	39	66	$656,627,843	50.3%
The Royal Bank of Scotland(1)	18	22	387,704,131	29.7
Liberty Island Group I LLC	12	14	163,294,790	12.5
Basis Real Estate Capital II, LLC	6	8	54,366,630	4.2
C-III Commercial Mortgage LLC	10	12	43,620,381	3.3
Total	85	122	$1,305,613,775	100.0%

(1)   The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) seventeen (17) mortgage loans, having an aggregate cut-off date principal balance of $377,454,131 and representing 28.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) one (1) mortgage loan, having a cut-off date principal balance of $10,250,000 and representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is being sold for deposit into the trust by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,305,613,775
Number of Mortgage Loans:	85
Average Cut-off Date Balance per Mortgage Loan:	$15,360,162
Number of Mortgaged Properties:	122
Average Cut-off Date Balance per Mortgaged Property(1):	$10,701,752
Weighted Average Mortgage Interest Rate:	4.495%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	48.9%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	337
Weighted Average Remaining Amortization Term (months)(2):	337
Weighted Average Seasoning (months):	1
(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate. With respect to Republic Plaza and Concord Mills, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.
(2)    Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.82x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	11.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.6%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	51.9%
% of Mortgage Loans with Additional Subordinate Debt:	0.0%
% of Mortgage Loans with Single Tenants(2):	1.5%
(1)   With respect to Republic Plaza and Concord Mills, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.
(2)   Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 88.0% of the mortgage pool (83 mortgage loans) has scheduled amortization, as follows:

63.8% (73 mortgage loans) requires amortization during the entire loan term

24.2% (10 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 12.0% of the mortgage pool (2 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 53.4% and 2.99x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 65.1% of the mortgage pool (38 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	74.4% of the pool
Insurance Premiums:	41.4% of the pool
Capital Replacements:	66.2% of the pool
TI/LC:	57.3% of the pool(1)
(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

85.7% of the mortgage pool (70 mortgage loans) features a lockout period, then defeasance only until an open period

7.5% of the mortgage pool (11 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

5.3% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or yield maintenance until an open period

1.6% of the mortgage pool (3 mortgage loans) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Issue Characteristics

III.           Issue Characteristics

Securities Offered:
$1,160,364,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of seven classes (Classes A-1, A-2, A-3, A-SB, A-S, B and C), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); Liberty Island Group I LLC (“LIG I”); Basis Real Estate Capital II, LLC (“Basis”); and C-III Commercial Mortgage LLC (“CIIICM”).

Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

Co-Manager:	Deutsche Bank Securities Inc.

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Pentalpha Surveillance LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2012 (or, in the case of any mortgage loan that has its first due date in January 2012, the date that would have been its due date in December 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about December 19, 2012.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2012.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2012.

Rated Final Distribution Date:	The Distribution Date in December 2045.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

IV.           Characteristics of the Mortgage Pool(1)

A.            Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF, Rooms or Units	Cut-off Date Balance Per SF, Room or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
WFB	Republic Plaza	Denver	CO	1 / 1	$125,000,000	9.6%	Office	1,302,107	$215	52.3%	45.5%	1.55	x	9.8%
RBS	Concord Mills	Concord	NC	1 / 1	110,000,000	8.4	Retail	1,285,834	183	54.0	54.0	3.13		12.7
WFB	Dayton Mall	Dayton	OH	1 / 1	82,000,000	6.3	Retail	778,487	105	62.1	56.9	1.88		12.4
WFB	STAG REIT Portfolio	Various	Various	1 / 28	68,815,340	5.3	Industrial	3,630,021	19	64.1	46.7	1.77		13.7
WFB	Rogue Valley Mall	Medford	OR	1 / 1	55,000,000	4.2	Retail	453,935	121	68.8	60.2	1.76		11.6
RBS	Animas Valley Mall	Farmington	NM	1 / 1	51,730,665	4.0	Retail	476,923	108	69.9	56.4	1.58		10.4
WFB	Laurel Lakes Shopping Center	Laurel	MD	1 / 1	47,000,000	3.6	Retail	402,474	117	52.1	52.1	2.66		11.8
RBS	Bricktown Square Shopping Center	Chicago	IL	1 / 1	35,500,000	2.7	Retail	292,309	121	74.1	60.1	1.37		9.3
LIG I	Deerfield Embassy Suites	Deerfield Beach	FL	1 / 1	32,175,919	2.5	Hospitality	244	131,869	64.4	52.9	1.68		12.5
LIG I	Parkway Centre V	Plano	TX	1 / 1	31,400,000	2.4	Office	201,026	156	73.7	59.2	1.49		9.9
Top Three Total/Weighted Average				3 / 3	$317,000,000	24.3%				55.4%	51.4%	2.18	x	11.5%
Top Five Total/Weighted Average				5 / 32	$440,815,340	33.8%				58.4%	51.8%	2.07	x	11.8%
Top Ten Total/Weighted Average				10 / 37	$638,621,923	48.9%				60.8%	53.0%	1.98	x	11.5%
(1)
With respect to Republic Plaza and Concord Mills, Cut-off Date Balance per square foot, rooms or pads, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

B.            Summary of Pari Passu Split Loan Structures

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
Republic Plaza	WFB	$125,000,000	WFRBS 2012-C10	(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	WFB	$155,000,000	(2)	(1)	TBD	TBD
Concord Mills	RBS	$110,000,000	WFRBS 2012-C10	(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	RBS	$125,000,000	(2)	(1)	TBD	TBD
(1)
Each pari passu loan combination will be serviced under the WFRBS 2012-C10 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such loan combination will be serviced under the pooling and servicing agreement related to the securitization of that pari passu companion loan.  The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFRBS 2012-C10 certificates after the securitization of the applicable pari passu companion loan.

(2)	The pari passu companion loan is currently held by the mortgage loan seller for the mortgage loan included in the WFRBS 2012-C10 trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

C.           Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1	WFB	Republic Plaza	Denver	CO	Office	$125,000,000	9.6%	JPMCC 2004-C2
2	RBS	Concord Mills	Concord	NC	Retail	110,000,000	8.4	JPMCC 2003-C1
5	WFB	Rogue Valley Mall	Medford	OR	Retail	55,000,000	4.2	BACM 2003-1
6	RBS	Animas Valley Mall	Farmington	NM	Retail	51,730,665	4.0	LBUBS 2003-C8
7	WFB	Laurel Lakes Shopping Center	Laurel	MD	Retail	47,000,000	3.6	GSMS 2004-GG2
9	LIG I	Deerfield Embassy Suites	Deerfield Beach	FL	Hospitality	32,175,919	2.5	JPMCC 2007-FL1A BSCMS 2007-BBA8
12	RBS	Towne Mall	Elizabethtown	KY	Retail	23,368,537	1.8	PSSF 1998-C1
19	WFB	Silas Creek Crossing	Winston-Salem	NC	Retail	14,830,692	1.1	MSDWC 2003-TOP9
20	WFB	Joesler Village in Tucson	Tucson	AZ	Mixed Use	14,625,000	1.1	WBCMT 2006-C25 SBM7 2001-C2
22	LIG I	Sky Ridge Plaza	Round Rock	TX	Retail	14,232,430	1.1	BSCMS 2003-T12
33	LIG I	McHenry Shopping Center	Madison	TN	Retail	12,000,000	0.9	JPMCC 2003-CB6 MLMI 1995-C2
34	Basis	Sycamore Square Shopping Center	Fayetteville	NC	Retail	11,829,500	0.9	LBCMT 1998-C1
36	LIG I	Park City Hotel Portfolio	Park City	UT	Hospitality	11,672,750	0.9	JPMCC 2006-CB17
37	RBS	30 Vreeland	Florham Park	NJ	Office	11,572,573	0.9	CSFB 2002-CP5
38	WFB	One North Arlington	Arlington Heights	IL	Office	11,285,092	0.9	COMM 2006-C7
41	RBS	Hampton Inn - Jericho	Jericho	NY	Hospitality	10,365,168	0.8	GMACC 2003-C3
43	RBS	1181 California	Corona	CA	Office	10,250,000	0.8	GCCFC 2002-C1
44	RBS	202 Tillary Street	Brooklyn	NY	Self Storage	10,236,813	0.8	SBM7 2002-KEY2
47	WFB	ICB Art Studios	Sausalito	CA	Mixed Use	10,000,000	0.8	MSC 2003-T11
53.01	CIIICM	Imperial MHC	Shorewood	IL	Manufactured Housing Community	4,800,000	0.4	BSCMS 2007-T28
53.02	CIIICM	Maple Crest Manor	Mantaneo	IL	Manufactured Housing Community	2,250,000	0.2	BSCMS 2007-T28
53.03	CIIICM	Country Estates	Seneca	IL	Manufactured Housing Community	1,400,000	0.1	CMAC 1998-C1
55	Basis	Mill Creek Walk	Buford	GA	Retail	7,690,312	0.6	LBUBS 2003-C1
57	WFB	Hampton Inn Columbia	Columbia	MO	Hospitality	7,187,783	0.6	MSC 2005-HQ7
59	Basis	Canyon Springs Apartments	Phoenix	AZ	Multifamily	7,150,000	0.5	WBCMT 2006-C23
62	CIIICM	Meadowlea	DeLand	FL	Manufactured Housing Community	6,691,994	0.5	JPMCC 2005-LDP3
65	CIIICM	Tyler Self Storage	Riverside	CA	Self Storage	5,986,388	0.5	BSCMS 2003-T10
67	WFB	Hampton Inn Joliet – I-55	Joliet	IL	Hospitality	5,690,328	0.4	MSC 2005-HQ7
68	WFB	Hampton Inn Joliet – I-80	Joliet	IL	Hospitality	5,490,667	0.4	MSC 2005-HQ7
69	WFB	Hampton Inn Milwaukee – Airport	Milwaukee	WI	Hospitality	5,490,667	0.4	MSC 2005-HQ7
75	Basis	Wells Branch Storage	Austin	TX	Self Storage	2,596,818	0.2	GMACC 2002-C3
77	WFB	Walgreens Memphis	Memphis	TN	Retail	2,247,210	0.2	PCMT 2003-PWR1
80	WFB	Tan Tara MHC	Melbourne	FL	Manufactured Housing Community	1,847,814	0.1	WBCMT 2006-C23
83	CIIICM	One Murray Road	East Hanover	NJ	Industrial	1,500,000	0.1	BAFU 2001-3
Total						$655,195,120	50.2%

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

D.           Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
11	WFB	Heritage on Millenia	FL	Multifamily	$25,100,000	1.9%	$22,059,240	25.7%	303	$82,838	1.32x	8.9%	63.9%	56.1%	0	60
16	WFB	Hilton Harrisburg	PA	Hospitality	16,367,241	1.3	14,680,345	17.1	341	47,998	1.85	17.9	54.6	48.9	0	55
38	WFB	One North Arlington	IL	Office	11,285,092	0.9	10,222,225	11.9	164,264	69	1.54	13.1	56.4	51.1	0	56
49	LIG I	REVA Office Portfolio	Various	Office	9,982,338	0.8	8,844,689	10.3	112,500	89	1.47	11.4	61.2	54.3	0	59
54	WFB	Holiday Inn – Louisville KY	KY	Hospitality	8,000,000	0.6	7,403,377	8.6	106	75,472	2.35	14.9	61.5	56.9	12	60
56	WFB	Courtyard by Marriott – Stow OH	OH	Hospitality	7,250,000	0.6	6,709,311	7.8	101	71,782	2.55	16.1	58.9	54.5	12	60
71	WFB	Holiday Inn Express – Fishers IN	IN	Hospitality	5,000,000	0.4	4,627,111	5.4	115	43,478	2.32	14.7	56.2	52.0	12	60
Total/Weighted Average					$82,984,671	6.4%	$74,546,298	86.8%			1.74x	13.1%	59.6%	53.5%	3	58
(1)    The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.
(2)    Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-SB(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-SB Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
32	Basis	Westowne Center	IA	Retail	$12,400,000	0.9%	$10,951,321	8.8%	181,974	$68	1.47x	10.5%	71.3%	62.9%	0	84
Total/Weighted Average					$12,400,000	0.9%	$10,951,321	8.8%			1.47x	10.5%	71.3%	62.9%	0	84
(1)    The table above presents the mortgage loan whose balloon payment would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.
(2)    Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-SB Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

E.           Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	27	$571,796,319	43.8%	63.1%	55.3%	2.04x	11.6%	10.8%	4.389%
Regional Mall	5	322,099,201	24.7	61.4	55.6	2.24	12.1	11.3	4.268
Anchored	15	208,344,326	16.0	66.0	55.6	1.78	10.8	9.9	4.488
Unanchored	3	19,575,754	1.5	57.3	46.9	1.92	12.8	12.1	4.844
Shadow Anchored	1	14,232,430	1.1	73.0	59.8	1.49	10.7	9.4	4.860
Single Tenant	3	7,544,607	0.6	57.4	46.9	1.92	12.2	12.1	4.775
Hospitality	23	245,874,404	18.8	61.5	45.7	1.73	13.7	12.0	4.766
Limited Service	17	153,430,362	11.8	60.9	43.6	1.69	13.3	11.8	4.747
Full Service	6	92,444,042	7.1	62.6	49.0	1.79	14.3	12.1	4.799
Office	10	224,172,202	17.2	58.6	49.5	1.59	10.7	9.6	4.386
CBD	1	125,000,000	9.6	52.3	45.5	1.55	9.8	9.1	4.240
Suburban	7	89,189,864	6.8	67.2	54.7	1.67	11.8	10.3	4.560
Single Tenant	2	9,982,338	0.8	61.2	54.3	1.47	11.4	10.0	4.660
Industrial	33	89,415,340	6.8	65.2	48.7	1.70	13.2	11.3	4.420
Warehouse	24	60,929,848	4.7	64.1	46.7	1.77	13.7	11.6	4.310
Flex	9	28,485,492	2.2	67.6	53.0	1.55	12.2	10.8	4.657
Self Storage	13	58,436,257	4.5	65.2	53.1	1.63	10.6	10.3	4.771
Self Storage	13	58,436,257	4.5	65.2	53.1	1.63	10.6	10.3	4.771
Multifamily	5	48,079,484	3.7	66.6	56.7	1.42	9.6	9.0	4.413
Garden	5	48,079,484	3.7	66.6	56.7	1.42	9.6	9.0	4.413
Mixed Use	4	47,297,616	3.6	67.3	55.8	1.64	10.7	10.0	4.510
Office/Retail	3	42,516,716	3.3	68.1	56.6	1.61	10.6	9.8	4.510
Self Storage/Retail	1	4,780,900	0.4	60.8	49.2	1.89	11.8	11.5	4.514
Manufactured Housing Community	7	20,542,154	1.6	64.6	51.1	1.58	10.8	10.6	5.049
Manufactured Housing Community	7	20,542,154	1.6	64.6	51.1	1.58	10.8	10.6	5.049
Total/Weighted Average	122	$1,305,613,775	100.0%	62.6%	51.9%	1.82x	11.8%	10.7%	4.495%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  With respect to Republic Plaza and Concord Mills, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

F.           Geographic Distribution(1)

Location(2)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(3)	% of Cut-off Date Balance	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
North Carolina	12	$236,139,117	18.1%	60.2%	50.3%	2.28x	12.4%	11.4%	4.296%
Colorado	1	125,000,000	9.6	52.3	45.5	1.55	9.8	9.1	4.240
Florida	12	116,242,223	8.9	63.5	52.9	1.60	11.0	10.2	4.656
Ohio	3	91,047,452	7.0	62.0	56.7	1.92	12.6	11.7	4.520
Illinois	10	84,704,793	6.5	65.8	52.3	1.50	11.1	10.0	4.866
Texas	8	81,942,069	6.3	70.2	56.2	1.62	11.4	10.2	4.528
California	9	66,570,258	5.1	67.4	54.4	1.68	11.6	10.6	4.661
Northern	6	48,983,870	3.8	67.1	54.0	1.64	11.6	10.5	4.636
Southern	3	17,586,388	1.3	68.1	55.5	1.79	11.6	11.1	4.729
Other States(4)	67	503,967,864	38.6	63.7	52.2	1.81	12.3	11.0	4.519
Total/ Weighted Average	122	$1,305,613,775	100.0%	62.6%	51.9%	1.82x	11.8%	10.7%	4.495%
(1)	The Mortgaged Properties are located in 28 states.

(2)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(3)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  With respect to Republic Plaza and Concord Mills, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(4)	Includes 21 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

G.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of				Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance	Loan Purpose	Loans	off Date Balance	Date Balance
1,326,601 – 2,000,000	7	$11,175,934	0.9%	Refinance	75	$1,162,139,943	89.0%
2,000,001 – 3,000,000	6	14,089,999	1.1	Acquisition	10	143,473,832	11.0
3,000,001 – 4,000,000	2	6,552,005	0.5	Total:	85	$1,305,613,775	100.0%
4,000,001 – 5,000,000	4	17,898,580	1.4
5,000,001 – 6,000,000	7	39,627,592	3.0	MORTGAGE RATE
6,000,001 – 7,000,000	4	26,789,531	2.1		Number of
7,000,001 – 8,000,000	6	44,403,095	3.4	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
8,000,001 – 9,000,000	3	25,950,000	2.0	(%)	Loans	off Date Balance	Date Balance
9,000,001 – 10,000,000	4	39,469,473	3.0	3.830 – 4.500	22	$661,856,249	50.7%
10,000,001 – 15,000,000	24	290,458,149	22.2	4.501 – 4.750	25	380,576,680	29.1
15,000,001 – 20,000,000	6	102,108,957	7.8	4.751 – 5.000	26	205,838,291	15.8
20,000,001 – 30,000,000	2	48,468,537	3.7	5.001 – 5.250	10	44,707,464	3.4
30,000,001 – 50,000,000	4	146,075,919	11.2	5.251 – 5.500	1	1,350,000	0.1
50,000,001 – 70,000,000	3	175,546,005	13.4	5.501 – 5.750	1	11,285,092	0.9
70,000,001 – 90,000,000	1	82,000,000	6.3	Total:	85	$1,305,613,775	100.0%
90,000,001 – 125,000,000	2	235,000,000	18.0	Weighted Average:	4.495%
Total:	85	$1,305,613,775	100.0%
Average:	$15,360,162			UNDERWRITTEN NOI DEBT YIELD
					Number of
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO				Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
	Number of			Debt Yields (%)	Loans	off Date Balance	Date Balance
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off	8.9 – 9.0	2	$32,250,000	2.5%
DSCRs (x)	Loans	off Date Balance	Date Balance	9.1 – 10.0	14	285,161,710	21.8
1.27 – 1.30	1	$1,500,000	0.1%	10.1 – 11.0	17	185,648,005	14.2
1.31 – 1.40	2	34,000,000	2.6	11.1 – 12.0	15	224,555,699	17.2
1.41 – 1.50	3	22,597,452	1.7	12.1 – 13.0	15	326,093,904	25.0
1.51 – 1.60	19	202,110,767	15.5	13.1 – 14.0	9	152,713,455	11.7
1.61 – 1.70	14	252,769,431	19.4	14.1 – 15.0	4	20,785,683	1.6
1.71 – 1.80	10	112,735,433	8.6	15.1 – 16.0	2	23,168,418	1.8
1.81 – 1.90	6	111,197,750	8.5	16.1 – 17.0	3	24,491,550	1.9
1.91 – 2.00	6	85,781,110	6.6	17.1 – 18.0	2	23,555,024	1.8
2.01 – 2.25	12	236,016,512	18.1	18.1 – 19.0	1	5,690,328	0.4
2.26 – 2.50	4	34,616,381	2.7	19.1 – 28.8	1	1,500,000	0.1
2.51 – 2.75	5	48,038,938	3.7	Total:	85	$1,305,613,775	100.0%
2.76 – 3.00	2	54,250,000	4.2	Weighted Average:	11.8%
3.01 – 3.27	1	110,000,000	8.4
Total:	85	$1,305,613,775	100.0%	UNDERWRITTEN NCF DEBT YIELD
Weighted Average:	1.99x				Number of
				Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO				Debt Yields (%)	Loans	off Date Balance	Date Balance
	Number of			8.3 – 9.0	8	$143,905,692	11.0%
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off	9.1 – 10.0	26	378,290,860	29.0
DSCRs (x)	Loans	off Date Balance	Date Balance	10.1 – 11.0	14	177,359,598	13.6
1.16 – 1.20	1	$1,500,000	0.1%	11.1 – 12.0	19	375,069,670	28.7
1.21 – 1.30	1	8,900,000	0.7	12.1 – 13.0	7	153,520,869	11.8
1.31 – 1.40	7	107,091,768	8.2	13.1 – 14.0	5	33,901,044	2.6
1.41 – 1.50	22	247,183,132	18.9	14.1 – 15.0	3	24,624,832	1.9
1.51 – 1.60	13	244,608,345	18.7	15.1 – 16.0	2	17,441,210	1.3
1.61 – 1.70	10	113,023,773	8.7	16.1 – 26.3	1	1,500,000	0.1
1.71 – 1.80	8	165,950,266	12.7	Total:	85	$1,305,613,775	100.0%
1.81 – 1.90	5	134,856,999	10.3	Weighted Average:	10.7%
1.91 – 2.00	4	41,311,550	3.2
2.01 – 2.25	8	53,750,894	4.1
2.26 – 2.50	3	23,187,049	1.8
2.51 – 2.75	2	54,250,000	4.2
2.76 – 3.13	1	110,000,000	8.4
Total:	85	$1,305,613,775	100.0%
Weighted Average:	1.82x

(1)   Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to Republic Plaza and Concord Mills, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
	Number of			CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off		Number of
Maturity OR ARD (months)	Loans	off Date Balance	Date Balance	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
60	8	$84,484,671	6.5%	Ratios (%)	Loans	off Date Balance	Date Balance
84	1	12,400,000	0.9	21.1 – 40.0	1	$1,500,000	0.1%
120	76	1,208,729,104	92.6	40.1 – 45.0	1	7,187,783	0.6
Total:	85	$1,305,613,775	100.0%	45.1 – 50.0	3	13,777,813	1.1
Weighted Average:	116			50.1 – 55.0	10	321,453,389	24.6
				55.1 – 60.0	11	106,327,662	8.1
REMAINING TERM TO MATURITY OR ARD				60.1 – 65.0	20	374,842,913	28.7
	Number of			65.1 – 70.0	21	253,471,275	19.4
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off	70.1 – 75.0	17	216,452,941	16.6
to Maturity (months)	Loans	off Date Balance	Date Balance	75.1 – 75.7	1	10,600,000	0.8
55 – 60	8	$84,484,671	6.5%	Total:	85	$1,305,613,775	100.0%
61 – 84	1	12,400,000	0.9	Weighted Average:	62.6%
85 – 120	76	1,208,729,104	92.6
Total:	85	$1,305,613,775	100.0%	BALLOON OR ARD LOAN-TO-VALUE RATIO
Weighted Average:	115				Number of
				Range of Balloon LTV	Mortgage	Aggregate Cut-	% of Cut-off
ORIGINAL AMORTIZATION TERM(2)				Ratios (%)	Loans	off Date Balance	Date Balance
Range of Original	Number of			0.0 – 30.0	1	$1,500,000	0.1%
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	30.1 – 35.0	2	12,878,111	1.0
(months)	Loans	off Date Balance	Date Balance	35.1 – 40.0	6	52,978,152	4.1
Non-Amortizing	2	$157,000,000	12.0%	40.1 - 45.0	7	47,272,964	3.6
60	1	1,500,000	0.1	45.1 – 50.0	22	396,602,284	30.4
61 – 240	6	68,676,601	5.3	50.1 – 55.0	21	315,896,329	24.2
241 – 300	22	275,406,985	21.1	55.1 – 60.0	16	297,454,593	22.8
301 – 360	54	803,030,190	61.5	60.1 – 64.6	10	181,031,342	13.9
Total:	85	$1,305,613,775	100.0%	Total:	85	$1,305,613,775	100.0%
Weighted Average(3):	337			Weighted Average:	51.9%
(2)
The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

				AMORTIZATION TYPE
					Number of
					Mortgage	Aggregate Cut-	% of Cut-off
(3)	Excludes the non-amortizing loans.			Type of Amortization	Loans	off Date Balance	Date Balance
				Amortizing Balloon	71	$821,056,437	62.9%
REMAINING AMORTIZATION TERM(4)				Interest-only, Amortizing Balloon	10	316,075,000	24.2
Range of Remaining	Number of			Interest-only, Balloon	2	157,000,000	12.0
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	Amortizing ARD	1	9,982,338	0.8
(months)	Loans	off Date Balance	Date Balance	Fully Amortizing	1	1,500,000	0.1
Non-Amortizing	2	$157,000,000	12.0%	Total:	85	$1,305,613,775	100.0%
60	1	1,500,000	0.1
61 – 240	6	68,676,601	5.3	ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
241 – 300	22	275,406,985	21.1		Number of
301 – 360	54	803,030,190	61.5		Mortgage	Aggregate Cut-	% of Cut-off
Total:	85	$1,305,613,775	100.0%	IO Term (months)	Loans	off Date Balance	Date Balance
Weighted Average(5):	337			12	4	$26,650,000	2.0%
(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.			24	1	7,125,000	0.5
				36	2	180,000,000	13.8
				60	3	102,300,000	7.8
				Total:	10	$316,075,000	24.2%
(5)	Excludes the non-amortizing loans.			Weighted Average:	41

LOCKBOXES				SEASONING
	Number of				Number of
	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Type of Lockbox	Loans	off Date Balance	Date Balance	Seasoning (months)	Loans	off Date Balance	Date Balance
Hard/Springing Cash Management	32	$623,782,291	47.8%	0	33	$571,869,840	43.8%
Soft/Springing Cash Management	17	233,331,305	17.9	1 – 3	49	688,199,886	52.7
Hard/Upfront Cash Management	6	225,829,699	17.3	4 – 5	3	45,544,049	3.5
None	22	141,384,828	10.8	Total:	85	$1,305,613,775	100.0%
Springing (W/Out Estab. Account)	7	70,685,652	5.4	Weighted Average:	1
Springing (With Estab. Account)	1	10,600,000	0.8
Total:	85	$1,305,613,775	100.0%

PREPAYMENT PROVISION SUMMARY
	Number of		% of Cut-
	Mortgage	Aggregate Cut-	off Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/Defeasance/Open	70	$1,118,997,765	85.7%
Lockout/YM%/Open	11	97,550,670	7.5
Lockout/YM% or Defeasance/Open	1	68,815,340	5.3
Lockout/YM or Defeasance/Open	3	20,250,000	1.6
Total:	85	$1,305,613,775	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date.  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3 and A-SB Certificates: To principal on the Class A-1, A-2, A-3 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1, A-2, A-3 and A-SB Certificates has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

4.   Class A-S Certificates:  To make distributions on the Class A-S Certificates as follows:  (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.   Class B Certificates:  To make distributions on the Class B Certificates as follows:  (a) first, to interest on Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.   Class C Certificates:  To make distributions on the Class C Certificates as follows:  (a) first, to interest on Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.   After the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-SB, A-S and X-A Certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, V or R Certificates.  The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-SB, A-S, X-A, B, C and D Certificates are retired.  For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors – Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, A-S, A-1, A-2, A-3 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date).  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB or A-S Certificates as write-offs in reduction of their Certificate Principal Balances.  The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B or C Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including the Republic Plaza and the Concord Mills mortgage loans but not their related pari passu companion loans, in each case whether or not the loan combination is serviced by the pooling and servicing agreement for WFRBS 2012-C10 or a securitization of the companion loan), except to the extent they are deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. After any securitization of the Republic Plaza or Concord Mills pari passu companion loan, the master servicer under that securitization will have the primary obligation to make any servicing advances with respect to the related loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered.  Any liquidation proceeds remaining thereafter will be applied as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund - The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer.  It will be a condition to such appointment that DBRS, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. Notwithstanding any contrary description set forth above, with respect to the Republic Plaza mortgage loan and the Concord Mills mortgage loan, in general (a) for as long as the loan combination is serviced under the pooling and servicing agreement for this securitization, the initial holder of the related pari passu companion loan will have control rights that include the right to approve or disapprove various material servicing actions involving the loan combination and the subordinate class representative for this securitization will have the right to be consulted on a non-binding basis with respect to such actions, and (b) in connection with any securitization of the related pari passu companion loan, after which the loan combination will be serviced under the pooling and servicing agreement for that other securitization, that pooling and servicing agreement may grant to a subordinate or controlling class representative or other third party control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding in basis with respect to such actions. For purposes of the servicing of the applicable loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the initial holder of the pari passu companion loan or of a subordinate or controlling class representative or other third party under any securitization thereof, and any collective consultation period or senior consultation period or similar period under that other securitization will not limit the consultation rights of the subordinate class representative under this securitization. In general, loan combination control rights also include the right to replace the special servicer for the related loan combination only. The Trust Advisor in this securitization will have no duties with respect to either loan combination but a trust advisor may be appointed under a securitization of the pari passu companion loan.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than any non-serviced mortgage loan) will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designed certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans (other than any non-serviced mortgage loan) to the highest bidder in a manner generally similar to sales of REO properties.  The sale of a defaulted loan (other than any non-serviced mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus.  In the case of the Republic Plaza mortgage loan and Concord Mills mortgage loan, the sale will be subject to the consent and/or consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus. After the securitization of the Republic Plaza pari passu companion loan or the Concord Mills pari passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

companion loan, as applicable, pursuant to the respective intercreditor agreement, the party acting as special servicer with respect to the related non-serviced mortgage loan pursuant to the respective pooling and servicing agreement of the related securitization, may offer to sell to any person (or may offer to purchase) for cash either non-serviced loan combination during such time as non-serviced loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the applicable special servicer is required to sell both the pari passu mortgage loan and related non-serviced pari passu companion loan in any such non-serviced loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan (other than the pari passu mortgage loans and pari passu companion loans), and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans (other than pari passu mortgage loans and pari passu companion loans).  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Eightfold Real Estate Capital Fund II, L.P. or an affiliate will be the initial majority subordinate certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Certain Terms and Conditions

Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Republic Plaza and the mortgaged property identified on Annex A-1 to the Free Writing Prospectus as Concord Mills secures both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  With respect to each such group of mortgage loans, which we refer to herein as a “loan combination”, such loan combination will be serviced under the pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such loan combination will be serviced under the pooling and servicing agreement related to the securitization of that pari passu companion loan.

As of the closing date, the Republic Plaza and Concord Mills pari passu companion loans will be held by their related mortgage loan sellers, each of which will reserve the right to sell its respective companion loan subject to the applicable intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Republic Plaza
370 17th Street; 303 16th Street; 400 15th Street
Denver, CO 80202
Denver
LoDo
Downtown
Five Points
Capitol Hill
Civic Center
Lincoln Park
Baker Historic District
South Platte River
City of Cuernavaca Park
Commons Park
Centennial Park
Crescent Park
Lincoln Park
Civic Center Park
Sunken Gardens Park
Curtis Park
Lawson Park
Governors Park
Coors Field
Union Station
Auraria Campus
Sports Authority Field at Mile High
Pepsi Center
Elitch Gardens
Downtown Aquarium
Children's Museum of Denver
Denver Pavilions
Wells Fargo Center
1670 Broadway
1999 Broadway
Century Link Tower
U.S. Courthouse
Denver Place
One Tabor Center
17th Street Plaza
Colorado Center for the Performing Arts
Colorado Convention Center
U.S. Mint
City and County Building
Lindsey-Flanigan Courthouse
State Capitol
Colorado History Museum
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Denver Health Medical Center
Community College of Denver
King Center
Tivoli Student Union
Univ. of Colorado at Denver
RTD LIGHT RAIL
C,E LINES
D,F,H LINES
D LINE
C,D,E,F,H LINES
UNION STATION
PEPSI CENTER/ ELITCH GARDENS
SPORTS AUTHORITY FIELD
AURARIA WEST CAMPUS
COLFAX AT AURARIA
THEATRE DIST./ CONVENTION CENTER
16TH ST/ STOUT
16TH ST/ CALIFORNIA
18TH ST/ STOUT
18TH ST/ CALIFORNIA
20TH ST/ WELTON
25TH ST/WELTON
27TH ST/WELTON
29TH ST/WELTON
30TH/DOWNING
10TH/OSAGE
Speer Blvd.
Brighton Blvd.
Broadway
W. 26th Ave.
W. 23rd Ave.
Water St.
Aurora Pkwy
15th St.
Wynkoop St.
Wazee St.
17th St.
Blake St.
Market St.
Larimer St.
Lawrence St.
14th St.
16th St. Mall
19th St.
20th St.
21st St.
22nd St.
23rd St.
26th St.
29th St.
32nd St.
Walnut St.
Arapahoe St.
Curtis St.
Champa St.
Stout St.
Welton St.
Park Ave.
Court Pl.
Downing St.
Washington St.
E. 20th Ave.
E. 17th Ave.
E. Colfax Ave.
W. Colfax Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
E. 13th Ave.
E. 10th Ave.
W. 8th Ave.
E. 8th Ave.
W. 6th Ave.
E. 6th Ave.
Kalamath St.
Santa Fe Dr.
Cherry Creek
Lincoln St.
Grant St.
Pearl St.
Corona St.
Bryant St.
25
40
287
6
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Applewood
Golden
Lakewood
Glendale
Aurora
Cherry Hills Village
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport
Rocky Mountain Arsenal National Wildlife Refuge

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Republic Plaza

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type(4):	Office
	Original Principal Balance(1):	$125,000,000		Specific Property Type:	CBD
	Cut-off Date Principal Balance(1):	$125,000,000		Location:	Denver, CO
	% of Initial Pool Balance:	9.6%		Size:	1,302,107 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF(1):	$215.04
	Borrower Name:	BOP Republic Plaza I LLC; BOP Republic Plaza II LLC		Year Built/Renovated:	1982/2002
	Sponsor:	Brookfield Office Properties		Title Vesting:	Fee
	Mortgage Rate:	4.240%		Property Manager:	Self-managed
	Note Date:	November 2, 2012		3rd Most Recent Occupancy (As of):	94.3% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	94.2% (12/31/2010)
	Maturity Date:	December 1, 2022		Most Recent Occupancy (As of):	92.1% (12/31/2011)
	IO Period:	36 months		Current Occupancy (As of):	94.5% (9/30/2012)
	Loan Term (Original):	120 months
	Seasoning:	0 months		Underwriting and Financial Information:
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$24,754,363 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$24,258,113 (12/31/2011)
	Call Protection:	L(24),D(92),O(4)		Most Recent NOI (As of):	$25,132,202 (TTM 6/30/2012)
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type(1):	Pari Passu		U/W Revenues:	$43,855,093
				U/W Expenses:	$16,311,223
	Escrows and Reserves(2):			U/W NOI:	$27,543,870
				U/W NCF:	$25,543,693
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.67x
Taxes	$3,495,886	$499,412	NAP	U/W NCF DSCR(1):	1.55x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	9.8%
Replacement Reserves	$27,217	$27,217	NAP	U/W NCF Debt Yield(1):	9.1%
Deferred Maintenance(3)	$74,688	$0	NAP	As-Is Appraised Value:	$535,400,000
TI/LC(3)	$0	$140,000	$5,000,000	As-Is Appraisal Valuation Date:	October 8, 2012
Tenants Specific TI/LC Reserve(3)	$2,358,462	$0	NAP	Cut-off Date LTV Ratio(1):	52.3%
Free Rent Reserve(3)	$238,060	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.5%

(1)
The Republic Plaza Loan Combination, totalling $280,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 (the “Republic Plaza Mortgage Loan”) had an original balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and will be contributed to the WFRBS 2012-C10 Trust.  Note A-2 (the “Republic Plaza Companion Loan”) had an original balance of $155,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio, and debt yields are based on the Republic Plaza Loan Combination.

(2)	See “Escrows” section.
(3)
In lieu of escrow deposits, the Republic Plaza sponsor posted a guaranty for all of the following:  outstanding tenant improvements and leasing commissions, monthly tenant improvement and leasing commissions escrow deposits, a deferred maintenance deposit and outstanding free rent.  See “Sponsor’s Reserves Guaranty” section.

(4)	The collateral for the Republic Plaza Loan Combination also includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza property.

The Mortgage Loan.  The mortgage loan (the “Republic Plaza Loan Combination”) is evidenced by two promissory notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a 56-story office building and a non-contiguous 12-story parking garage structure located in Denver, Colorado (the “Republic Plaza Property”).  The Republic Plaza Loan Combination was originated on November 2, 2012 by Wells Fargo Bank, National Association.  The Republic Plaza Loan Combination had an original balance of $280,000,000, has a Cut-off Date Balance of $280,000,000 and accrues interest at an interest rate of 4.240% per annum.  The Republic Plaza Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter require payments of principal and interest based on a 30-year amortization schedule.  The Republic Plaza Loan Combination matures on December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Note A-1 will be contributed to the WFRBS 2012-C10 Trust and had an original principal balance of $125,000,000 and has an outstanding principal balance as of the Cut-off Date of $125,000,000 (the “Republic Plaza Mortgage Loan”).  Note A-2 had an original principal balance of $155,000,000 and is expected to be securitized in a future trust and will represent the controlling interest in the Republic Plaza Loan Combination (the “Republic Plaza Companion Loan”).  See “Description of the Mortgage Pool – Split Loan Structures – The Republic Plaza Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing of the Pari Passu Mortgage Loans” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Republic Plaza Loan Combination in whole, or in part, on any due date before the scheduled maturity date.  In addition, the Republic Plaza Loan Combination is prepayable without penalty on or after September 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$280,000,000	100.0%	Loan payoff(1)	$162,714,963	58.1%
			Reserves	3,529,103	1.3
			Closing costs	1,556,156	0.6
			Return of equity	112,199,778	40.0
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Republic Plaza Property was previously securitized in JPMCC 2004-C2.

The Property.  The Republic Plaza Property is a 56-story class A office building containing approximately 1,302,107 of rentable square feet and a non-contiguous 12-story parking garage (the “Tremont Garage”) located one block southwest of the office property all located in the central business district of Denver, Colorado.  Built in 1982, the Republic Plaza Property is the tallest building in Denver and is situated on a 2.3-acre parcel.  The 12-story parking garage provides approximately 1,275 parking spaces and was also built in 1982.  Parking is also provided by a subterranean parking structure at the office property, which accounts for approximately 206 spaces and a combined parking ratio of 1.1 spaces per 1,000 square feet of rentable area.  The Republic Plaza Property serves as the United States headquarters for Encana Oil & Gas, DCP Midstream, LP and Wheeler Trigg O’Donnell LLP.  Tenancy also includes several wealth management divisions for financial institutions such as: Merrill Lynch, Citigroup, Bank of America, Morgan Stanley and UBS.   As of September 30, 2012, the Republic Plaza Property was 94.5% leased to 58 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents certain information relating to the tenancies at the Republic Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Encana Oil & Gas	NR/Baa2/BBB	452,972	34.8%	$20.55	$9,308,575(2)	36.0%	4/30/2019(3)(4)
DCP Midstream, LP	BBB-/NR/BBB-	153,983	11.8%	$24.06	$3,704,405	14.3%	5/31/2016(5)(6)
Wheeler Trigg O’Donnell LLP	NR/NR/NR	77,264	5.9%	$20.61	$1,592,420	6.2%	1/31/2023(7)
Venoco, Inc.	NR/NR/NR	47,205	3.6%	$22.85	$1,078,799	4.2%	3/31/2014
Samson Resources	NR/NR/NR	61,932	4.8%	$17.17	$1,063,466	4.1%	3/31/2021(8)
The Gary Williams Company	NR/NR/NR	38,612	3.0%	$20.13	$777,230	3.0%	7/31/2013
Merrill Lynch, Pierce, Fenner	A/Baa2/A-	26,752	2.1%	$24.00	$642,048	2.5%	2/28/2018
Citigroup Global Markets	A/Baa2/A-	29,770	2.3%	$20.03	$596,293(9)	2.3%	6/30/2015(10)
Total Major Tenants		888,490	68.2%	$21.12	$18,763,235	72.6%

Non-Major Tenants		342,507	26.3%	$20.65	$7,072,674	24.4%

Occupied Collateral Total		1,230,997	94.5%	$20.99	$25,835,908	100.0%

Vacant Space		71,110	5.5%

Collateral Total		1,302,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term and assuming no surrender of floors described below.  The current in-place rent is $17.50 per square foot, resulting in $7,927,010 of annual base rent.

(3)
On or after February 1, 2013, Encana Oil & Gas (“Encana”) has a one-time right to surrender one or two full floors with 12 months notice provided (i) the tenant is not subleasing more than 20% of their leased square footage; (ii) the surrendered floors are on floor 18 or higher; and (iii) Encana will pay an amount equal to six months of rent for surrendered spaces plus the unamortized cost of the landlord concessions as outlined in the lease agreement.

(4)
If Encana does not renew its lease for 452,927 square feet at a term of no less than five years from the lease expiration date, or replacement lease(s) approved by the lender are not signed prior to June 30, 2017, the Republic Plaza sponsor is required to post an escrow, letter of credit or a guaranty for $18,118,880 less the actual tenant improvements and leasing costs in connection with a replacement lease(s) or a renewed Encana lease.

(5)	10,543 square feet expires on September 14, 2014.
(6)	DCP Midstream, LP may terminate its lease with respect to 10,543 square feet if the tenant renews its lease or expands on the 21st floor.
(7)
Prior to January 31, 2019, the tenant has a one-time right to terminate its lease for one floor (25,221 square feet) of its leased space on either the highest or lowest floor occupied by the tenant. The tenant must provide notice of contraction no later than December 31, 2017. The tenant must also pay a termination fee equal to $48.19 per square foot of the contracted space and all related unamortized tenant improvements and leasing commissions.

(8)
Samson Resources may terminate its lease any time after March 31, 2017 so as long as they are not in default under the terms of their lease and not subleasing more than 50% of their leased square footage.

(9)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $18.50 per square foot, resulting in $550,745 of annual base rent.

(10)	Citigroup Global Markets has the right to terminate their lease with respect to 5,866 square feet after December 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents certain information relating to the lease rollover schedule at the Republic Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	11,121	0.9%	11,121	0.9%	$155,694	$14.00
2013	20	62,740	4.8%	73,861	5.7%	$1,338,160	$21.33
2014	13	81,845	6.3%	155,706	12.0%	$1,758,307	$21.48
2015	12	63,465	4.9%	219,171	16.8%	$1,355,588	$21.36
2016	17	173,324	13.3%	392,495	30.1%	$4,121,196	$23.78
2017	6	22,230	1.7%	414,725	31.9%	$452,425	$20.35
2018	11	54,538	4.2%	469,263	36.0%	$1,142,484	$20.95
2019	28	501,315	38.5%	970,578	74.5%	$10,207,506	$20.36
2020	7	38,286	2.9%	1,008,864	77.5%	$881,196	$23.02
2021	13	114,800	8.8%	1,123,664	86.3%	$2,159,058	$18.81
2022	3	4,848	0.4%	1,128,512	86.7%	$117,012	$24.14
Thereafter	5	102,485	7.9%	1,230,997	94.5%	$2,147,282	$20.95
Vacant	0	71,110	5.5%	1,302,107	100.0%	$0	$0.00
Total/Weighted Average	136	1,302,107	100.0%			$25,835,908	$20.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Republic Plaza Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	94%	92%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Republic Plaza Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W(1)	U/W $ per SF
Base Rent	$22,407,289	$22,898,843	$23,604,219	$25,835,908	$19.84
Grossed Up Vacant Space	0	0	0	1,563,230	1.20
Total Reimbursables	14,724,359	14,633,467	14,478,856	15,515,162	11.92
Other Income	3,661,351	3,049,725	3,132,723	3,132,723	2.41
Less Vacancy & Credit Loss	0	0	0	(2,191,931)(2)	(1.68)
Effective Gross Income	$40,793,000	$40,582,035	$41,215,798	$43,855,093	$33.68

Total Operating Expenses	$16,038,637	$16,323,922	$16,083,596	$16,311,223	$12.53

Net Operating Income	$24,754,363	$24,258,113	$25,132,202	$27,543,870	$21.15
TI/LC	0	0	0	1,739,755	1.34
Capital Expenditures	0	0	0	260,421	0.20
Net Cash Flow	$24,754,363	$24,258,113	$25,132,202	$25,543,693	$19.62

NOI DSCR(3)	1.50x	1.47x	1.52x	1.67x
NCF DSCR(3)	1.50x	1.47x	1.52x	1.55x
NOI DY(3)	8.8%	8.7%	9.0%	9.8%
NCF DY(3)	8.8%	8.7%	9.0%	9.1%

(1)
The increase in U/W Net Operating Income from the Net Operating Income for trailing 12 months ending June 30, 2012 is primarily attributable to a new lease executed by Wheeler Trigg O’Donnell LLP in June 2012 and the averaging of Encana’s base rent through its lease term.

(2)	The underwritten economic vacancy is 8.0%. The Republic Plaza Property is currently 94.5% physically occupied.
(3)	DSCRs and debt yields are based on the Republic Plaza Loan Combination.

Appraisal.  As of the appraisal valuation date of October 8, 2012, the Republic Plaza Property had an “as-is” appraised value of $535,400,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 5, 2012, there was no evidence of any recognized environmental conditions at the Republic Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Market Overview and Competition.  According to the appraisal, the Republic Plaza Property is located at the northwest corner of 16th Street and Tremont Place in the central business district of Denver, Colorado. The Republic Plaza Property is located approximately 24 miles from Denver International Airport, the fifth busiest airport in the nation, and the second largest in the world by land area.   Access to the Republic Plaza Property is provided by the 16th Street Mall Shuttle and the Denver Regional Transport District bus line as well as Union Station, which is located approximately one mile away from the Republic Plaza Property.  Denver’s central location in the country allows it to serve as a major transportation hub of the western United States and the largest employers are in the trade, transportation and utilities industries.  As of year-end 2011, the unemployment rate for the Denver MSA was 8.6%.

According to the appraisal, the Republic Plaza Property is located within the central business district office submarket, and the appraiser identified a competitive set that contains approximately 4.7 million square feet of office space.   The submarket vacancy and market rental rate for the appraiser’s competitive set is approximately 9.9% and $26.11 per square foot on a triple net basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the Republic Plaza Property:

Competitive Set(1)

	Republic Plaza (Subject)	Tabor Center	1801 California Street	Wells Fargo Center	1900 Sixteenth Street	1800 Larimer Street	Seventeenth Street Plaza
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	--	1.3 miles	0.7 miles	0.1 miles	1.4 miles	1.1 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2002	1985/2000	1982/NAP	1983/NAP	2009/NAP	2010/NAP	1982/NAP
Number of Stories	56	30	52	52	18	22	32
Total GLA	1,302,107 SF	571,722 SF	1,317,046 SF	1,204,089 SF	400,538 SF	495,518 SF	666,653 SF
Total Occupancy	95%	98%	40%	88%	87%	88%	90%

(1)	Information obtained from the appraisal dated October 8, 2012.

The Borrower.  The borrower is comprised of two tenants-in-common (“TIC”), BOP Republic Plaza I LLC and BOP Republic Plaza II LLC.  Each TIC is a single purpose entity with two independent directors and the loan documents prohibit additional TIC sponsors. Each TIC is owned and controlled by Brookfield Properties Investor Corporation, the guarantor of certain nonrecourse carveouts under the Republic Plaza Loan Combination.

The Sponsor.  The sponsor for the Republic Plaza Loan Combination is Brookfield Properties Investor Corporation, which is indirectly owned by Brookfield Office Properties (“BOP”).  BOP is a publically traded REIT (NYSE: BPO) headquartered in Toronto, Ontario and has ownership interests in 108 properties totaling approximately 78.0 million square feet located internationally in the downtown core markets of New York, Washington DC, Houston, Los Angeles, Denver, Toronto, Calgary, Ottawa, Melbourne and Sydney.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $3,495,886 for taxes and $27,217 for replacement reserves.  The loan documents provide for monthly deposits of $499,412 for real estate taxes and $27,217 for replacement reserves.  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied:  (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Sponsor’s Reserves Guaranty.  So long as the Reserves Guaranty Conditions (as defined below) remain satisfied, the Republic Plaza sponsor may deliver a guaranty to the lender and will have no obligation to make any initial or monthly deposits for the following escrows:  (i) a $2,358,462 initial deposit for existing tenant improvements and leasing costs associated with executed leases for the following tenants:  Merrill Lynch, Pierce, Fenner ($675,560), Samson Resources ($455,021), Wheeler Trigg O’Donnell LLP ($378,315), Poseidon ($50,000), Sunshine Silver Mines ($30,000) and Bennington ($8,266); (ii) an initial deposit of $238,060 for future rent credits or abatements associated with executed leases for the following tenants:  Unicom ($157,308), Enterprise Resources ($47,452) and Bennington ($33,300); (iii) an initial deposit of $74,688 for immediate repairs; and (iv) monthly deposits of $140,000 for tenant improvements and leasing commissions.

If at any time the Reserve Guaranty Conditions are not satisfied, the Republic Plaza sponsor will, within 10 days of the lender’s written demand, deposit with the lender an amount that would equal the amount that would have accumulated in each of the reserve accounts (subject to a cap of $5,000,000 for the tenant improvement and leasing commissions escrow) covered by the Republic Plaza sponsor’s guaranty and reserve amounts that would not have been required to be distributed to the Republic Plaza sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

“Reserve Guaranty Conditions” shall mean (i) no event of default has occurred and is continuing; (ii) the long-term credit rating of the Republic Plaza sponsor is rated above BBB- by any of the rating agencies; (iii) no permitted property transfer has occurred; and (iv) the Republic Plaza sponsor owns not less than 10 percent of the indirect legal and beneficial interests in the Republic Plaza borrower.

Lockbox and Cash Management.  The Republic Plaza Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Republic Plaza Property be deposited into the lockbox account within three business days of receipt.

Upon the occurrence of a Cash Trap Event Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NOI debt service coverage ratio falling below 1.32x as tested with respect to each calendar quarter.  A Cash Trap Event Period will expire upon: the cure of such event of default, or the NOI debt service coverage ratio being at least 1.42x for two consecutive calendar quarters.

In the event, the Cash Trap Event Period is caused by (ii) above and an event of default has not occurred or is continuing, the Republic Plaza sponsor may deliver a letter of credit in an amount that would reduce the outstanding principal balance of the Republic Plaza Loan Combination by an amount to cause the NOI debt service coverage ratio to be 1.42x or greater in order to cure a Cash Trap Event Period.

An “Encana Cash Trap Event Period” will occur on June 30, 2017 if Encana does not renew its lease for 452,927 square feet for a term of no less than five years from its lease expiration date, or replacement lease(s) approved by the lender are not signed for 452,927 square feet prior to June 30, 2017.  An Encana Cash Trap Event Period will expire upon (i) the date that funds in the Encana cash trap subaccount equal $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; (ii) the date the borrower delivers a letter of credit equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; or (iii) provided the Reserve Guaranty Conditions are satisfied, the date the borrower delivers to the lender a guaranty equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet.

Property Management.  The Republic Plaza Property is managed by an affiliate of the borrower.

Assumption.  The borrower has unlimited rights to transfer the Republic Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Republic Plaza Companion Loan.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-C10 certificates, the Republic Plaza borrower is permitted to release the Tremont Garage parcel in connection with a partial defeasance subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the borrower will execute documents to amend and restate the Republic Plaza Loan Combination into two substitute notes, one (the “Defeased Note”) having a principal balance equal to $10,132,500 (the “Release Price”) and the other note (the “Undefeased Note”) having a principal balance equal to the excess of (a) the principal amount of the Republic Plaza Loan Combination existing immediately prior to the applicable partial release date, over (b) the amount of the Defeased Note (the “Undefeased Note”).  The Defeased Note and the Undefeased Note will have identical terms and the monthly debt service payment amount shall be divided between the Defeased Note and the Undefeased Note in the same proportion.  The Defeased Note and the Undefeased Note will be cross defaulted and cross collateralized; and (iii) immediately after the release of the Tremont Garage parcel, the debt yield will be greater than the debt yield immediately prior to the proposed partial release date.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Republic Plaza Property; provided, however, if TRIPRA is discontinued or not renewed, the borrower will be require to carry terrorism coverage in an amount at least equal to the lesser of (i) the outstanding principal balance of the Republic Plaza Loan Combination or (ii) the sum of the business income insurance equal to 100% of the projected gross income from the Republic Plaza Property for a 12-month period from the date of casualty plus the full replacement cost.  The loan documents also require business interruption insurance covering no less than the 36-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CONCORD MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Bass Pro Shops
BEST BUY
T.J.maxx
Burlington
BED BATH & BEYOND
OLD NAVY
GAP
OFF 5TH
BAM!
GROUP USA
Finish Line
D&B
XXI FOREVER
AMC THEATRES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Concord Mills
8111 Concord Mills Boulevard
Concord, NC 28027
Kannapolis Lake
Enochville
ROWAN COUNTY
IREDELL COUNTY
Davidson
KANNAPOLIS AMTRAK
Cannon Village
Kannapolis
Lake Fisher
Northlite Shopping Center
River Run Country Club
Huntersville
Northstone Country Club
CABARRUS COUNTY
Carolina Mall
CMC - Northeast Medical Center
Skybrook Golf Club
Concord
MECKLENBURG COUNTY
Concord Regional Airport
Highland Creek Golf Course
Cabarrus Country Club
Rocky River Golf Club at Concord
Frank Liske Park
Mallard Creek Park
Lowe's Motor Speedway
Harrisburg
Verizon Wireless Amphitheater
University Research Park
Village at University Place
Mineral Springs
Statesville Road Park
Carolinas Medical Ctr. - University
University of North Carolina-Charlotte
Charlotte
University City
Charlotte Douglas Intl. Airport 11 miles
Sugar Creek Park & Recr. Center
Newell
Reedy Creek Park
North Park Center
Tryon Hills
Oak Forest
AMTRAK
Mooresville Rd
Davidson-Concord Rd
Davidson Hwy
Poplar Tent Rd
Concord Mills Blvd
Mallard Creek Rd
Union School Rd
University City Blvd
Old Concord Rd
WT Harris Blvd
Mooresville
Cornelius
Lake Norman
Landis
Mint Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Concord Mills

Loan Information				Property Information
	Mortgage Loan Seller:	The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/BBB-/Baa3		Property Type:	Retail
	Original Principal Balance(1):	$110,000,000		Specific Property Type:	Regional Mall
	Cut-off Date Principal Balance(1):	$110,000,000		Location:	Concord, NC
	% of Initial Pool Balance:	8.4%		Size:	1,285,834 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF(1):	$182.76
	Borrower Name:	Mall at Concord Mills Limited Partnership		Year Built/Renovated:	1999/NAP
	Sponsor:	Simon Property Group, L.P.; Kan Am Group		Title Vesting:	Fee
	Mortgage Rate:	3.836%		Property Manager:	Self-managed
	Note Date:	October 15, 2012		3rd Most Recent Occupancy (As of):	92.1% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	95.9% (12/31/2010)
	Maturity Date:	November 1, 2022		Most Recent Occupancy (As of):	96.6% (12/31/2011)
	IO Period:	120 months		Current Occupancy (As of)(3):	98.3% (10/10/2012)
	Loan Term (Original):	120 months
	Seasoning:	1 month		Underwriting and Financial Information:
	Amortization Term (Original):	NAP
	Loan Amortization Type:	Interest-only, Balloon		3rd Most Recent NOI (As of):	$27,847,975 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$28,885,682 (12/31/2011)
	Call Protection:	L(25),D(88),O(7)		Most Recent NOI (As of):	$28,947,661 (TTM 8/31/2012)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		U/W Revenues:	$41,169,453
	Additional Debt Type(1):	Pari Passu		U/W Expenses:	$11,273,235
				U/W NOI:	$29,896,218
				U/W NCF:	$28,618,726
				U/W NOI DSCR(1):	3.27x
	Escrows and Reserves(2):			U/W NCF DSCR(1):	3.13x
				U/W NOI Debt Yield(1):	12.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$435,000,000

Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 24, 2012

Replacement Reserves	$0	Springing	$646,000	Cut-off Date LTV Ratio(1):	54.0%
TI/LC Reserve	$0	Springing	$1,800,000	LTV Ratio at Maturity or ARD(1):	54.0%

(1)
The Concord Mills Loan Combination, totalling $235,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and will be contributed to the WFRBS 2012-C10 Trust.  Note A-1 had an original balance of $125,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value, debt service coverage ratios, and debt yields are based on the Concord Mills Loan Combination.

(2)	See “Escrows” section.
(3)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The Mortgage Loan.  The mortgage loan (the “Concord Mills Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Loan Combination was originated on October 15, 2012 by The Royal Bank of Scotland. The Concord Mills Loan Combination had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.836% per annum.  The Concord Mills Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Concord Mills Loan Combination. The Concord Mills Loan Combination matures on November 1, 2022.

Note A-2 will be contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Concord Mills Mortgage Loan”). Note A-1 had an original principal balance of $125,000,000, is expected to be contributed to a future trust, and will, generally to the extent included in a future trust, represent the controlling interest in the Concord Mills Loan Combination (the “Concord Mills Companion Loan”). See “Description of the Mortgage Pool – Split Loan Structures – The Concord Mills Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing of the Pari Passu Mortgage Loans” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Following the lockout period, the borrower will have the right to defease the Concord Mills Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Concord Mills Loan Combination is prepayable without penalty on or after May 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$235,000,000	100.0%	Loan payoff(1)	$155,524,336	66.2%
			Reserves	0	0.0
			Closing costs	883,389	0.4
			Return of equity	78,592,275	33.4
Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	The Concord Mills Property was previously securitized in JPMCC 2003-C1.

The Property.  The Concord Mills Property is an approximately 1.3 million square foot single-level, regional mall located across Interstate 85 from the Charlotte Motor Speedway in Concord, North Carolina, approximately 14 miles north of the Charlotte, North Carolina central business district. The Concord Mills Property is anchored by Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres and Dave & Buster’s.  The Concord Mills Property opened in 1999 and as of October 10, 2012, the Concord Mills Property was 98.3% leased by approximately 151 tenants, excluding seasonal and temporary tenants. In-line stores include Saks Fifth Avenue Off 5th, Michael Kors, Polo Ralph Lauren Factory Store, Coach, Tommy Hilfiger, Forever 21, Nike Factory Outlet and more than 145 other retailers and restaurants.  The five largest tenants, Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres, Dave & Buster’s and TJ Maxx & More (representing aggregately 33.0% of net rentable area and 20.6% of base rent), have been at the Concord Mills Property since it was developed in 1999. In aggregate, tenants representing a total of 48.8% of net rentable area have been at the Concord Mills Property since it was developed in 1999.

For the trailing 12-month period ending July 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $417 per square foot. Occupancy costs for comparable tenants occupying less than 10,000 square feet averaged 11.0% for the trailing 12-month period ending July 31, 2012.

The following table presents certain information relating to the tenancies at the Concord Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.5%	$9.09	$1,225,000	5.1%	$348	2.7%	9/10/2014(5)
Burlington Coat Factory	NR/B3/B-	100,498	7.8%	$5.50	$552,739	2.3%	$109	6.1%	1/31/2015(6)
Total Anchor Tenants		235,288	18.3%	$7.56	$1,777,739	7.4%

Major Tenants

AMC Theatres	NR/NR/NR	83,732	6.5%	$21.00	$1,758,372	7.3%	(7)	17.8%	9/30/2019
Dave & Buster’s	NR/NR/NR	53,077	4.1%	$18.00	$955,386	4.0%	$148	15.8%	8/28/2014
Forever 21	NR/NR/NR	29,367	2.3%	$25.54	$750,000	3.1%	$398	8.4%	6/30/2022
T.J. Maxx & More	NR/A3/A	51,937	4.0%	$9.25	$480,417	2.0%	$227	4.9%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	35,515	2.8%	$10.25	$364,029	1.5%	$243	4.8%	1/31/2015
Best Buy	BB+/Baa2/BB+	35,807	2.8%	$9.00	$322,263	1.3%	NAP(8)	NAV	1/31/2021
Total Major Tenants		289,435	22.5%	$16.00	$4,630,467	19.2%

Non-Major Tenants		738,697	57.4%	$23.93	$17,675,703	73.4%

Occupied Collateral(9)		1,263,420	98.3%	$19.06	$24,083,909	100.0%

Vacant Space		22,414	1.7%

Collateral Total		1,285,834	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual Underwritten Base Rent includes contractual rent steps through June 2013.
(3)	Sales and Occupancy Costs are for the trailing 12-month period ending July 31, 2012.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent as applicable.
(5)	Bass Pro Shops Outdoor has seven, five-year extension options remaining.
(6)	Burlington Coat Factory has three, five-year extension options remaining.
(7)	AMC Theatres operates with 24 screens at the Concord Mills Property and had sales per screen of $432,755 for the trailing 12-month period ending July 31, 2012.
(8)	Best Buy is not required to report sales under its lease.
(9)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Concord Mills Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 7/31/2012
Bass Pro Shops Outdoor	$333	$330	$347	$348
Burlington Coat Factory	$122	$116	$117	$109
AMC Theatres	(2)	(2)	(2)	(2)
Dave & Buster’s	$147	$139	$139	$148
Forever 21(3)	$565	$565	$691	$398
T.J. Maxx & More	$234	$240	$236	$227
Bed Bath & Beyond	$227	$213	$232	$243
Best Buy(4)	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(5)	$357	$387	$389	$417
Occupancy Costs(5)	12.5%	11.6%	11.8%	11.0%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for AMC Theatres (24 screens) were $381,609, $423,684, $524,930 and $432,755 in 2009, 2010, 2011 and the trailing 12-month period ending July 31, 2012, respectively.
(3)
In 2012, Forever 21 expanded its space from 6,735 square feet (0.5% of net rentable square footage) to 29,367 square feet (2.3% of net rentable square footage). The TTM sales per square foot is based on the larger space, while 2009, 2010 and 2011 sales are based on the smaller space.

(4)	Best Buy is not required to report sales.
(5)	Represents tenants less than 10,000 square feet who were in occupancy since July 31, 2010, the date which is two years before the end of the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	6	11,287	0.9%	11,287	0.9%	$461,889	$40.92
2013	9	30,695	2.4%	41,982	3.3%	$531,534	$17.32
2014	27	311,345	24.2%	353,327	27.5%	$4,968,410	$15.96
2015	21	294,281	22.9%	647,608	50.4%	$4,140,120	$14.07
2016	16	83,196	6.5%	730,804	56.8%	$1,742,723	$20.95
2017	19	75,644	5.9%	806,448	62.7%	$2,208,596	$29.20
2018	6	48,458	3.8%	854,906	66.5%	$1,257,428	$25.95
2019	12	167,501	13.0%	1,022,407	79.5%	$3,534,195	$21.10
2020	9	39,627	3.1%	1,062,034	82.6%	$1,022,813	$25.81
2021	11	95,691	7.4%	1,157,725	90.0%	$1,824,284	$19.06
2022	13	70,735	5.5%	1,228,460	95.5%	$1,976,407	$27.94
Thereafter	2	34,960	2.7%	1,263,420	98.3%	$415,510	$11.89
Vacant(4)	0	22,414	1.7%	1,285,834	100.0%	$0	$0.00
Total/Weighted Average	151	1,285,834	100.0%			$24,083,909	$19.06

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The following table presents historical occupancy percentages at the Concord Mills Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	96%	97%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Concord Mills Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W	U/W $ per SF
Base Rent	$22,574,643	$23,060,961	$23,346,699	$24,083,909	$18.73
Grossed Up Vacant Space	0	0	0	1,026,037	0.80
Percentage Rent(1)	625,318	493,317	579,610	942,075	0.73
Total Reimbursables	10,763,810	11,760,012	11,954,838	12,299,356	9.57
Other Income	5,055,387	5,006,296	4,860,357	4,860,357	3.78
Less Vacancy & Credit Loss	68,928	30,110	(207,365)	(2,042,281)(2)	(1.59)
Effective Gross Income	$39,088,086	$40,350,696	$40,534,139	$41,169,453	$32.02

Total Operating Expenses	$11,240,111	$11,465,014	$11,586,478	$11,273,235	$8.77
Net Operating Income	$27,847,975	$28,885,682	$28,947,661	$29,896,218	$23.25
TI/LC	0	0	0	956,034	0.74
Capital Expenditures	0	0	0	321,459	0.25
Net Cash Flow	$27,847,975	$28,885,682	$28,947,661	$28,618,726	$22.26

NOI DSCR(3)	3.05x	3.16x	3.17x	3.27x
NCF DSCR(3)	3.05x	3.16x	3.17x	3.13x
NOI DY(3)	11.9%	12.3%	12.3%	12.7%
NCF DY(3)	11.9%	12.3%	12.3%	12.2%

(1)	Percentage Rent includes $481,355 of percentage rent in lieu of base rent and $460,720 of percentage overage rent.
(2)	The underwritten economic vacancy is 4.9%. The Concord Mills Property is currently 98.3% physically occupied.
(3)	DSCRs and debt yields are based on the Concord Mills Loan Combination.

Appraisal.  As of the appraisal valuation date of September 24, 2012, the Concord Mills Property had an “as-is” appraised value of $435,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated September 25, 2012, there was no evidence of any recognized environmental conditions at the Concord Mills Property.

Market Overview and Competition.  The Concord Mills Property is located in Concord, North Carolina, approximately 14 miles northeast of the Charlotte central business district. The Concord Mills Property is located in a commercial area approximately two miles west of Charlotte Motor Speedway, and 1.5 miles north of the intersection of Interstate 85 and Interstate 485.

According to the appraisal, population within a 15-mile radius of the Concord Mills Property (the primary trade area) was reported as 828,654 in 2012, representing a 2.7% compounded annual growth rate since 2000. Within the same radius, average household income was recorded as $66,287 in 2012, representing a 1.0% compounded annual growth rate since 2000, which is in line with both the Charlotte central business district and national average household income of $69,255 and $67,303, respectively.

The appraiser estimated triple net market rent for in-line retail suites under 10,000 square feet to be $25.83 per square foot, excluding kiosk, restaurant and jewellery tenants. Additionally, based on an average of comparable properties, the appraiser projected a vacancy rate of four percent based on historical occupancy at the Concord Mills Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Concord Mills Property:

Competitive Set(1)

	Concord Mills (Subject)	Afton Ridge SC	Shoppes at University Place	Carolina Mall	Northlake Mall
Location	Concord, NC	Concord, NC	Charlotte, NC	Concord, NC	Charlotte, NC
Distance from Subject	––	5.0 miles	6.0 miles	10.0 miles	11.0 miles
Property Type	Regional Mall	Anchored	Anchored	Regional Mall	Regional Mall
Year Built/Renovated	1999/NAP	2006/NAP	1984/2011	1972/1999	2005/NAP
Anchors	Bass Pro Shops Outdoor, Burlington Coat, AMC Theatre, TJ Maxx	Target, Dick’s, Best Buy, Marshall’s	Dick’s, Office Depot, Old Navy, TJ Maxx	Belk, JC Penney, Sears	Belk, Dick’s, Dillard’s, Hecht’s, AMC Theatres
Total GLA	1,285,834 SF	503,366 SF	801,295 SF	554,270 SF	1,096,719 SF
Total Occupancy	98%	98%	76%	99%	98%

(1)	Information obtained from the appraisal dated October 4, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

The Borrower.  The borrower is Mall at Concord Mills Limited Partnership, a Delaware limited partnership which is 99.0% owned by Concord Mills Mall Limited Partnership, the limited partner, and 1.0% owned by Mall at Concord Mills GP, LLC, the general partner of the borrowing entity. Concord Mills GP, LLC is, in turn, 100.0% owned by Concord Mills Limited Partnership, the limited partner. The borrowing entity is a single purpose entity with two independent directors and is 59.3% owned by entities owned and controlled by Simon Property Group, L.P. (“SPG”) and 40.8% owned by entities owned and controlled by the Kan Am Group. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Concord Mills Mortgage Loan. Simon Property Group, L.P. is the sole guarantor of certain nonrecourse carveouts under the Concord Mills Mortgage Loan.

The Sponsor.  The sponsor for the Concord Mills Mortgage Loan is a joint venture between SPG and Kan Am Group. SPG is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising 245 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana. Kan Am Group, founded in 1978 and based in Germany, is a private asset manager of international real estate investments.

Escrows.  No monthly tax escrow is required so long as no Lockbox Event (as defined below) has occurred or is continuing under the Concord Mills Loan Combination. No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Concord Mills Loan Combination and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserve is required so long as no Lockbox Event has occurred or is continuing.

Lockbox and Cash Management.  The Concord Mills Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Lockbox Event (as defined below) all funds on deposit in the lockbox account are swept into the property manager’s operating account on a weekly basis. During a Lockbox Event, all funds on deposit in the lockbox account are swept on a weekly basis (or on each business day during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring (i) the occurrence and continuance of an event of default; (ii) the commencement of any bankruptcy action against the borrower or the property manager; or (iii) as of the last day of any calendar quarter during the Concord Mills Loan Combination term, the debt service coverage ratio is less than 1.50x for two consecutive calendar quarters. If a Lockbox Event is triggered by (i) above, the Lockbox Event will end with the acceptance by the lender of a cure of such event of default. If a Lockbox Event is triggered by (ii) above, the Lockbox Event will end upon replacement of the manager by the borrower with an acceptable replacement manager. Finally, if a Lockbox Event is triggered by (iii) above, the Lockbox Event will end upon the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Property Management.  The Concord Mills Property is currently managed by an affiliate of the borrower.

Assumption.  Other than during the period that is 60 days prior to and 60 days following a securitization, the borrower has the right to transfer the entire Concord Mills Property or greater than 50% of the aggregate interests in the borrower in one or a series of related transactions to one or more Qualified Transferees (as defined below), without the consent of the lender, subject to certain conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing under the Concord Mills Mortgage Loan; (ii) the lender receives written confirmation from DBRS, Moody’s and Kroll that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan; and (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer.  If the transfer is not to a Qualified Transferee, the lender may not unreasonably withhold, condition or delay its consent to any other transfer of the entire Concord Mills Property or entire interest in the borrower under the Concord Mills Mortgage Loan Combination, provided that certain conditions set forth in the Concord Mills Mortgage Loan documents are met.

A “Qualified Transferee” is (a) any person or its affiliate (provided that such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates at least five “regional malls” totaling at least in the aggregate 10,000,000 square feet of gross leasable area; or (b) any person who has a net worth in excess of $1,000,000,000; or (c) any person, provided that the lender has received written confirmation from DBRS, Moody’s and Kroll that the assumption to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan. In no event, however, may a person be deemed a Qualified Transferee if such person (a) is an embargoed person, (b) is or has during the previous 10 years been subject of a bankruptcy proceeding or (c) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release.  The borrower may obtain a release of certain immaterial or non-income producing portions of the Concord Mills Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Concord Mills Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

Dayton Mall
2700 Miamisburg Centerville Road
Dayton, OH 45459
James M. Cox Dayton International Airport
Clayton
Englewood Reserve
Englewood
Vandalia
MIAMI COUNTY
Carriage Hill Metropark
Columbus 56 miles
Huber Heights
CLARK COUNTY
Little York Rd
Old Salem Rd
Taylorsville Rd
Chambersburg Rd
Meadowbrook Country Club
Moss Creek Golf Club
Union Rd
Shiloh
Northridge
Shiloh Springs Rd
Needmore Rd
Dayton-Springfield Rd
Sycamore State Park
Trotwood
Wolf Creek Pike
Siebenthaler Ave
Deweese Park
Eagle Golf Course
Wright-Patterson Air Force Base
Riverside
Fairborn
Larch Tree Golf Course
Little Richmond Rd
Gettysburg Ave
Philadelphia Dr
Triangle Park
Eastwood Park
Wright State University
National Museum of the US Air Force
Colonel Glenn Hwy
Dayton
Hoover Ave
Oakridge Dr
Downtown Dayton
Dayton Aviation Heritage Nat'l Historical Park
3rd St
Burkhardt Rd
Mall at Fairfield Commons
The Shops at Beavercreek
Beavercreek Golf Club
GREENE COUNTY
MONTGOMERY COUNTY
Nicholas Rd
Madden Golf Course
Univ. of Dayton Arena
University of Dayton
Patterson Rd
Walnut Grove Golf Course
Beavercreek
Fairground Rd
Dayton Xenia Rd
Oakwood
Kettering
Shakertown Rd
Moraine
Dorothy Ln
Stroop Rd
The Greene Town Center
Indian Ripple Rd
West Carrollton
Moraine Country Club
NCR Country Club
Xenia
2nd St
Rahn Rd
Central Ave
Woodbourne
Whipp Rd
Feedwire Rd
Upper Bellbrook Rd
Sugar Valley Country Club
Miamisburg
Germantown
Mad River Rd
Grant Park
Centerville
Sugarcreek Plaza
Miamisburg Plaza
Sycamore Hospital
Southview Hospital
Cross Pointe Center
Bellbrook
Franklin St
Lower Bellbrook Rd
LexisNexis
Spring Valley Pike
Yankee Trace Golf Course
Austin Rd
Carlisle
Fairview Dr
Social Row Rd
Pennyroyal Rd
Co Hwy 46
Five Points
Franklin
Sycamore Creek Country Club
WARREN COUNTY
Springboro
Heatherwoode Golf Club
Middletown
Cincinnati 37 miles
Richmond
Eaton
Trotwood
Huber Heights
Dayton
Fairborn
Beavercreek
Xenia
Kettering
Miamisburg
Centerville
OHIO
INDIANA
Franklin
Five Points
Waynesville
Oxford
Middletown
Trenton
Monroe
Lebanon
Hamilton
West Chester Twp.
Mason
Wilmington
Fairfield
Landen
Blanchester
Forest Park
Montgomery
Reading
Norwood
Milford
Greendale
Cincinnati
Covington
Fort Thomas
Mt. Carmel
Mt. Orab
Florence
KENTUCKY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dayton Mall

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Retail
	Original Principal Balance:	$82,000,000		Specific Property Type:	Regional Mall
	Cut-off Date Principal Balance:	$82,000,000		Location:	Dayton, OH
	% of Initial Pool Balance:	6.3%		Size:	778,487 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF:	$105.33
	Borrower Name:	Dayton Mall II, LLC		Year Built/Renovated:	1970/2012
	Sponsor:	Glimcher Properties Limited Partnership		Title Vesting:	Fee
	Mortgage Rate:	4.570%		Property Manager:	Self-managed
	Note Date:	August 22, 2012		3rd Most Recent Occupancy (As of):	94.2% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	96.1% (12/31/2010)
	Maturity Date:	September 1, 2022		Most Recent Occupancy (As of):	94.9% (12/31/2011)
	IO Period:	60 months		Current Occupancy (As of)(2):	92.2% (7/24/2012)
	Loan Term (Original):	120 months
	Seasoning:	3 months		Underwriting and Financial Information:
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$10,544,377 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$10,438,840 (12/31/2011)
	Call Protection:	L(27),D(89),O(4)		Most Recent NOI (As of):	$10,437,303 (TTM 6/30/2012)
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt:	None
	Additional Debt Type:	NAP		U/W Revenues:	$18,220,700
				U/W Expenses:	$8,025,764
	Escrows and Reserves(1):			U/W NOI:	$10,194,936
				U/W NCF:	$9,457,177
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.03x
Taxes	$0	Springing	NAP	U/W NCF DSCR:	1.88x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	12.4%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield:	11.5%
Deferred Maintenance	$1,517,001	$0	NAP	As-Is Appraised Value(3):	$132,000,000
TI/LC	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 1, 2012
Dress Barn Reserve	$456,667	$0	NAP	Cut-off Date LTV Ratio(3):	62.1%
Dick’s Sporting Goods	$3,711,437	$0	NAP	LTV Ratio at Maturity or ARD(3):	56.9%

(1)	See “Escrows” section.
(2)
Occupancy includes 55,337 square feet of temporary tenants that were not included in Annual U/W Base Rent. Current Occupancy includes the dark Linens N More space (30,625 square feet or 3.9% of net rentable area). No rent has been underwritten for this tenant.

(3)
The appraised value was $125,000,000, assuming the second largest tenant, Dick’s Sporting Goods, was not in-place and renovations had not been completed as of April 25, 2012. The As-Is Appraised Value represents the value given that Dick’s Sporting Goods is in-place and that renovations were completed.

The Mortgage Loan.  The mortgage loan (the “Dayton Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Dayton, Ohio (the “Dayton Mall Property”).  The Dayton Mall Mortgage Loan was originated on August 22, 2012 by Wells Fargo Bank, National Association. The Dayton Mall Mortgage Loan had an original principal balance of $82,000,000, has an outstanding principal balance as of the Cut-off Date of $82,000,000 and accrues interest at an interest rate of 4.570% per annum.  The Dayton Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Dayton Mall Mortgage Loan matures on September 1, 2022.

Following the lockout period, the borrower has the right to defease the Dayton Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Dayton Mall Mortgage Loan is prepayable without penalty on or after June 1, 2022.

Sources and Uses

Sources			Uses
Original loan amount	$82,000,000	100.0%	Loan payoff	$50,031,597	61.0%
			Reserves	5,685,105	6.9
			Return of equity	26,283,298	32.1
Total Sources	$82,000,000	100.0%	Total Uses	$82,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

The Property.  The Dayton Mall Property is an enclosed two-story regional mall located in Dayton, Ohio, which is anchored by Macy’s (not part of the collateral), Elder Beerman (not part of the collateral), Sears (not part of the collateral) and JC Penney that contains approximately 1.4 million square feet of which 778,487 square feet secures the Dayton Mall Mortgage Loan. The property is situated on 56.3 acres and was built in 1970. The Dayton Mall Property was renovated in 1984, 1996, 2006 and 2012. The 2006 renovation included the addition of an 85,000 square foot lifestyle component, which the sponsor invested approximately $30.0 million to complete. The 2012 renovation included the construction of a Dick’s Sporting Goods, which opened November 7, 2012.  Parking is provided by 5,748 surface spaces resulting in a parking ratio of four spaces per every 1,000 square feet of gross leasable area.  The Dayton Mall Property’s mix of in-line tenants includes American Eagle, Express, Aeropostale, Victoria’s Secret and Forever 21. For the trailing 12-month period ending August 31, 2012, comparable in-line sales (for tenants occupying less than 10,000 square feet) averaged $315 per square foot and for the same period comparable in-line occupancy costs (for tenants occupying less than 10,000 square feet) averaged 11.6%.  As of July 24, 2012, the Dayton Mall Property was 92.2% leased.

The following table presents certain information relating to the tenancies at the Dayton Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Macy's	BBB/Baa3/BBB	268,943	ANCHOR-OWNED - NOT PART OF THE COLLATERAL
Elder Beerman	B-/B3/B-	203,548	ANCHOR-OWNED - NOT PART OF THE COLLATERAL
Sears	B/B3/CCC+	185,790	ANCHOR-OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB-/Ba3/B-	178,686	23.0%	$4.27	$762,552	7.1%	$134	3.3%	3/31/2016(4)
Dick’s Sporting Goods	NR/NR/NR	50,000	6.4%	$11.25	$562,500	5.3%	NAV(5)	NAV(5)	10/31/2022
Total Anchor Tenants – Collateral		228,686	29.4%	$5.79	$1,325,052	12.4%

Major Tenants – Collateral
DSW Shoe Warehouse	NR/NR/NR	22,314	2.9%	$16.00	$357,024	3.3%	NAV(6)	NAV(6)	1/31/2023
Osterman’s Jewelers	NR/NR/NR	2,468	0.3%	$101.30	$250,000	2.3%	$668	18.4%	1/31/2015
Forever 21	NR/NR/NR	11,358	1.5%	$22.00	$249,876	2.3%	$247	15.5%	8/31/2013
Ulta Cosmetics	NR/NR/NR	9,461	1.2%	$26.00	$245,986	2.3%	$329	10.5%	8/31/2017
Old Navy	BBB-/Baa3/BB+	17,276	2.2%	$14.00	$241,864	2.3%	$260	5.4%	7/31/2015
Total Major Tenants – Collateral		62,877	8.1%	$21.39	$1,344,750	12.6%

Non-Major Tenants – Collateral		426,587	54.8%	$18.85	$8,039,630	75.1%

Occupied Collateral Total		718,150(7)	92.2%(7)	$14.91	$10,709,432	100.0%

Vacant Space		60,337	7.8%

Collateral Total		778,487	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending August 31, 2012.
(3)	Occupancy costs include base rents, reimbursements and percentage rent, as applicable.
(4)	JC Penney has five 5-year renewal options.
(5)
Sales and occupancy costs are unavailable as Dick’s Sporting Goods recently opened on November 7, 2012. An upfront reserve is in place related to the cost of construction of the Dick’s Sporting Good’s space, five months of Dick’s Sporting Goods rent and outstanding leasing commissions.

(6)	Sales and occupancy costs are unavailable for the full trailing 12 months as DSW Shoe Warehouse was relocated in February 2012 as a result of the Dick’s Sporting Goods construction.
(7)	Occupied Collateral Total includes the dark Linens N More space (30,625 square feet or 3.9% of net rentable area). No rent has been underwritten for this tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Dayton Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 8/31/2012
Macy’s	NAV	NAV	NAV	NAV
Elder Beerman	NAV	NAV	NAV	NAV
Sears	NAV	NAV	NAV	NAV
JC Penney	$141	$136	$135	$134
Dick’s Sporting Goods(2)	NAP	NAP	NAP	NAP

Total In-line (<10,000 square feet)(3)	$287	$298	$307	$315
Occupancy Costs(3)(4)	NAV	NAV	NAV	11.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales and occupancy costs are unavailable as the Dick’s Sporting Goods recently opened on November 7, 2012.
(3)
Represents tenants less than 10,000 square feet who were in occupancy during the past three reporting periods and reported a full 12 months of sales. Excludes all major tenants and tenants that did not report 12 months of sales.

(4)
Historical in-line tenant rent and reimbursements have changed due to rent steps and fluctuation in CAM charges. Historical rent rolls are not available; therefore, reliable historical occupancy costs cannot be calculated.

The following table presents certain information relating to the lease rollover schedule at the Dayton Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012(4)	10	17,282	2.2%	17,282	2.2%	$146,000	$8.45
2013(5)	21	56,387	7.2%	73,669	9.5%	$853,955	$15.14
2014(6)	22	54,047	6.9%	127,716	16.4%	$1,285,367	$23.78
2015(7)	24	89,473	11.5%	217,189	27.9%	$1,626,409	$18.18
2016	16	244,938	31.5%	462,127	59.4%	$2,458,903	$10.04
2017	17	69,731	9.0%	531,858	68.3%	$1,531,415	$21.96
2018	7	19,097	2.5%	550,955	70.8%	$558,785	$29.26
2019	2	11,511	1.5%	562,466	72.3%	$361,567	$31.41
2020	8	54,873	7.0%	617,339	79.3%	$521,079	$9.50
2021	2	5,069	0.7%	622,408	80.0%	$190,000	$37.48
2022	4	67,428	8.7%	689,836	88.6%	$708,928	$10.51
Thereafter	2	28,314	3.6%	718,150	92.2%	$467,024	$16.49
Vacant	0	60,337	7.8%	778,487	100.0%	$0	$0.00
Total/Weighted Average	135	778,487	100.0%			$10,709,432	$14.91

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy includes 13,426 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(5)	Occupancy includes 25,997 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(6)	Occupancy includes 10,575 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(7)	Occupancy includes 5,339 square feet of temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Dayton Mall Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	96%	95%

(1)	Information obtained from borrower rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dayton Mall Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W(1)	U/W $ per SF
Base Rent	$10,980,979	$10,350,804	$10,105,022	$10,151,645(2)	$13.04
Grossed Up Vacant Space	0	0	0	873,847	1.12
Percentage Rent	597,773	631,387	602,210	631,387	0.81
Total Reimbursables	4,661,761	5,033,766	4,919,875	5,171,535	6.64
Other Income	1,919,403	2,083,767	2,121,315	2,266,133	2.91
Less Vacancy & Credit Loss	(568,312)	(316,828)	(274,506)	(873,847)(3)	(1.12)
Effective Gross Income	$17,591,605	$17,782,896	$17,473,916	$18,220,700	$23.41

Total Operating Expenses	$7,047,228	$7,344,056	$7,036,613	$8,025,764	$10.31

Net Operating Income	$10,544,377	$10,438,840	$10,437,303	$10,194,936	$13.10
TI/LC	0	0	0	582,061	0.75
Capital Expenditures	0	0	0	155,697	0.20
Net Cash Flow	$10,544,377	$10,438,840	$10,437,303	$9,457,177	$12.15

NOI DSCR	2.10x	2.08x	2.08x	2.03x
NCF DSCR	2.10x	2.08x	2.08x	1.88x
NOI DY	12.9%	12.7%	12.7%	12.4%
NCF DY	12.9%	12.7%	12.7%	11.5%

(1)	The increase in U/W Effective Gross Income from TTM June 30, 2012 to Underwritten is due to Dick’s Sporting Goods, which opened in November 2012 and Dress Barn, which opened in June 2012.
(2)	The U/W Base Rent is net of an occupancy cost adjustment of $557,787.
(3)
The underwritten economic vacancy is 7.9%. The Dayton Mall Property is currently 88.3% physically occupied and 92.2% leased when taking the dark Linens N More space (30,625 square foot or 3.9% of net rentable area) into consideration. No Base Rent or Grossed Up Vacancy has been underwritten for this tenant.

Appraisal.  As of the appraisal valuation date of December 1, 2012, the Dayton Mall Property had an appraised value of $132,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated May 2, 2012, there was no evidence of any recognized environmental conditions at the Dayton Mall Property.

Market Overview and Competition.  According to the appraisal, the Dayton Mall Property is located in the Dayton, Ohio metropolitan statistical area. The Dayton Mall Property is located at the intersection of Interstate 75 and Interstate 675, approximately 11 miles south of the Dayton central business district. Dayton is home to three large universities: The University of Dayton, Wright State University and Miami University, which report student enrollments of approximately 11,000, 18,000 and 17,000, respectively. Dayton is also home to Wright Patterson Air Force Base, one of the largest bases in the Air Force. Wright Patterson Air Force Base is headquarters for the Air Force Materiel Command and is also the location of the Wright-Patterson Medical Center, along with the National Museum of the United States Air Force. The population within a five-mile and 10-mile radius of the Dayton Mall Property is 130,006 and 406,558, respectively.  The average household income within the same five-mile and 10-mile radii is $74,522 and $63,335, respectively.

According to the appraisal, the Dayton Mall Property’s competitive set consists of six regional malls/lifestyle centers. The appraiser concluded to a competitive property vacancy of 7.0%, and an overall market rent of $14.13 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Dayton Mall Property:

Competitive Set(1)

	Dayton Mall (Subject)	The Greene	The Mall at Fairfield Commons	Cincinnati Premium Outlets	Upper Valley Mall	Miami Valley Centre Mall
Location	Dayton, OH	Dayton, OH	Beavercreek, OH	Monroe, OH	Springfield, OH	Piqua, OH
Distance from Subject	––	10.5 miles	17.5 miles	17.8 miles	35.7 miles	40.0 miles
Property Type	Super Regional Mall	Lifestyle Center	Super Regional Mall	Outlet Center	Regional Mall	Regional Mall
Year Built/Renovated	1970/2012	2006/2008	1993/2006	2009/NAV	1971/2003	1988/NAV

Anchors	Macy’s, Elder Beerman, Sears, JC Penney, Dick’s	Von Maur, Cinema Delux	Elder Beerman, JC Penney, Sears, Macy’s	NAP	Elder Beerman, JC Penney, Macy’s, Sears	Elder Beerman, JC Penney, Sears
Total GLA	1,435,743 SF	790,000 SF	1,052,640 SF	425,000 SF	728,913 SF	564,167 SF
Total Occupancy	92%	89%	94%	92%	97%	89%

(1)	Information obtained from the appraisal dated April 25, 2012.

The Borrower.  The borrower is Dayton Mall II, LLC, a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dayton Mall Mortgage Loan.  Glimcher Properties Limited Partnership, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Dayton Mall Mortgage Loan.

The Sponsor.  The sponsor for the Dayton Mall Mortgage Loan is Glimcher Properties Limited Partnership, a subsidiary of Glimcher Realty Trust (“Glimcher”).  Based in Columbus, Ohio, Glimcher was formed in 1994 to continue and expand the operations of The Glimcher Company, initially founded in 1959 by Herbert Glimcher. Glimcher owns and/or manages a total of 28 properties in 15 states aggregating approximately 21.6 million square feet of gross leasable area. Of the 28 properties, 25 are enclosed and open-air regional shopping centers. In 2009 and 2012, Glimcher had ownership interests in two malls that either were the subject of deeds in lieu of foreclosure or were modified due to default. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents do not require monthly escrows for real estate taxes or insurance provided a Cash Trap Event Period (as defined below) does not exist. The loan documents do not require monthly escrows for replacement reserves or tenant improvements and leasing commissions provided the actual debt service coverage ratio is greater than or equal to 1.75x. In the event the actual debt service coverage ratio is less than 1.75x, the borrower is required to deposit monthly replacement reserves in an amount equal to $12,975 and monthly tenant improvement and leasing commissions equal to $57,091.

A “Cash Trap Event Period” will exist upon the occurrence and continuance of an event of default or the U/W NOI Debt Yield, as of the last day of the calendar month immediately preceding the applicable date of calculation, being less than 9.75%

Upon origination, the borrower was required to make an initial deposit of $456,667 into a tenant specific tenant improvements and leasing commissions account in connection with outstanding tenant improvement allowances for Dress Barn and $3,711,437 for the remaining cost of construction of the Dick’s Sporting Good’s space, five months of Dick’s Sporting Goods rent and outstanding leasing commissions. Dick’s Sporting Goods opened on November 7, 2012. This reserve is likely to be released in the near term.

Lockbox and Cash Management.  The Dayton Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Dayton Mall Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

Property Management.  The Dayton Mall Property is managed by an affiliate of the borrower.

Assumption.  On or after August 22, 2013, the borrower has a two-time right to transfer the Dayton Mall Property and cause an assumption of the Dayton Mall Mortgage Loan, provided that no event of default has occurred and is continuing under the Dayton Mall Mortgage Loan and that certain other conditions are satisfied, including (i) the transferee satisfies underwriting and credit requirements, including but not limited to experience, financial strength, general business standing and satisfactory references; (ii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iii) the lender receives confirmation from DRBS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates. Additionally, transfers of equity interests in the borrower are permitted so long as Glimcher Realty Trust owns more than 30.0% of direct or indirect equity interests in Glimcher Properties Limited Partnership (“GPLP”) (and controls GPLP) and the borrower or a Qualified Equity Holder (as defined below) owns more than 51.0% of the direct or indirect equity interests in GPLP (and controls GPLP).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

A “Qualified Equity Holder” means an entity which meets certain criteria, including but not limited to (i) total assets in name or under management in excess of $200.0 million; (ii) is regularly engaged in the business of owning and operating properties similar to the Dayton Mall Property; and (iii) the lender receives confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Additional Indebtedness.  Glimcher Properties Limited Partnership (“GPLP”) is permitted to pledge its indirect ownership of the borrower to a “Qualified Pledgee” (generally defined as an entity with $600.0 million in assets under management and shareholder equity of at least $250.0 million), subject to certain conditions, including: (i) no more than 49% of equity ownership interest in the borrower may be pledged; (ii) the credit facility must be recourse to GPLP and is secured by a substantial portion of its assets; (iii) the repayment of the credit facility relies substantially on cash flow assets other than the Dayton Mall Property; and (iv) no event of default has occurred or is continuing.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Dayton Mall Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

MICHIGAN
ONTARIO
Lake Michigan
Lake Huron
Lake Erie
Milwaukee
Chicago
Detroit
Toledo
Cleveland
INDIANA
OHIO
Indianapolis
Columbus
Pittsburgh
Toronto

ADIRONDACK STATE PARK
Utica
Albany
Glens Falls
Saratoga Springs
Schenectady
Johnstown
Gloversville
Amsterdam

STAG REIT Portfolio

100 Papercraft Park	O'Hara Township, PA	2500-2700 South Eastmoor Street	Wichita, KS
1521 Kepner Drive	Lafayette, IN	506 South 58th Terrace	Kansas City, KS
3940 Pierson Road	Lansing, MI	2502 South Eastmoor Street	Wichita, KS
22500 Venture Drive	Novi, MI	143 Sal Landrio Drive	Gloversville, NY
4757 128th Avenue	Holland, MI	125 Union Avenue	Johnstown, NY
1020-1040 Kepner Drive	Lafayette, IN	208-210 Maxwell Avenue	Greenwood, SC
42600 Merrill Road	Sterling Heights, MI	1969 Wilson Avenue	Parsons, KS
2351 East Lowe Road	Marion, IN	231 Enterprise Road	Johnstown, NY
1026 Kepner Drive	Lafayette, IN	136 Balsams Drive	Gloversville, NY
One Michelin Drive	Independence, VA	2750 South Rock Road	Wichita, KS
156 Enterprise Road	Johnstown, NY	125 Balsams Drive	Gloversville, NY
122 Balsams Drive	Gloversville, NY	8 Clermont Street	Johnstown, NY
215 Mill Avenue	Greenwood, SC	2508 South Eastmoor Street	Wichita, KS
18 Downing Drive	Phenix City, AL	100 Holloway Road	Ware Shoals, SC

NEBRASKA
IOWA
Lincoln
KANSAS
Kansas City
Topeka
Lawrence
Wichita
MO
OKLAHOMA
Tulsa

KENTUCKY
VIRGINIA
TENNESSEE
NORTH CAROLINA
Raleigh
Charlotte
Atlanta
GEORGIA
SOUTH CAROLINA
Charleston
Savannah
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$68,815,340			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$68,815,340			Location:	Various – See Table
% of Initial Pool Balance:	5.3%			Size:	3,630,021 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$18.96
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	STAG Industrial Operating Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager(4):	Various
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of):	98.8% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.7% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	98.5% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(5):	98.0% (8/30/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$11,370,085 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,022,549 (12/31/2011)
Call Protection(2):	L(24),D or YM(92),O(4)			Most Recent NOI (As of):	$11,786,488 (TTM 6/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$14,779,119
Additional Debt Type:	NAP			U/W Expenses:	$5,325,758
				U/W NOI:	$9,453,362
Escrows and Reserves(3):				U/W NCF:	$7,982,119
				U/W NOI DSCR :	2.10x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.77x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	13.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	11.6%
Replacement Reserves	$0	Springing	$544,503	As-Is Appraised Value:	$107,340,000
TI/LC	$800,000	$77,228	$2,100,000	As-Is Appraisal Valuation Date(6):	Various
Perrigo Holland Reserve	$60,000	$0	NAP	Cut-off Date LTV Ratio:	64.2%
Deferred Maintenance	$822,964	$0	NAP	LTV Ratio at Maturity or ARD:	46.8%

(1)	The borrower is comprised of 28 separate limited liability companies.
(2)	See “Partial Release” section.
(3)	See “Escrows” section.
(4)	See “Property Management” section.
(5)
Current Occupancy includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant  with no attributed underwritten base rent due to their intentions to vacate on their respective lease expiration dates.  The physical occupancy excluding these tenants is 92.6%.

(6)	The As-Is Appraisal Valuation Dates range from September 12, 2012 to September 20, 2012.

The Mortgage Loan.  The mortgage loan (the “STAG REIT Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 28 industrial buildings located in eight states (the “STAG REIT Portfolio Properties”).  The STAG REIT Portfolio Mortgage Loan was originated on November 8, 2012 by Wells Fargo Bank, National Association.  The STAG REIT Portfolio Mortgage Loan had an original principal balance of $68,815,340, has an outstanding principal balance as of the Cut-off Date of $68,815,340 and accrues interest at an interest rate of 4.310% per annum.  The STAG REIT Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payment of principal and interest based on a 25-year amortization schedule.  The STAG REIT Portfolio Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower has the right to either (i) defease the STAG REIT Portfolio Mortgage Loan in whole, or in part, or (ii) voluntarily prepay the STAG REIT Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays a yield maintenance premium on the principal amount being paid.  In addition, the STAG REIT Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$68,815,340	58.3%	Purchase price	$114,692,234	97.2%
Sponsor’s new cash contribution	49,184,579	41.7%	Reserves	1,682,964	1.4%
			Closing costs	1,624,721	1.4%
Total Sources	$117,999,919	100.0%	Total Uses	$117,999,919	100.0%

The Properties. The STAG REIT Portfolio Mortgage Loan is secured by the fee interest in 28 industrial properties totaling 3,630,021 rentable square feet and located in eight states: New York (8), Kansas (6), Indiana (4), Michigan (4), South Carolina (3), Alabama (1), Pennsylvania (1) and Virginia (1).  The STAG REIT Portfolio Properties comprise 24 industrial warehouse buildings and four industrial flex buildings which range in size from 20,514 square feet to 887,084 square feet. Of the 28 properties, 24 properties are occupied by single tenants, and as of August 30, 2012, the STAG REIT Portfolio Properties were 98.0% occupied.

The following table presents certain information relating to the STAG REIT Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
100 Papercraft Park – O’Hara Township, PA	Warehouse	$18,014,821	100.0%	1967/NAP	887,084	$28,100,000
5640 Pierson Road – Lansing, MI	Warehouse	$6,410,969	100.0%	2001/NAP	250,100	$10,000,000
1521 Kepner Drive – Lafayette, IN	Warehouse	$4,808,227	100.0%	1998/1999	275,000	$7,500,000
4757 128th Avenue – Holland, MI	Warehouse	$3,577,321	100.0%	2002/NAP	195,000	$5,580,000
2201 East Loew Road – Marion, IN	Warehouse	$3,269,594	100.0%	1994/NAP	249,600	$5,100,000
22925 Venture Drive – Novi, MI	Flex	$3,141,375	100.0%	1997/NAP	120,800	$4,900,000
1530-1540 Kepner Drive – Lafayette, IN	Warehouse	$2,340,004	100.0%	1995/1997	120,000	$3,650,000
2652 South Eastmoor Street – Wichita, KS	Warehouse	$1,891,236	100.0%	1989/NAP	120,000	$2,950,000
150 Enterprise Road – Johnstown, NY	Warehouse	$1,859,181	100.0%	1992/2001	57,102	$2,900,000
16 Downing Drive – Phenix City, AL	Flex	$1,795,071	100.0%	1999/NAP	117,568	$2,800,000
42600 Merrill Road – Sterling Heights, MI	Warehouse	$1,730,962	100.0%	1989/NAP	108,000	$2,700,000
215 Mill Avenue – Greenwood, SC	Flex	$1,730,962	100.0%	1950/1997	104,955	$2,700,000
2655-2755 South Eastmoor Street – Wichita, KS(1)	Warehouse	$1,730,962	100.0%	2002/NAP	80,850	$2,700,000
One Michelin Drive – Independence, VA	Warehouse	$1,609,153	100.0%	1989/NAP	120,000	$2,510,000
308-310 Maxwell Ave – Greenwood, SC	Warehouse	$1,474,523	100.0%	1991/NAP	70,100	$2,300,000
1520 Kepner Drive – Lafayette, IN(2)	Warehouse	$1,378,358	100.0%	1996/NAP	71,400	$2,150,000
122 Balzano Drive – Gloversville, NY	Warehouse	$1,346,303	55.2%	1993/NAP	101,589	$2,100,000
636 South 66th Terrace – Kansas City, KS	Warehouse	$1,314,249	100.0%	1988/2003	56,580	$2,050,000
141 Sal Landrio Drive – Gloversville, NY	Flex	$1,218,084	100.0%	2000/NAP	26,529	$1,900,000
123 Union Avenue – Johnstown, NY	Warehouse	$1,218,084	100.0%	2003/NAP	60,000	$1,900,000
1900 Wilson Avenue – Parsons, KS	Warehouse	$1,218,084	100.0%	1954/2001	120,000	$1,900,000
231 Enterprise Road – Johnstown, NY	Warehouse	$993,700	100.0%	1995/NAP	42,235	$1,550,000
109 Balzano Drive – Gloversville, NY	Warehouse	$961,645	100.0%	1989/NAP	59,965	$1,500,000
2750 South Rock Road – Wichita, KS(1)	Warehouse	$961,645	100.0%	2001/NAP	44,760	$1,500,000
2510 South Eastmoor Street – Wichita, KS	Warehouse	$865,481	100.0%	1999/NAP	47,700	$1,350,000
125 Balzano Drive – Gloversville, NY	Warehouse	$833,426	100.0%	1993/NAP	50,000	$1,300,000
6 Clermont Street – Johnstown, NY	Warehouse	$833,426	51.0%	1994/NAP	52,500	$1,300,000
100 Holloway Drive – Ware Shoals, SC	Warehouse	$288,494	100.0%	1989/NAP	20,514	$450,000

Total/Weighted Average		$68,815,340	98.0%		3,630,021	$107,340,000

(1)
The 2655-2755 South Eastmoor Street and 2750 South Rock Road properties are currently fully occupied by Thyssen Krupp Materials but were underwritten as vacant with no underwritten base rent due to the tenant’s intention to vacate both properties at its December 31, 2013 lease expirations.

(2)
The 1520 Kepner Drive property is currently occupied by Heartland Automotive but was underwritten as vacant with no underwritten base rent due to the tenant’s intention to vacate the property at its June 30, 2013 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

The following table presents certain information relating to the tenancies at the STAG REIT Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
American Beverage Corp	NR/NR/NR	613,200	16.9%	$3.06	$1,876,392(2)	16.6%	12/31/2014
Woodbridge Ventures(3)	NR/NR/NR	250,100	6.9%	$4.38	$1,095,012(3)	9.7%	Various(3)
Genco(4)	NR/NR/NR	273,884	7.5%	$3.54	$968,541	8.6%	Various(4)
Toyota Tsusho	NR/NR/A	239,000	6.6%	$4.00	$956,000	8.4%	5/31/2014
Harada Industry of America	NR/NR/NR	120,800	3.3%	$4.90	$591,920	5.2%	9/30/2016
Perrigo Holland, Inc.(5)	NR/NR/NR	195,000	5.4%	$2.90	$565,500	5.0%	11/30/2017
Dunham’s Athleisure	NR/NR/NR	249,600	6.9%	$2.15	$536,640(6)	4.7%	1/31/2014
Total Major Tenants		1,941,584	53.5%	$3.39	$6,590,005	58.2%

Non-Major Tenants(7)		1,617,220	44.6%	$2.93	$4,732,368	41.8%

Occupied Collateral(7)		3,558,804	98.0%	$3.18	$11,322,373	100.0%

Vacant Space		71,217	2.0%

Collateral Total		3,630,021	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes a 2.0% rent step ($36,792) which will occur on January 1, 2013.
(3)
Woodbridge Ventures leases two spaces: 170,000 square feet with Annual U/W Base Rent of $765,000 ($4.50 per square foot) and a Lease Expiration Date of February 28, 2019; and 80,100 square feet with Annual U/W Base Rent of $330,012 ($4.12 per square foot) and a Lease Expiration Date of December 31, 2016.  The Annual U/W Base Rent for the 80,100 square foot space includes a 3.0% rent step ($9,612) which will occur on January 1, 2013.

(4)
Genco leases two spaces: 211,150 square feet with Annual U/W Base Rent of $686,238 ($3.25 per square foot) and a Lease Expiration Date of May 31, 2013; and 62,734 square feet with Annual U/W Base Rent of $282,303 ($4.50 per square foot) and a Lease Expiration Date of May 31, 2016.  Genco has the option to terminate its lease on the aforementioned 211,150 square foot space if the Pennsylvania Liquor Control Board cancels its contract with the tenant.  In addition, Genco has the option to terminate up to 24,255 square feet of the aforementioned 62,734 square foot space at any time with 90 days prior notice.

(5)	Perrigo Holland, Inc. is in a free rent period until January 31, 2013.
(6)	Annual U/W Base Rent includes a 4.9% rent step ($24,960) which will occur on January 1, 2013.
(7)
Includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective lease expiration dates.

The following table presents certain information relating to the lease rollover schedule at the STAG REIT Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	2	134,776	3.7%	134,776	3.7%	$411,022	$3.05
2013(4)	7	578,125	15.9%	712,901	19.6%	$1,253,624	$2.17
2014	9	1,481,596	40.8%	2,194,497	60.4%	$4,787,903	$3.23
2015	6	461,942	12.7%	2,656,439	73.1%	$1,448,287	$3.14
2016	4	290,163	8.0%	2,946,602	81.1%	$1,428,405	$4.92
2017	3	265,100	7.3%	3,211,702	88.4%	$758,275	$2.86
2018	1	120,000	3.3%	3,331,702	91.7%	$270,000	$2.25
2019	1	170,000	4.7%	3,501,702	96.4%	$765,000	$4.50
2020	0	0	0.0%	3,501,702	96.4%	$0	$0.00
2021	0	0	0.0%	3,501,702	96.4%	$0	$0.00
2022	1	57,102	1.6%	3,558,804	98.0%	$199,857	$3.50
Thereafter	0	0	0.0%	3,558,804	98.0%	$0	$0.00
Vacant	0	71,217	2.0%	3,630,021	100.0%	$0	$0.00
Total/Weighted Average	34	3,630,021	100.0%			$11,322,373	$3.18

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective lease expiration dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

The following table presents historical occupancy percentages at the STAG REIT Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
99%	99%	99%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the STAG REIT Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$12,805,371	$13,139,750	$12,970,569	$11,322,373	$3.12
Grossed Up Vacant Space	0	0	0	1,028,705	0.28
Total Reimbursables	1,187,989	1,521,654	1,613,902	3,663,149	1.01
Other Income	14,667	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(1,235,108)(1)	(0.34)
Effective Gross Income	$14,008,027	$14,661,404	$14,584,471	$14,779,119	$4.07

Total Operating Expenses	$2,637,942	$2,638,855	$2,797,983	$5,325,758	$1.47

Net Operating Income	$11,370,085	$12,022,549	$11,786,488	$9,453,362	$2.60
TI/LC	146,216	0	307,118	926,739	0.26
Capital Expenditures	0	0	0	544,503	0.15
Net Cash Flow	$11,223,869	$12,022,549	$11,479,370	$7,982,119	$2.20

NOI DSCR	2.53x	2.67x	2.62x	2.10x
NCF DSCR	2.49x	2.67x	2.55x	1.77x
NOI DY	16.5%	17.5%	17.1%	13.7%
NCF DY	16.3%	17.5%	16.7%	11.6%

(1) The underwritten economic vacancy is 10.0%. The STAG REIT Portfolio Properties is currently 98.0% physically occupied.

Appraisal.  As of the appraisal valuation dates ranging from September 12, 2012 to September 20, 2012, the STAG REIT Portfolio Properties had an aggregate “as-is” appraised value of $107,340,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from September 18, 2012 to September 24, 2012, there was no evidence of any recognized environmental conditions at the STAG REIT Portfolio Properties. However, a  review by the lender’s  internal environmental group identified potential risks with respect to the historical industrial uses at the following six of the 28 properties which warranted additional investigation: 100 Papercraft Park, 215 Mill Avenue, 42600 Merrill Road, 308-310 Maxwell Avenue, 100 Holloway Drive and 636 South 66th Terrace.  In lieu of the additional investigation, the lender obtained a $3,000,000 environmental insurance policy. See “Description of the Mortgage Pool - Assessments of Property Value and Condition - Environmental Assessments” in the Free Writing Prospectus.

The Borrower.  The borrower is comprised of 28 separate limited liability companies, each of which is a single purpose entity and has an independent director (collectively the “STAG REIT Portfolio Borrower”).  Legal counsel to the STAG REIT Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the STAG REIT Portfolio Mortgage Loan.  STAG Industrial Operating Partnership, L.P., the indirect owner of the STAG REIT Portfolio Borrower, is the guarantor of certain nonrecourse carveouts under the STAG REIT Portfolio Mortgage Loan.

The Sponsor.  The sponsor is STAG Industrial Operating Partnership, L.P., a subsidiary of STAG Industrial, Inc., a publicly traded REIT (“STAG”).  STAG is a self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of class B, single-tenant industrial properties predominantly in secondary markets.  As of November 2012, STAG’s portfolio consisted of 167 properties in 31 states with approximately 28.1 million rentable square feet.

Escrows.  The loan documents provide for upfront escrows in the amount of $800,000 for general tenant improvements and leasing commissions (“TI/LC”), $60,000 for tenant electrical work owed to Perrigo Holland, Inc., and $822,964 for deferred maintenance.  The loan documents also provide for ongoing monthly escrows in the amount of $77,228 for general TI/LC (subject to a cap of $2,100,000).  Ongoing monthly escrows for taxes, insurance and replacement reserves are not required as long as no Trigger Event (as defined below) exists and is ongoing.  If triggered, monthly replacement reserves are required in the amount of $45,375 (subject to a cap of $544,503).

A “Trigger Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt service coverage ratio (“DSCR”) falling below 1.35x.  A Trigger Event will expire upon (i) the cure of such event of default or (ii) the NCF DSCR being equal to or greater than 1.35x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

Lockbox and Cash Management.  The STAG REIT Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or manager be deposited into the lockbox account with two business days after receipt.  Prior to the occurrence of a Trigger Event, all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Trigger Event, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

Property Management.  Of the 28 STAG REIT Portfolio Properties, 12 are managed by local and regional third party management companies, while the remaining 16 properties are managed by their respective tenants who, by the terms of their leases, are responsible for maintaining and managing the buildings they occupy.  The following eight properties are managed by CBRE-Albany Property Management, LLC: 109 Balzano Drive, 122 Balzano Drive, 125 Balzano Drive, 141 Sal Landrio Drive, 123 Union Avenue, 150 Enterprise Road, 231 Enterprise Road and 6 Clermont Street.  The 100 Papercraft Park property is managed by Jones Lang LaSalle America, Inc.  The 4757 128th Avenue property is managed by NAI Wisinki of West Michigan, Inc.  The 2510 South Eastmoor Street and 2652 South Eastmoor Street properties are managed by Weigand-Omega Management, Inc.

Assumption.  The borrower has a two-time right to transfer all of the remaining STAG REIT Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

Purchase Options.  Dunham’s Athleisure has an option to purchase the 2201 East Loew Road property at any time at an agreed upon price not to exceed $5,500,000 at any time when it desires to expand the building.  The Allocated Cut-off Date Principal Balance for the 2201 East Loew Road property is $3,269,594.  Univar USA has an option to purchase the 150 Enterprise Road property at the end of its lease term (March 31, 2022) for fair market value minus the value of any improvements at the property which were constructed at the tenant’s expense.

Rights of First Refusal.  Perrigo Holland, Inc. has a right of first refusal (“ROFR”) to purchase the 4757 128th Avenue property.  EPIMED International, Inc. has a ROFR to purchase the 141 Sal Landrio Drive property.  Univar USA has a ROFR to purchase the 150 Enterprise Road property.  The three aforementioned ROFRs are not extinguished by a foreclosure; however, the ROFRs do not apply to a foreclosure or deed in lieu thereof.

Partial Release.  Following the second anniversary of the closing date for the Series 2012-C10 Certificates (except for the 2201 Loew Road property which can be released at any time subject to Dunham Athleisure’s purchase option), the STAG REIT Portfolio Borrower is permitted to release any of the constituent properties subject to certain conditions, including (i) either defeasance or payment (plus any applicable yield maintenance payments) of a portion of the loan in an amount equal to 120% of the released property’s allocated loan amount;  (ii) the debt service coverage ratio (“DSCR”) with respect to the remaining properties being greater than or equal to the greater of (a) the DSCR immediately prior to the release and (b) 1.41x; provided, however, if the DSCR at the time of release is greater than 1.69x, the foregoing DSCR test will be waived so long as the DSCR of the remaining collateral is equal to or greater than 1.69x; (iii) the loan-to-value ratio with respect to the remaining properties being less than 65%, based on the appraised values at origination; (iv) the net cash flow (“NCF”) debt yield with respect to the remaining properties being no less than the greater of (a) the NCF debt yield immediately prior to the release and (b) 12.3%; provided, however, if the NCF debt yield at the time of release is greater than 14.1%, the foregoing NCF debt yield test will be waived so long as the NCF debt yield of the remaining collateral is equal to or greater than 14.1%; and (v) confirmation is received from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings then assigned to any of the Series 2012-C10 Certificates.

Real Estate Substitution.  The STAG REIT Portfolio Borrower may obtain a release of any individual property from the lien of the STAG REIT Portfolio Mortgage Loan in connection with a substitution of a different parcel subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the NCF DSCR (as defined in the free writing prospectus) following the substitution is no less than the greater of (a) the NCF DSCR immediately prior to the release and (b) 2.00x; (iii) the substituted property has an appraised value equal to greater than the appraised value of the property being released; (iv) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (v) confirmation is received from DBRS, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings then assigned to any of the Series 2012-C10 Certificates.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the STAG REIT Portfolio Properties; provided, however, that the borrower shall not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIPRA or similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ROGUE VALLEY MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

Rogue Valley Mall
1600 North Riverside Avenue
Medford, OR 97501
Eugene 159 miles
Wilson Rd.
Scenic Ave.
Jackson County Expo Park
Vilas Rd.
Central Point
Pine St.
Taylor Rd.
Rogue Valley International-Medford Airport
Crater Lake Plaza
Beall Ln.
Delta Waters Rd.
Cedar Links Golf Club
Cedar Links Dr.
JACKSON COUNTY
Lone Pine Rd.
Rossanley Dr.
McAndrews Rd.
Providence Medford Medical Center
Spring St.
Medford
Medford Center
Jackson St.
Hillcrest Rd.
Downtown Medford
Southern Oregon Univ.- Medford Campus
E. Main St.
W. 4th St.
W. Main St.
Rogue Valley Country Club
Cherry Ln.
Rogue Community College
Jackson County Court House
Bear Creek Park
Rogue Valley Medical Center
Dakota Ave.
Spiegelberg Stadium
Barnett Rd.
Stewart Ave.
Quail Point Golf Course
Stewart Meadows Golf Course
Bellinger Ln.
Garfield St.
Stage Rd.
Pioneer Rd.
Carpenter Hill Rd.
Phoenix
Fern Valley Rd.
Eugene
Springfield
Bend
Coos Bay
Roseburg
OREGON
Crater Lake Natl. Park
Grants Pass
Medford
Klamath Falls
Ashland
Altamont
Cascade Range
Black Rock Desert
Arcata
Eureka
Redding
Susanville
CALIFORNIA
Chico
Reno
NEVADA
Pacific Ocean
Ukiah
Yuba City
Carson City
Santa Rosa
Sacramento
San Francisco
Oakland
Stockton
Modesto
San Jose
Fremont
Merced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rogue Valley Mall

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Retail
	Original Principal Balance:	$55,000,000		Specific Property Type:	Regional Mall
	Cut-off Date Principal Balance:	$55,000,000		Location:	Medford, OR
	% of Initial Pool Balance:	4.2%		Size:	453,935 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF:	$121.16
	Borrower Name:	Rogue Valley Mall L.L.C.		Year Built/Renovated:	1986/2002
	Sponsor:	GGPLP L.L.C.		Title Vesting:	Fee
	Mortgage Rate:	4.500%		Property Manager:	Self-managed
	Note Date:	September 4, 2012		3rd Most Recent Occupancy (As of):	90.6% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	93.8% (12/31/2010)
	Maturity Date:	October 1, 2022		Most Recent Occupancy (As of):	94.4% (12/31/2011)
	IO Period:	36 months		Current Occupancy (As of)(2):	94.8% (7/31/2012)
	Loan Term (Original):	120 months
	Seasoning:	2 months
	Amortization Term (Original):	360 months		Underwriting and Financial Information:
	Loan Amortization Type:	Interest-only, Amortizing Balloon
	Interest Accrual Method:	Actual/360		3rd Most Recent NOI (As of):	$6,386,827 (12/31/2010)
	Call Protection:	L(26),D(87),O(7)		2nd Most Recent NOI (As of):	$6,489,274 (12/31/2011)
	Lockbox Type:	Hard/Springing Cash Management		Most Recent NOI (As of):	$6,555,937 (TTM 6/30/2012)
	Additional Debt:	Yes
	Additional Debt Type:	Future Mezzanine		U/W Revenues:	$9,578,924
				U/W Expenses:	$3,226,377
				U/W NOI:	$6,352,547
				U/W NCF:	$5,891,548
	Escrows and Reserves(1):			U/W NOI DSCR :	1.90x
				U/W NCF DSCR:	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$80,000,000
Replacement Reserve	$0	Springing	$90,792	As-Is Appraisal Valuation Date:	August 3, 2012
TI/LC Reserve	$0	Springing	$370,212	Cut-off Date LTV Ratio:	68.8%
Tenants Specific TI/LC Reserve	$391,564	$0	NAP	LTV Ratio at Maturity or ARD:	60.2%

(1)	See “Escrows” section.
(2)	Occupancy includes 39,540 square feet of temporary tenants that were not included in Annual U/W Base Rent.

The Mortgage Loan.  The mortgage loan (the “Rogue Valley Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Medford, Oregon (the “Rogue Valley Mall Property”).  The Rogue Valley Mall Mortgage Loan was originated on September 4, 2012 by Wells Fargo Bank, National Association.  The Rogue Valley Mall Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 4.500% per annum.  The Rogue Valley Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, requires interest-only payments for the first 36 months, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Rogue Valley Mall Mortgage Loan matures on October 1, 2022.

Following the lockout period, the borrower has the right to defease the Rogue Valley Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Rogue Valley Mall Mortgage Loan is prepayable without penalty on or after April 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	100.0%	Loan payoff(1)	$25,007,526	45.5%
			Reserves	391,564	0.7
			Closing costs	489,310	0.9
			Return of equity	29,111,599	52.9
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The Rogue Valley Mall Property was previously securitized in BACM 2003-1.

The Property.  The Rogue Valley Mall Property is a two-story regional mall that contains approximately 640,294 square feet of which 453,935 square feet secures the Rogue Valley Mall Mortgage Loan.  The Rogue Valley Mall Property is anchored by Macy’s (not part of the collateral), Kohl’s (not part of the collateral), JC Penney and Macy’s Home Store.  The Rogue Valley Mall Property is situated on 36.7 acres and was built in 1986, renovated in 2002 and later expanded in 2005.  Parking is provided by 2,184 surface parking space resulting in a parking ratio of 4.8 per every 1,000 square feet of gross leasable area.  The Rogue Valley Mall Property’s mix of in-line tenants includes Champs Sports, Coldwater Creek, American Eagle, Victoria Secret, Zumiez, Gap and Aeropostale.  For the trailing 12 months ending June 2012, tenants occupying less than 10,000 square feet had comparable in-line sales of $321 per square foot.  Over the same time period, occupancy costs for tenants occupying less than 10,000 square feet averaged 12.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

The following table presents certain information relating to the tenancies at the Rogue Valley Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB	104,409	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Kohl’s	BBB+/Baa1/BBB+	81,950	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB-/Ba3/B-	86,145	19.0%	$4.52	$388,964	6.8%	$169	2.9%	10/31/2016(4)
Macy’s Home Store(5)	BBB/Baa3/BBB	84,480	18.6%	$4.50	$380,160	6.6%	$190(6)	5.6%(7)	1/31/2018(8)
Total Anchor Tenants - Collateral		170,625	37.6%	$4.51	$769,124	13.5%

Major Tenants - Collateral
Bed Bath & Beyond	NR/NR/BBB+	29,853	6.6%	$7.86	$234,645	4.1%	NAV	NAV	1/31/2022
Zumiez	NR/NR/NR	3,294	0.7%	$47.85	$157,607	2.8%	$415	11.8%	5/31/2016
Champs Sports	NR/NR/NR	6,193	1.4%	$21.22	$131,415	2.3%	$246	7.8%	8/31/2017
Sam Goody	NR/NR/NR	4,195	0.9%	$27.41	$114,985	2.0%	$233	11.7%	1/31/2014
Christopher & Banks	NR/NR/NR	3,410	0.8%	$29.87	$101,857	1.8%	$191	14.6%	2/28/2017
Coldwater Creek	NR/NR/NR	3,600	0.8%	$27.82	$100,152	1.8%	$221	12.3%	11/30/2015
Maurices	NR/NR/NR	5,942	1.3%	$16.57	$98,459	1.7%	$174	11.3%	7/31/2019(9)
American Eagle	NR/NR/NR	4,423	1.0%	$21.53	$95,214	1.7%	$406	9.4%	1/31/2022

Total Major Tenants – Collateral		60,910	13.4%	$16.98	$1,034,333	18.1%

Non-Major Tenants - Collateral		198,753	43.8%	$19.69	$3,913,541	68.5%

Occupied Collateral Total		430,288	94.8%	$13.29	$5,716,998	100.0%

Vacant Space		23,647	5.2%

Collateral Total		453,935	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2012.
(3)	Occupancy costs include base rent and reimbursements, as applicable.
(4)	JC Penney has five, five-year renewal options.
(5)	The Sports Authority subleases approximately 42,240 square feet.
(6)	Sales PSF are based on 42,240 square feet.
(7)	Occupancy costs are based on 84,480 square feet.
(8)	Macy’s Home Store has five, five-year renewal options.
(9)	If sales do not exceed $750,000 in the period between June 1, 2013 and May 1, 2014, the tenant may terminate its lease. Maurices’ reported year-end 2011 sales of $1.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Rogue Valley Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 6/30/2012
Macy’s	NAV	NAV	NAV	NAV
Kohl’s	NAV	NAV	NAV	NAV
JC Penney	$177	$173	$171	NAV
Macy’s Home Store(2)	$177	$182	$190	NAV
Bed Bath & Beyond	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(3)	$302	$314	$314	$321
Occupancy Costs(3)	12.6%	12.3%	12.1%	12.2%

(1) Historical Sales (PSF) is based on historical statements provided by the borrower.
(2) Macy’s Home Store subleased the 2nd level to Sports Authority beginning in 2010.
(3) Represents tenants less than 10,000 square feet who were in occupancy for 12 months in each respective year or were in occupancy the past three reporting periods.

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	12	25,567	5.6%	25,567	5.6%	$526,395	$20.59
2012	2	3,792	0.8%	29,359	6.5%	$105,144	$27.73
2013(5)	27	64,998	14.3%	94,357	20.8%	$672,536	$10.35
2014(6)	13	32,480	7.2%	126,837	27.9%	$747,181	$23.00
2015(7)	7	14,166	3.1%	141,003	31.1%	$303,242	$21.41
2016	6	98,841	21.8%	239,844	52.8%	$808,982	$8.18
2017	14	31,119	6.9%	270,963	59.7%	$914,370	$29.38
2018	6	99,698	22.0%	370,661	81.7%	$640,570	$6.43
2019	1	5,942	1.3%	376,603	83.0%	$98,459	$16.57
2020	1	2,893	0.6%	379,496	83.6%	$97,060	$33.55
2021	2	2,165	0.5%	381,661	84.1%	$195,188	$90.16
2022	6	48,627	10.7%	430,288	94.8%	$607,871	$12.50
Thereafter	0	0	0.0%	430,288	94.8%	$0	$0.00
Vacant	0	23,647	5.2%	453,935	100.0%	$0	$0.00
Total/Weighted Average	97	453,935	100.0%			$5,716,998	$13.29

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space
(4)	Occupancy includes 5,079 square feet of temporary tenants that were not included in Annual U/W Base Rent
(5)	Occupancy includes 29,065 square feet of temporary tenants that were not included in Annual U/W Base Rent
(6)	Occupancy includes 4,838 square feet of temporary tenants that were not included in Annual U/W Base Rent
(7)	Occupancy includes 558 square feet of temporary tenants that were not included in Annual U/W Base Rent

The following table presents historical occupancy percentages at the Rogue Valley Mall Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
91%	94%	94%

(1) Information obtained from borrower provided historical occupancy reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rogue Valley Mall Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$5,330,149	$5,233,422	$5,381,081	$5,716,998(1)	$12.59
Grossed Up Vacant Space	0	0	0	787,990	1.74
Percentage Rent	563,176	730,987	658,271	535,209	1.18
Total Reimbursables	2,314,057	2,237,241	2,278,712	2,271,180	4.16
Other Income(2)	994,769	1,065,088	1,055,538	1,055,538	2.33
Less Vacancy & Credit Loss	0	0	0	(787,990)(3)	(1.74)
Effective Gross Income	$9,202,151	$9,266,739	$9,373,607	$9,578,924	$21.10

Total Operating Expenses	$2,815,324	$2,777,464	$2,817,671	$3,226,377	$7.11

Net Operating Income	$6,386,827	$6,489,274	$6,555,937	$6,352,547	$13.99
TI/LC	0	0	0	370,212	0.82
Capital Expenditures	0	0	0	90,788	0.20
Net Cash Flow	$6,386,827	$6,489,274	$6,555,937	$5,891,548	$12.98

NOI DSCR	1.91x	1.94x	1.96x	1.90x
NCF DSCR	1.91x	1.94x	1.96X	1.76x
NOI DY	11.6%	11.8%	11.9%	11.6%
NCF DY	11.6%	11.8%	11.9%	10.7%

(1)	U/W Base Rent is net of an occupancy cost adjustment of $150,613.
(2)	Other Income includes specialty leasing, temporary tenants, antenna rent and parking.
(3)	The underwritten economic vacancy is 12.1%. The Rogue Valley Mall Property is currently 94.8% physically occupied.

Appraisal.  As of the appraisal valuation date of August 3, 2012, the Rogue Valley Mall Property had an “as-is” appraised value of $80,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 6, 2012, a subsurface investigation was recommended due to underground storage tanks on the south side of the JC Penney building and in the vicinity of the former on-site dry cleaners and gasoline station located in the southwest corner of the Rogue Valley Mall Property.  The environmental assessment also recommends the results of prior investigations as identified on the Oregon Water Resources well log database be provided for review, or in the absence of that information, that the wells be sampled and properly decommissioned if appropriate based on the results of the ground water sampling.

On November 1, 2012, the lender approved a proposed scope of work for a Phase II environmental report.  The borrower, at its expense, has commenced the preparation of a Phase II environmental report, in accordance with such approved scope of work, by an environmental consultant.  The results of the Phase II environmental report are expected to be available in December 2012. In the event the Phase II environmental report discloses the presence of any hazardous substance (except for nominal amounts of such substances within regulation limits) that would reasonably be expected to have a material adverse effect on the use, value or operation of the property or the borrower’s ability to perform its obligations under the loan documents, the borrower is required to use commercially reasonable efforts to promptly remediate such hazardous substance at the borrower’s expense.

Market Overview and Competition.  The Rogue Valley Mall Property is located in Medford, Oregon approximately 30 miles north of the California border.   The Rogue Valley Mall Property is located in northern Medford, along Interstate 5, the primary north-south transportation thoroughfare along the West Coast.  Medford is the largest city in Southern Oregon and is the major service and trade hub for Southern Oregon.  According to the appraisal, the largest employers in the Medford Metro area are Asante Health System, Providence Medical Center and Harry & David, the largest mail-order gift based company in the United States.  Harry & David’s headquarters are located in Medford.  The nearest regional mall is located approximately 96 miles south and within a 15-mile radius of the Rogue Valley Mall Property, defined by the appraiser as the primary trade area, there are approximately 183,359 residents and average household income is approximately $57,947 in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Rogue Valley Mall Property:

Competitive Set(1)

	Rogue Valley Mall (Subject)	Northgate Marketplace	Bear Creek Plaza	Poplar Square	Medford Center
Location	Medford, OR	Medford, OR	Medford, OR	Medford, OR	Medford, OR
Distance from Subject	––	0.1 miles	0.4 miles	0.8 miles	0.9 miles
Property Type	Regional Mall	Lifestyle Center	Community Center	Community Center	Regional Center
Year Built/Renovated	1986/2002	2012/NAP	1977/2001	1984/1990	1991/1999
Total GLA	640,294 SF	80,900 SF	197,001 SF	211,274 SF	419,789 SF
Total Occupancy	95%	99%	90%	98%	84%

(1)	Information obtained from the appraisal dated August 3, 2012.

The Borrower.  The borrower is Rogue Valley Mall L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rogue Valley Mall Mortgage Loan.  GGPLP L.L.C ., the indirect owner of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the Rogue Valley Mall Mortgage Loan.

The Sponsor.   The borrower, Rogue Valley Mall L.L.C., is indirectly owned by General Growth Properties, Inc. (“GGP”). GGP is a publically traded REIT that has ownership interests in 145 malls totaling approximately 136 million square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010, See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  Upon origination, the borrower was required to make an initial deposit of $391,564 into a tenant specific tenant improvement and leasing commissions escrow account in connection with outstanding tenant improvement allowances for Rue 21 ($211,000), American Eagle Outfitters ($116,104), Epris ($40,000) and Just Sports ($24,460).

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with proof of full payment within a timely manner; and (iii) a Trigger Event (as defined below) has not occurred.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; (iii) the borrower provides the lender with paid receipts satisfactory to the lender that all insurance premiums have been and continue to be fully and timely paid. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined below), the borrower is required to deposit monthly replacement reserves in an amount equal to $7,566 (subject to a cap of $90,792).  The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $30,851 (subject to a cap of $370,212).

A “Trigger Event” will commence upon the occurrence of an event of default or the determination, as of the last day of any calendar quarter for the trailing 12-month period, that the debt service coverage ratio, as calculated based on underwritten net operating income is less than 1.25x.  A “Trigger Event Cure” shall occur upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  The Rogue Valley Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days after receipt.  Prior to the occurrence of a Trigger Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.   During a Trigger Event Period, all excess cash flow is swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

A “Trigger Event Period” will commence upon any of the following events occurring: (i) the occurrence of an event of default or (ii) tested quarterly, the debt service coverage ratio for the trailing 12 months is less than 1.25x.  If a Trigger Event Period is caused by (i) above, the Trigger Event Period will end with the cure of such event of default.  If a Trigger Event Period is caused by (ii) above, the Trigger Event Period will end upon the achievement of a debt service coverage ratio of 1.25x for two consecutive calendar quarters after the occurrence of the Trigger Event.

Property Management.  The Rogue Valley Mall Property is currently managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

Assumption.  The borrower has unlimited rights to transfer the Rogue Valley Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in a Restricted Party (as defined in the loan documents) subject to certain conditions, including not less than 50% of equity interests in borrower being owned by a Qualified Equityholder (as defined below) and controls the borrower.

A “Qualified Equityholder” is defined as GGP or an affiliate, or other institution having total assets in excess of $600.0 million and capital/statutory surplus in excess of $250.0 million, or any permitted mezzanine lender or party for whom rating agency confirmation obtained.

Partial Release.  The Rogue Valley Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) that no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2012-C10 Certificates.

Real Estate Substitution.  The Rogue Valley Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) that no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the Rogue Valley Mall borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; (iii) delivery to the lender of an acceptable (as defined in the loan documents) Phase I report and a physical conditions report (if the substitution parcel is improved); (iv) either (x) the loan-to-value ratio immediately after giving effect to such substitution is (a) equal to or less than 125% or (b) the loan-to-value ratio will not increase as a result of such substitution or (y) the delivery of a legal opinion to the lender to demonstrate that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the Rogue Valley Mall Mortgage Loan. However, future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) that no event of default has occurred and is continuing; (ii) the lender receives not less than 30 days’ prior written notice; (iii) an intercreditor agreement in form and substance acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of the Rogue Valley Mall Mortgage Loan at origination; (v) the combined loan-to-value ratio will not be greater than the greater of (a) the loan-to-value ratio at origination and (b) 70%; and (vi) mezzanine loan documents acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender will have been delivered to the lender.

The loan documents permit certain sponsor affiliates (so-called “GGP Top Tier Entities”) to pledge indirect ownership interests to a Qualified Pledgee (an institution having $600.0 million in total assets and $250.0 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation is obtained) subject to certain conditions, including (i) the pledge is given in connection with credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither granting or exercise of remedies related to the pledge results in property’s being managed by party other than the Rogue Valley Mall borrower or a qualified manager meeting various qualifications relating to experience, financial strength and general business standing.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rogue Valley Mall Property; provided, however, that the borrower shall not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, until the income returns to the same level as it was prior to loss or the expiration of 90 days, whichever occurs first.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

N
Anchor / Major
Non Anchor / In-line
Vacant
sears
ROSS
DRESS FOR LESS
Dillard's
jcpenney
Applebee's
TACO BELL
BOOT BARN
CENTER PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

UTAH
COLORADO
ARIZ.
NEW MEXICO
Animas Valley Mall
4601 East Main Street
Farmington, NM 87402
McPhee Reservoir
Dolores
Hovenweep National Monument
Cortez
Mancos
Durango Mtn. Resort
SAN JUAN NATIONAL FOREST
HINSDALE
MINERAL
RIO GRANDE
Alamosa
LA PLATA
Durango
Fort Lewis College
ARCHULETA
Pagosa Springs
Wolf Creek Ski Area
RIO GRANDE NATIONAL FOREST
La Jara
CONEJOS
MESA VERDE NATIONAL PARK
LA PLATA MOUNTAINS
SAN JUAN
UTE MOUNTAIN INDIAN RESERVATION
MONTEZUMA
SOUTHERN UTE INDIAN RESERVATION
Durango-LaPlata Co. Airport
Ignacio
Chimney Rock Archaeological Area
Pagosa Junction
Antonito
Allison
Four Corners Monument
Teec Nos Pos
La Plata
Navajo Reservoir
Dulce
SAN JUAN MOUNTAINS
Chama
Shiprock
Aztec
Navajo Lake State Park
Four Corners Regional Airport
Kirtland
Farmington
Bloomfield
JICARILLA APACHE INDIAN RES.
SANGRE DE CRISTO MOUNTAINS
NAVAJO NATION INDIAN RESERVATION
El Vado State Park
RIO ARRIBA
CARSON NATIONAL FOREST
SAN JUAN
COLORADO PLATEAU
Canyon De Chelly Natl. Monument
Nageezi
SANTA FE NATIONAL FOREST
Chaco Culture Natl. Historic Park
JEMEZ MTS.
Cuba
Espanola
Los Alamos
SANTA CLARA PUEBLO
LOS ALAMOS
Bandelier Natl. Mon.
Jemez State Mon.
JEMEZ PUEBLO
Santa Fe
Crownpoint
COCHITI PUEBLO
ZIA PUEBLO
Gallup
MCKINLEY
ZUNI MTS.
SANDOVAL
SANTA ANA PUEBLO
SANTA FE
SAN MATEO MTS.
Bernalillo
Rio Ranco
Corrales
Zuni Pueblo
APACHE
Milan
Grants
Albuquerque
SANDIA MTS.
Enchanted Mesa
Mesita
LAGUNA PUEBLO
BERNALILLO
Albuquerque International Sunport
Cibola National Forest
ACOMA PUEBLO
ISLETA PUEBLO
Los Lunas
Bosque Farms
Estancia
Los Chaves
VALENCIA
Belen
TORRANCE
Mountainair
SOCORRO
San Acacia
Gran Quivira
Datil
Lemitar
Magdalena
Socorro
Flora Vista
Farmington
San Juan College
Pinon Hills Golf Course
San Juan Country Club
Animas River
Four Corners Regional Airport
San Juan Regional Medical Center
San Juan North Shopping Center
San Juan River
Upper Fruitland
NAVAJO NATION INDIAN RESERVATION
SAN JUAN COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Animas Valley Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$51,800,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$51,730,665			Location:	Farmington, NM
% of Initial Pool Balance:	4.0%			Size(2):	476,923 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$108.47
				Balance Per Unit/SF:
Borrower Name:	Animas Valley Mall, LLC			Year Built/Renovated:	1982/2006
Sponsor:	Rouse Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.410%			Property Manager:	Self-managed
Note Date:	October 25, 2012			3rd Most Recent Occupancy (As of):	96.6% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.1% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	93.5% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(3):	89.4% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,941,286 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,998,173 (12/31/2011)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$5,000,319 (TTM 9/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$8,072,107
Additional Debt Type:	NAP			U/W Expenses:	$2,699,156
				U/W NOI:	$5,372,951
				U/W NCF:	$4,929,413
Escrows and Reserves(1):				U/W NOI DSCR:	1.72x
				U/W NCF DSCR:	1.58x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.4%
Taxes	$125,986	$17,998	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$74,000,000
Replacement Reserve	$0	$18,344	$220,128	As-Is Appraisal Valuation Date:	September 26, 2012
TI/LC Reserve	$0	$22,543	$270,511	Cut-off Date LTV Ratio:	69.9%
Outstanding TI/LC Reserve	$360,908	$0	NAP	LTV Ratio at Maturity or ARD:	56.4%

(1)	See “Escrows” section.
(2)
The Animas Valley Mall property contains 476,923 square feet of net rentable area as well as 14,916 square feet of unleasable raw space which is not included in the underwriting of the Animas Valley Mall property. The total gross rentable square footage of the Animas Valley Mall property is 491,839.

(3)
Current Occupancy excludes temporary and seasonal tenants.  For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 93.3%. Historical occupancies are inclusive of temporary and seasonal tenants.

The Mortgage Loan.  The mortgage loan (the “Animas Valley Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Farmington, New Mexico (the “Animas Valley Mall Property”).  The Animas Valley Mall Mortgage Loan was originated on October 25, 2012 by The Royal Bank of Scotland.  The Animas Valley Mall Mortgage Loan had an original principal balance of $51,800,000, has an outstanding principal balance as of the Cut-off Date of $51,730,665 and accrues interest at an interest rate of 4.410% per annum.  The Animas Valley Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Animas Valley Mall Mortgage Loan matures on November 1, 2022.

Following the lockout period, the borrower will have the right to defease the Animas Valley Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Animas Valley Mall Mortgage Loan is expected to be prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

Sources and Uses

Sources			Uses
Original loan amount	$51,800,000	100.0%	Loan payoff(1)	$37,128,000	71.7%
			Reserves	486,894	0.9
			Closing costs	429,818	0.8
			Return of equity	13,755,288	26.6
Total Sources	$51,800,000	100.0%	Total Uses	$51,800,000	100.0%

(1)	The Animas Valley Mall Property was previously securitized in LBUBS 2003-C8.

The Property.  The Animas Valley Mall Property is comprised of a 476,923 square foot regional mall located at the intersection of East Main Street and English Road in Farmington, New Mexico. The Animas Valley Mall Property is anchored by Dillard’s, Sears and JC Penney. Tenancy at the property also includes the  Animas 10 movie theatre, Ross Dress for Less and Boot Barn  as well as over 55 in-line retailers including national tenants such as: Rue 21, Coach House Gifts, Famous Footwear, Aeropostale, Applebee’s, Bath & Body Works and Journeys among others.

The Animas Valley Mall Property was developed in 1982, was acquired by General Growth Properties, Inc. (“GGP”) in 2002, and was assumed by Rouse Properties, Inc. (“Rouse”) in 2012 as part of their spin-off from GGP. The Animas Valley Mall Property was renovated in 2001, 2003 and 2006. In 2003, the Animas Valley Mall Property underwent a redevelopment and expansion which included a reconfigured 400-seat food court, and in 2006, the movie theatre was relocated and expanded. In addition to the primary mall building, the Animas Valley Mall Property also contains three outparcel buildings occupied by Boot Barn, Applebee’s and Taco Bell.

For the Animas Valley Mall Property, over the trailing 12-month period ending September 30, 2012, tenants occupying less than 10,000 square feet had comparable in-line average sales of $329 per square foot. Over the same time period, comparable occupancy costs for tenants occupying less than 10,000 square feet averaged 11.5%.

The following table presents certain information relating to the tenancies at the Animas Valley Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Dillard’s	BB+/Ba3/BB	72,212	15.1%	$4.00	$288,848	6.2%	$151	3.3%	1/30/2016(5)
JC Penney	BB+/Ba3/B+	50,749	10.6%	$3.26	$165,438	3.5%	$203	2.1%	4/30/2018
Sears(6)	B/B3/CCC+	65,856	13.8%	$2.42	$159,590	3.4%	$159	2.7%	8/31/2032
Total Anchor Tenants		188,817	39.6%	$3.25	$613,876	13.2%

Major Tenants
Animas 10	NR/NR/NR	30,648	6.4%	$10.50	$321,804	6.9%	(7)	8.2%	10/31/2027
Boot Barn	NR/NR/NR	15,000	3.1%	$15.00	$225,000	4.8%	$205	5.5%	9/30/2017
Ross Dress for Less	NR/NR/BBB+	30,000	6.3%	$6.00	$180,000	3.9%	$193	5.1%	1/31/2017
Total Major Tenants		75,648	15.9%	$9.61	$726,804	15.6%

Non-Major Tenants		161,951	34.0%	$20.53	$3,324,783	71.3%

Occupied Collateral(8)		426,416	89.4%	$10.94	$4,665,463	100.0%

Vacant Space		50,507	10.6%

Collateral Total(9)		476,923	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through April of 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending September 30, 2012.
(4)	Occupancy costs include base rent, reimbursements and percentage rent as applicable.
(5)	Dillard’s has three five-year extension options remaining.
(6)	Sears has the right to terminate its lease at any time upon providing written notice to the landlord. The lease will terminate two years after such notice is provided.
(7)	Animas 10 had sales per screen of $450,631 for the trailing 12-month period ended September 30, 2012.
(8)	Occupancy excludes temporary and seasonal tenants. For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 93.3%.
(9)
The Animas Valley Mall Property contains 476,923 square feet of net rentable area as well as 14,916 square feet of unleasable raw space which was not included in the underwriting of the Animas Valley Mall Property. The total gross rentable square footage of the Animas Valley Mall Property is 491,839.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Animas Valley Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 9/30/2012
Dillard’s	$147	$143	$145	$151
Sears	$169	$162	$167	$159
JC Penney	$207	$195	$209	$203
Animas 10	(2)	(2)	(2)	(2)
Ross Dress for Less	$186	$178	$186	$193
Boot Barn	$160	$171	$206	$205

Total In-line (<10,000 square feet)(3)	$288	$301	$309	$329
Occupancy Costs(3)	11.4%	11.8%	11.9%	11.5%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for Animas 10 (10 screens) were $451,493, $466,615, 442,386 and $450,631 for 2009, 2010, 2011 and the trailing 12-month period ending September 30, 2012, respectively.
(3)	Represents tenants less than 10,000 square feet who were in occupancy for 12 months in each respective year or were in occupancy for the past three reporting periods.

The following table presents certain information relating to the lease rollover schedule at the Animas Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	863	0.2%	863	0.2%	$22,438	$26.00
2013	5	14,078	3.0%	14,941	3.1%	$168,796	$11.99
2014	12	19,943	4.2%	34,884	7.3%	$488,993	$24.52
2015	8	27,855	5.8%	62,739	13.2%	$601,838	$21.61
2016	6	84,885	17.8%	147,624	31.0%	$664,464	$7.83
2017	12	72,805	15.3%	220,429	46.2%	$943,920	$12.97
2018	5	77,633	16.3%	298,062	62.5%	$502,644	$6.47
2019	2	5,635	1.2%	303,697	63.7%	$139,690	$24.79
2020	0	0	0.0%	303,697	63.7%	$0	$0.00
2021	2	5,966	1.3%	309,663	64.9%	$179,177	$30.03
2022	4	14,377	3.0%	324,040	67.9%	$312,523	$21.74
Thereafter	4	102,376	21.5%	426,416	89.4%	$640,980	$6.26
Vacant(4)	0	50,507	10.6%	476,923	100.0%	$0	$0.00
Total/Weighted Average	61	476,923	100.0%			$4,665,463	$10.94

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not shown in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
18,517 square feet (3.9% of net rentable area) is leased to temporary or seasonal tenants and is classified as vacant. Occupancy inclusive of these tenants is 93.3% as of September 30, 2012. Vacant space also includes 12,804 square feet of undeveloped in-line space that was considered leasable vacant space in the underwriting.

The following table presents historical occupancy percentages at the Animas Valley Mall Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
97%	95%	94%

(1)
Information was obtained from the borrower and is based on a total net rentable square footage of 464,119. The borrower’s net rentable square footage figure of 464,119 excludes (i) 12,804 square feet of undeveloped in-line space, which was underwritten as vacant rentable square footage, and (ii) 14,916 square feet of raw space which was excluded from underwritten square footage and considered unleasable. The gross square footage of the Animas Valley Mall Property is 491,839.

(2)	Includes temporary or seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Animas Valley Mall Property:

Cash Flow Analysis(1)

	2010	2011	TTM 9/30/2012	U/W	U/W per SF
Base Rent	$4,202,480	$4,133,740	$4,277,045	$4,665,463	$9.78
Grossed Up Vacant Space	0	0	0	1,351,360	2.83
Percentage Rent	478,191	634,018	562,946	597,174	1.25
Total Reimbursables	1,797,064	1,741,165	1,733,434	1,770,180	3.71
Other Income	1,147,262	1,233,211	1,119,707	1,039,290	2.18
Less Vacancy & Credit Loss	(14,057)	(19,775)	(148,201)	(1,351,360)(2)	(2.83)
Effective Gross Income	$7,610,940	$7,722,359	$7,544,931	$8,072,107	$16.93

Total Operating Expenses	$2,669,654	$2,724,186	$2,544,612	$2,699,156	$5.66

Net Operating Income	$4,941,286	$4,998,173	$5,000,319	$5,372,951	$11.27
TI/LC	0	0	0	219,385	0.46
Capital Expenditures	0	0	0	224,154	0.47
Net Cash Flow	$4,941,286	$4,998,173	$5,000,319	$4,929,413	$10.34

NOI DSCR	1.59x	1.60x	1.60x	1.72x
NCF DSCR	1.59x	1.60x	1.60x	1.58x
NOI DY	9.6%	9.7%	9.7%	10.4%
NCF DY	9.6%	9.7%	9.7%	9.5%

(1)	U/W Base Rent is higher than the TTM September 30, 2012 Base Rent, in part, because 26,262 square feet (5.5% of NRA) of new leases were signed in 2012.
(2)	The underwritten economic vacancy is 14.4%. The Animas Valley Mall Property is currently 89.4% physically occupied.

Appraisal.  According to the appraisal with an effective date of September 26, 2012, the Animas Valley Mall Property had an “as-is” appraised value of $74,000,000.

Environmental Matters.  A Phase I environmental site assessment was performed on October 11, 2012. The assessment did not contain a recommendation to perform a Phase II environmental site assessment at the Animas Valley Mall Property; however, the assessment did report that ground lessee Sears Auto Center (“Sears”) previously removed in-ground hydraulic lifts and that the state environmental agency does not currently require any further action for residual oil impacts to soil in the lift area. In the event that the current improvements are excavated and the soil is exposed, further action may be necessary. Sears is responsible for any such further action pursuant to an indemnification provided in its lease. The assessment recommended no further action other than ensuring that any future excavated soils are properly managed and disposed of.

Market Overview and Competition.  The Animas Valley Mall Property is located in Farmington, New Mexico, approximately 50 miles southwest of Durango, Colorado and 160 miles northwest of Albuquerque, New Mexico. Located in Northwest New Mexico, the city of Farmington, according to the San Juan County Economic Development (SJEDS), is the largest city in the “Four Corners” area (intersection of New Mexico, Colorado, Arizona and Utah), with a population of 43,573, and serves as a trade center for the larger Four Corners region, which has a population base of more than 250,000. The appraiser defined the Animas Valley Mall Property’s primary and secondary trade areas as 15 and 30 miles, respectively. According to the appraisal, the 2012 population within 15 and 30 miles of the property was 103,375 and 119,694, respectively, while the 2012 median household income for the same radii was $46,045 and $45,860, respectively. The Animas Valley Mall Property is situated along the south side of East Main Street (Highway 516), less than five miles northeast of the intersection of Highway 64.  East Main Street is a heavily traveled thoroughfare that serves most of the Four Corner area to the west with average daily traffic counts of 38,700 vehicles per day.

The Animas Valley Mall Property is the only enclosed regional mall serving the Farmington MSA and the closest enclosed regional mall, Cottonwood Mall, is located in Albuquerque, New Mexico, approximately 160 miles southwest of the Animas Valley Mall Property. The appraiser noted several shopping centers in the immediate area of the Animas Valley Mall Property, which were considered to be the most direct competition, due to the lack of regional mall competition. Competitive properties, as determined by the appraiser, are described in more detail in the chart below.

The appraiser estimated the weighted average triple net market rental rate for inline tenants less than 10,000 square feet to be $21.68 per square foot for the Animas Valley Mall Property. Additionally, the appraiser assumed a vacancy rate of 10.4% for the Animas Valley Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Animas Valley Mall Property:

Retail Competitive Set(1)

	Animas Valley Mall (Subject)	San Juan Centers	Orchard Plaza	Plaza Farmington	Four Corner’s Marketplace
Location	Farmington, NM	Farmington, NM	Farmington, NM	Farmington, NM	Farmington, NM
Distance from Subject	––	1.0 mile	4.0 miles	3.0 miles	3.0 miles
Property Type	Regional Mall	Anchored	Anchored	Anchored	Anchored
Year Built/Renovated	1982/2006	1976/2007	1970/NAV	2003/NAV	1998/NAV
Anchors	Dillards, Sears, JC Penney	Beall’s, Dollar General, Hobby Lobby, Staples	Big Lots, Jo-Ann Fabrics	Best Buy, Home Depot, Petco, Safeway, TJ Maxx	Albertson’s, OfficeMax
Total GLA	476,923 SF	276,000 SF	98,920 SF	282,778 SF	97,386 SF
Total Occupancy	89%	80%	90%	95%	90%

(1)	Information obtained from the appraisal dated October 4, 2012.

The Borrower.  The borrower is Animas Valley Mall, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Animas Valley Mall Mortgage Loan. Rouse Properties, Inc., the indirect owner of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the Animas Valley Mall Mortgage Loan.

The Sponsor.  The sponsor for the Animas Valley Mall Mortgage Loan is Rouse Properties, Inc. Rouse is a publicly traded real estate investment trust headquartered in New York City and is publicly traded on the New York Stock Exchange under the ticker RSE. As of December 31, 2011, Rouse reported an ownership interest in 30 retail properties comprising over 21 million square feet of retail and ancillary space. Rouse reported total assets of approximately $1.6 billion and total shareholder’s equity of approximately $426.3 million as of December 31, 2011.

Escrows.  The borrower funded upfront escrows at closing in the amount of: $125,986 for real estate taxes and $360,908 for outstanding tenant improvements and leasing commissions. The Outstanding TI/LC Reserve represents outstanding tenant improvement and leasing commissions funds attributable to four tenants: Inizio ($119,958), Boot Barn ($20,000), Lids ($40,000) and The Children’s Place ($180,950).

The loan documents provide for ongoing monthly escrows in the amount of: $17,998 for real estate taxes, $18,344 for capital expenditures (subject to a cap of $220,128) and $22,543 for tenant improvements and leasing commissions (subject to a cap of $270,511). Monthly insurance escrows are not required so long as the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy and proof of timely payment is provided.

Lockbox and Cash Management.  The Animas Valley Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager is deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon any of the following events occurring: (i) the occurrence and continuance of an event of default; (ii) as of the last day of any calendar quarter during the Animas Valley Mall Mortgage Loan term, the debt service coverage ratio is less than 1.15x; (iii) the commencement of a Lease Sweep Period (as defined below); or (iv) if the property manager is an affiliate of the borrower under the Animas Valley Mall Mortgage Loan, the commencement of an insolvency proceeding against the property manager. A Cash Management Period will end, with regards to a Cash Management Period triggered by: (i) above, with the cure of such event of default; (ii) above, upon the achievement of a debt service coverage ratio of 1.20x for two consecutive calendar quarters; (iii) above, when such Lease Sweep Period has ended; and (iv) above, when such insolvency proceeding has ended.

A “Lease Sweep Period” will commence on the first payment date under the Animas Valley Mall Mortgage Loan following the occurrence of any of the following (i) the date required under a Major Lease (as defined below) by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (if such renewal has not been so exercised); (ii) upon the occurrence and continuance of (a) a material monetary default under any Major Lease or (b) a default under a Major Lease that gives the borrower the right to terminate the lease, in each case, beyond the applicable notice and cure period; (iii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; (iv) if any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; or (v) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

A Lease Sweep Period will end upon the earliest to occur of (x) five dollars per square foot has been accumulated in reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the Lease Sweep Period; or (y) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) above, upon the earlier of (a) the date on which the tenant under the applicable Major Lease exercises its renewal or extension option and all funds listed in (x) above have accumulated in reserve and (b) the date on which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if such a default has been cured and no other default under a Major Lease has occurred for a period of three consecutive months following such cure; and (3) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Dillards lease, the Sears lease, the JC Penney lease and any other future or replacement lease which covers 25,000 or more net rentable square feet of improvements demised under the Dillard’s lease, the Sears lease and/or the JC Penney lease as of the date of origination.

Property Management. The Animas Valley Mall Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower under the Animas Valley Mall Mortgage Loan has the right to transfer the Animas Valley Mall Property, in whole but not in part, subject to the consent of the lender and certain other conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Animas Valley Mall Mortgage Loan; and (ii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates.

Release.  On any payment date following the lockout period, the borrower may obtain a release of any Anchor Parcel (as defined below) from the lien of the mortgage in connection with a partial defeasance and upon the satisfaction of certain conditions, including but not limited to: (i) the sale of the Anchor Parcel is pursuant to an arm’s length agreement to a third party which is not affiliated with either the borrower or the sponsor of the Animas Valley Mall Mortgage Loan; (ii) no event of default is continuing at the time of such sale; (iii) the partial defeasance of the Animas Valley Mall Mortgage Loan in an amount equal to the greater of (a) 100% of the net sales proceeds of the Anchor Parcel and (b) 120% of the allocated loan amount for the Anchor Parcel; (iv) after such release, the debt service coverage ratio for the Animas Valley Mall Mortgage Loan is no less than the greater of (a) the debt service coverage ratio immediately preceding the release and (b) the debt service coverage ratio at closing; and (v) the borrower pays all of the lender’s costs and expenses associated with such release.

An “Anchor Parcel” is defined as each of the portions of the Animas Valley Mall Property occupied by Dillards, Sear’s and JC Penney, respectively.

Additionally, at any time, the borrower may obtain a release of certain vacant, immaterial or non-income producing parcels of the Animas Valley Mall Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to (i) no event of default has occurred and is continuing; (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements; and (iii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the release will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Animas Valley Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

LAUREL LAKES SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

N
T-MOBILE
LAUREL LIQUORS
LAUREL CLEANERS
PAT'S HALLMARK
SLEEPY'S
HAIR CUTTERY
FANCY NAILS
SUBWAY
CITI FINANCIAL
FIVE BELOW
NAVY FEDERAL CREDIT UNION
MULBERRY STREET
SAFEWAY
BEST BUY
ROSS DRESS FOR LESS
MODELL'S
Michaels
STAPLES
LOWE'S
M&T Bank
CYPRESS STREET
SunTrust
HIBACHI SUPREME GRILLE & BUFFET
Red Lobster
UP TO 5,000 SF AVAILABLE
ROUTE 1 (36,880 CPD)
Anchor / Major
Non Anchor / In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

Laurel Lakes Shopping Center
14050-14398 Baltimore Avenue
Laurel, MD 20707
Baltimore 15 miles
Columbia
Gorman Park
North Laurel
HOWARD COUNTY
Savage
Savage Park
Jessup
Clifton T. Perkins Hospital Center
Rocky Gorge Reservoir
Patuxent River Watershed Park
Burtonsville
West Laurel
High Ridge Park
Laurel
Laurel Park
Maryland City
Maryland City Plaza
Fort George Meade
ANNE ARUNDEL COUNTY
MONTGOMERY COUNTY
Towne Centre at Laurel (Under Constr.)
Laurel Regional Hospital
Patuxent Greens Country Club
Patuxent River Park
Fairland Recreational Park
Intercounty Connector
South Laurel
Calverton
Cross Creek Country Club
Muirkirk
Howard University Beltsville Campus
PRINCE GEORGE'S COUNTY
PATUXENT NATL. WILDLIFE REFUGE
South Laurel Neighborhood Park
Beltsville
US Naval Surface Weapons Center
Little Paint Branch Park
National Agricultural Research Center
Washington-Baltimore Pkwy.
Paint Branch Stream Valley Park
GREENBELT
College Park
Greenbelt
Beltway Plaza Mall
Northway Fields Park
Hall Park
NASA Goddard Space Flight Center
Glenn Dale
Bowie State
MARC TRAIN
Greenbelt Park
Capital Beltway
Greenway Center
Doctors Community Hospital
Seabrook
Glenn Dale Country Club
Comcast Center
Clarice Smith Performing Arts Center
Byrd Stadium
University of Maryland College Park
Indian Creek Park
Washington DC 13 miles
GREEN LINE METRO
Baltimore
Washington D.C.
Annapolis
Chesapeake Bay
Ellicott City
Rockville
Silver Spring
Bowie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Laurel Lakes Shopping Center

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Retail
	Original Principal Balance:	$47,000,000		Specific Property Type:	Anchored
	Cut-off Date Principal Balance:	$47,000,000		Location:	Laurel, MD
	% of Initial Pool Balance:	3.6%		Size:	402,474 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF:	$116.78
	Borrower Name:	Laurel Lakes, LLC		Year Built/Renovated:	1985/2004
	Sponsor:	Richard E. Rotner; John J. Greytak		Title Vesting:	Fee
	Mortgage Rate:	4.150%		Property Manager:	Maryland Financial Investors, Inc.
	Note Date:	October 26, 2012		3rd Most Recent Occupancy (As of):	98.8% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	98.8% (12/31/2010)
	Maturity Date:	November 1, 2022		Most Recent Occupancy (As of):	98.8% (12/31/2011)
	IO Period:	120 months		Current Occupancy (As of):	98.8% (9/28/2012)
	Loan Term (Original):	120 months
	Seasoning:	1 month		Underwriting and Financial Information:
	Amortization Term (Original):	NAP
	Loan Amortization Type:	Interest-only, Balloon		3rd Most Recent NOI (As of):	$5,331,882 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$5,778,788 (12/31/2011)
	Call Protection:	L(25),D(91),O(4)		Most Recent NOI (As of):	$6,031,581 (TTM 7/31/2012)
	Lockbox Type:	Soft/Springing Cash Management
	Additional Debt:	None		U/W Revenues:	$7,616,050
	Additional Debt Type:	NAP		U/W Expenses:	$2,070,826
				U/W NOI:	$5,545,224
				U/W NCF:	$5,263,492
				U/W NOI DSCR:	2.80x
Escrows and Reserves(1):				U/W NCF DSCR:	2.66x
				U/W NOI Debt Yield:	11.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.2%
Taxes	$303,888	$101,297	NAP	As-Is Appraised Value:	$90,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 24, 2012
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.1%
TI/LC Reserve	$0	Springing	Various	LTV Ratio at Maturity or ARD:	52.1%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Laurel Lakes Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Laurel, Maryland (the “Laurel Lakes Shopping Center Property”).  The Laurel Lakes Shopping Center Mortgage Loan was originated on October 26, 2012 by Wells Fargo Bank, National Association.  The Laurel Lakes Shopping Center Mortgage Loan had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and accrues interest at an interest rate of 4.150% per annum.  The Laurel Lakes Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Laurel Lakes Shopping Center Mortgage Loan.  The Laurel Lakes Shopping Center Mortgage Loan matures on November 1, 2022.

Following the lockout period, the borrower has the right to defease the Laurel Lakes Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Laurel Lakes Shopping Center Mortgage Loan is prepayable without penalty on or after August 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$47,000,000	100.0%	Loan payoff(1)	$45,245,950	96.3%
			Reserves	303,888	0.6
			Closing costs	579,325	1.2
			Return of equity	870,837	1.9
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%

(1) The Laurel Lakes Shopping Center Property was previously securitized in GSMS 2004-GG2.

The Property.  The Laurel Lakes Shopping Center Property is an anchored retail center containing approximately 402,474 rentable square feet and located in Laurel, Prince George’s County, Maryland.  The Laurel Lakes Shopping Center Property was built in 1985 and renovated in 2004 and is situated on a 38.9-acre site.  The Laurel Lakes Shopping Center Property comprises three buildings (excluding pad sites) with anchor tenants including Lowes Home Center, Best Buy, Safeway, Ross Dress for Less and Staples.  Parking is provided by a total of 2,500 spaces, which results in a parking ratio of 6.21 spaces per 1,000 square feet of rentable area.  As of September 28, 2012, the Laurel Lakes Shopping Center Property was 98.8% occupied by 26 tenants.

The following table presents certain information relating to the tenancies at the Laurel Lakes Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annua U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date
Anchor Tenants
Lowes Home Center(4)	NR/A3/A-	135,197	33.6%	$10.19	$1,378,000	22.6%	NAV	NAV	8/26/2021
Best Buy	BB+/Baa2/BB+	51,325	12.8%	$12.50	$641,562	10.5%	NAV	NAV	1/31/2020
Safeway	BBB-/Baa3/BBB	48,911	12.2%	$9.75	$476,887	7.8%	$321	4.5%	3/31/2016
Ross Dress for Less	NR/NR/BBB+	30,187	7.5%	$15.00	$452,805	7.4%	NAV	NAV	1/31/2015
Staples	BBB/Baa2/BBB	19,775	4.9%	$14.95	$295,636	4.9%	NAV	NAV	10/31/2019
Michael’s	NR/B3/B	22,786	5.7%	$12.50	$284,825	4.7%	NAV	NAV	2/28/2014
Modell’s	NR/NR/NR	22,880	5.7%	$12.10	$276,848	4.5%	$87	19.2%	10/31/2019
Total – Anchor Tenants		331,061	82.3%	$11.50	$3,806,564	62.5%

Non-Anchor Tenants		66,424	16.5%	$34.36	$2,282,327	37.5%

Occupied Collateral		397,485	98.8%	$15.32	$6,088,891	100.0%

Vacant Space		4,989	1.2%

Collateral Total		402,474	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the trailing 12-month period ending December 31, 2011. Safeway and Modell’s are the only Anchor Tenants required to report sales.
(3)	Occupancy costs include base rent and reimbursements, as applicable.
(4)	Lowes Home Center is a leased fee tenant and owns its building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the Laurel Lakes Shopping Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011
Lowes Home Center	NAV	NAV	NAV
Best Buy	NAV	NAV	NAV
Safeway	$386	$362	$321
Ross Dress for Less	NAV	NAV	NAV
Staples	NAV	NAV	NAV
Michael’s	NAV	NAV	NAV
Modell’s	$78	$86	$87

Total In-line (<10,000 square feet)	NAP	NAP	NAP
Occupancy Costs	NAP	NAP	NAP

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Laurel Lakes Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	2	4,000	1.0%	4,000	1.0%	$155,561	$38.89
2014	2	26,228	6.5%	30,228	7.5%	$397,171	$15.14
2015	7	47,926	11.9%	78,154	19.4%	$957,597	$19.98
2016	3	57,034	14.2%	135,188	33.6%	$683,987	$11.99
2017	2	7,833	1.9%	143,021	35.5%	$311,480	$39.77
2018	1	2,511	0.6%	145,532	36.2%	$112,995	$45.00
2019	3	46,643	11.6%	192,175	47.7%	$664,208	$14.24
2020	1	51,325	12.8%	243,500	60.5%	$641,562	$12.50
2021	3	148,911	37.0%	392,411	97.5%	$1,858,835	$12.48
2022	0	0	0.0%	392,411	97.5%	$0	$0.00
Thereafter	2	5,074	1.3%	397,485	98.8%	$305,494	$60.21
Vacant	0	4,989	1.2%	402,474	100.0%	$0	$0.00
Total/Weighted Average	26	402,474	100.0%			$6,088,891	$15.32

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Laurel Lakes Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
99%	99%	99%

(1)	Information obtained from borrower rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Laurel Lakes Shopping Center Property:

Cash Flow Analysis

	2010		2011		TTM 7/31/2012	U/W	U/W $ per SF
Base Rent	$5,694,197		$5,758,460		$6,003,081	$6,088,891	$15.32
Grossed Up Vacant Space	0		0		0	124,725	0.31
Percentage Rent	0		0		0	0	0.00
Total Reimbursables	1,816,432		1,874,772		1,754,527	1,713,115	4.26
Other Income	18,369		0		25	0	0.00
Less Vacancy & Credit Loss	0		0		0	(310,681)(1)	(0.77)
Effective Gross Income	$7,528,998		$7,633,232		$7,757,633	$7,616,050	$18.92

Total Operating Expenses	$2,197,116		$1,854,444		$1,726,052	$2,070,826	$5.15

Net Operating Income	$5,331,882		$5,778,788		$6,031,581	$5,545,224	$13.78
TI/LC	197,850		201,503		0	201,237	0.50
Capital Expenditures	22,674		48,856		5,149	80,495	0.20
Net Cash Flow	$5,111,358		$5,528,429		$6,026,432	$5,263,492	$13.08

NOI DSCR	2.70	x	2.92	x	3.05x	2.80x
NCF DSCR	2.58	x	2.80	x	3.05x	2.66x
NOI DY	11.3%		12.3%		12.8%	11.8%
NCF DY	10.9%		11.8%		12.8%	11.2%

(1)	The underwritten economic vacancy is 5.0%. The Laurel Lakes Shopping Center Property is currently 98.8% physically occupied.

Appraisal.  As of the appraisal valuation date of May 24, 2012, the Laurel Lakes Shopping Center Property had an “as-is” appraised value of $90,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 20, 2012, there was no evidence of any recognized environmental conditions at the Laurel Lakes Shopping Center Property.

Market Overview and Competition.  The Laurel Lakes Shopping Center Property is located within the City of Laurel, Prince George’s County, Maryland, approximately 23 miles southwest of the Baltimore central business district and approximately 24 miles northeast of Washington, D.C.  The boundaries of the immediate area are Interstate 95 to the west, Baltimore Washington Parkway (Maryland Route 295) to the east, Maryland Route 32 to the north and Beltsville, Maryland to the south.  According to the appraisal, as of 2011, the population within a three-mile and five-mile radius of the Laurel Lakes Shopping Center Property was 74,190 and 151,228, respectively.  The estimated average household income within the same three-mile and five-mile radius was $77,391 and $87,123, respectively.

According to the appraisal, the Laurel Lakes Shopping Center Property is located in the Northern Prince George’s County submarket, which contains approximately 7.7 million square feet of retail space.  The submarket vacancy is approximately 10.0%, as of the second quarter of 2012, with average asking rents of $21.32 per square foot on a triple net basis.

The following table presents certain information relating to comparable retail centers for the Laurel Lakes Shopping Center Property:

Competitive Set(1)

	Laurel Lakes Shopping Center (Subject)	Centre at Laurel	Laurel Shopping Center	Maryland City Plaza	Corridor Marketplace	Laurel Commons
Location	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD
Distance from Subject	--	0.5 miles	1.2 miles	3.2 miles	3.7 miles	1.0 mile
Property Type	Community Center	Community Center	Community Center	Community Center	Community Center	Regional Center
Year Built/Renovated	1985/2004	2005/NAP	1956/1994	1965/2005	1995/NAP	1969/1999
Total GLA	402,474 SF	136,961 SF	386,000 SF	192,893 SF	438,428 SF	664,589 SF
Total Occupancy	99%	96%	94%	95%	100%	NAV

(1)	Information obtained from the appraisal dated September 13, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

The Borrower.  The borrower is Laurel Lakes, LLC, a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Laurel Lakes Shopping Center Mortgage Loan.  Richard E. Rotner and John J. Greytak, the sponsors, are the guarantors of certain nonrecourse carveouts under the Laurel Lakes Shopping Center Mortgage Loan.

The Sponsor.  The loan sponsors are Richard E. Rotner and John J. Greytak.  Richard E. Rotner is the chairman of H&R Retail, Inc., one of the largest retail-only real estate brokerage firms in the Washington, D.C./Baltimore metropolitan area.  In addition to tenant representation, Mr. Rotner has been responsible for the syndication, development, leasing and management of shopping centers for over 20 limited partnerships and has personally developed more than two million square feet of retail space in the greater Washington, D.C./Baltimore area.  John J. Greytak currently holds ownership interests in nine retail developments valued at approximately $99.0 million and reported a net worth of approximately $94.2 million as of March 1, 2012. Richard E. Rotner and John J. Greytak were involved DPOs, foreclosures, deeds-in-lieu of foreclosure and debt restructurings related to prior owned properties.  See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $303,888 for taxes.  The loan documents also provide for ongoing monthly escrows in the amount of $101,297 for taxes.  Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.  Ongoing monthly replacement reserves are not required as long as the property is being adequately maintained, as reasonably determined by the lender.  In addition, upon the occurrence of a New Lease Event (as defined below) or the occurrence and continuance of a Safeway Lease Trigger Event (as defined below) or a Safeway Bankruptcy Event (as defined below), the borrower will be required to deposit ongoing monthly reserves in the amount of $100,000 for tenant improvements and leasing commissions (“TI/LC”) and free rent.  The TI/LC reserve account is subject to a cap of $1,000,000 if the trigger event is a Safeway Lease Trigger Event or a Safeway Bankruptcy Event; provided, however, if the trigger event is caused by Safeway failing to deliver a renewal notice by May 31, 2015 and Safeway thereafter executes a new lease, then the cap will be the total amount of TI/LCs and free rent set forth in such lease.  In addition, if the TI/LC reserve account is triggered by a New Lease Event, it will be subject to a cap in an amount equal to the total amount of TI/LC and free rent set forth in the applicable lease.

A “New Lease Event” will exist upon (i) the borrower terminating Modell’s lease and entering into a new lease with DSW Shoes (or a similar tenant acceptable to the lender) on or before December 31, 2013 with terms materially similar to those outlined in the signed letter of intent dated September 26, 2012, including but not limited to a rent of $18 per square foot and term of 10 years, or (ii) the borrower modifying Best Buy’s lease to decrease the amount of leased space, provided that the space returned by Best Buy is leased to Old Navy (or a similar tenant acceptable to the lender) on the same or better terms than the current lease with Best Buy and with a lease maturity on or later than the Best Buy lease.

A “Safeway Lease Trigger Event” will exist upon Safeway (i) failing to deliver a renewal notice by May 31, 2015, (ii) defaulting on its lease, (iii) terminating its lease, (iv) going dark for a period of 10 days or more, or (v) providing notice that it will not renew its lease.  A Safeway Lease Trigger Event will be cured, with respect to (i) above, upon Safeway renewing its lease; with respect to (ii) and (iv) above, upon Safeway resuming operations at the property in accordance with the terms of its lease; or provided that Safeway does not renew its lease (and with respect to (iii) above), the date on which (a) one or more acceptable replacement tenants have signed a lease and are in occupancy and open for business and (b) all tenant improvements required under the new lease(s) have been satisfactorily completed.

A “Safeway Bankruptcy Event” will exist upon Safeway or its parent company filing for bankruptcy or having an involuntary bankruptcy proceeding filed against them.  A Safeway Bankruptcy Event will be cured at the time in which a plan of reorganization has been provided and Safeway has commenced the payment and performance of its lease obligations.

Lockbox and Cash Management.  The Laurel Lakes Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and the property manager deposit all rents directly into such lockbox within one business day of receipt.  Upon the occurrence of a Cash Trap Event Period (as defined below), all tenants will be directed to pay their rents directly into the lockbox account.  Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

A “Cash Trap Event Period” will exist upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x at the end of any fiscal quarter or (iii) the borrower’s failure to fund any springing reserve.  A Cash Trap Event Period will expire upon the cure of such event of default, the debt service coverage ratio being at least 1.50x for six consecutive calendar months or the balance in the excess cash flow subaccount reaching the springing reserve cap amount.

Property Management.  The Laurel Lakes Shopping Center Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Laurel Lakes Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

In addition, the borrower has a one-time right to convert to tenancy-in-common (“TIC”) structure, subject to certain conditions, including (i) lender approval of the TIC agreement, which shall include waiver of rights of partition; (ii) no more than two TIC members; (iii) managing TIC shall be controlled by the current sponsor; and (iv) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.  See “Risk Factors – Risks Related to the Mortgage Pool – Tenancies in Common May Hinder Recovery” in the Free Writing Prospectus.

Right of First Offer.  Lowes Home Center, which is a leased fee tenant and owns its own building, has a right of first offer (“ROFO”) to purchase its land parcel following the land parcel being separately subdivided.  Currently, the Lowes Home Center is not under a separate tax lot; therefore, the ROFO does not presently exist. The ROFO is not extinguished by a foreclosure of the Laurel Lakes Shopping Center Property; however, the ROFO does not apply to a foreclosure or deed in lieu thereof.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  None.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Laurel Lakes Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

Bricktown Square Shopping Center
6420-6560 West Fullerton Avenue
Chicago, IL 60707
Lake Michigan
Chicago
Northbrook
Northfield
Winnetka
Kenilworth
Wilmette
Evanston
Glenview
Mount Prospect
Morton Grove
Skokie
Niles
Park Ridge
Des Plaines
Lincolnwood
Chicago O'Hare International Airport
Rosemont
Norridge
Schiller Park
Franklin Park
River Grove
Elmwood Park
Melrose Park
River Forest
Oak Park
Maywood
Bellwood
Hillside
Forest Park
Broadview
North Riverside
Berwyn
Cicero
La Grange Park
Brookfield
Riverside
Western Springs
La Grange
Lyons
Stickney
McCook
Summit
Hodgkins
Bedford Park
Justice
Bridgeview
Burbank
Burr Ridge
Willow Springs
Hickory Hills
Oak Lawn
Evergreen Park
Chicago Midway Intl. Airport
Galewood
Cook County
Lincoln Park
Near North
Loop
Navy Pier
Hyde Park
Washington Park
Kennedy Expwy
Eisenhower Expwy
Stevenson Expwy
Edens Expwy
Lake Shore Drive
Dan Ryan Expwy
Chicago Skyway
Tri-State Tollway
Wisconsin
Illinois
Indiana
Waukegan
Schaumburg
Elgin
Aurora
Naperville
Joliet
Gary

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Bricktown Square Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,500,000			Location:	Chicago, IL
% of Initial Pool Balance:	2.7%			Size:	292,309 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$121.45
Borrower Name:	Bricktown Square, LLC			Year Built/Renovated:	1987/2008
Sponsor:	Bonnie Management Corporation			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	Self-managed
Note Date:	November 6, 2012			3rd Most Recent Occupancy (As of):	86.7% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.1% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	90.1% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	94.2% (9/1/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,499,018 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,221,549 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,373,361 (TTM 8/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$5,147,898
Additional Debt Type:	NAP			U/W Expenses:	$1,847,026
				U/W NOI:	$3,300,872
Escrows and Reserves(1):				U/W NCF:	$2,988,497
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR :	1.51x
Taxes	$455,861	$91,172	NAP	U/W NCF DSCR:	1.37x
Insurance	$45,656	$5,546	NAP	U/W NOI Debt Yield:	9.3%
Replacement Reserves	$0	$4,625	NAP	U/W NCF Debt Yield:	8.4%
TI/LC Reserve	$0	$12,589	NAP	As-Is Appraised Value:	$47,900,000
Deferred Maintenance	$163,156	$0	NAP	As-Is Appraisal Valuation Date:	September 16, 2012
Tenant Specific TI/LC Reserve (Sports Authority)	$200,000	$0	NAP	Cut-off Date LTV Ratio:	74.1%
Tenant Specific TI/LC Reserve (Babies “R” Us)	$886,844	$113,156	NAP	LTV Ratio at Maturity or ARD:	60.1%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Bricktown Square Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 292,309 square foot anchored retail center located in Chicago, Illinois (the “Bricktown Square Shopping Center Property”).  The Bricktown Square Shopping Center Mortgage Loan was originated on November 6, 2012 by The Royal Bank of Scotland.  The Bricktown Square Shopping Center Mortgage Loan had an original principal balance of $35,500,000, has an outstanding principal balance as of the Cut-off Date of $35,500,000 and accrues interest at an interest rate of 4.590% per annum.  The Bricktown Square Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payment of principal and interest based on a 30-year amortization schedule. The Bricktown Square Shopping Center Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower will have the right to defease the Bricktown Square Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Bricktown Square Shopping Center Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$35,500,000	96.1%	Loan payoff	$34,866,648	94.4%
Sponsor’s new cash contribution	1,437,327	3.9	Reserves	1,751,517	4.7
			Closing costs	319,162	0.9
Total Sources	$36,937,327	100.0%	Total Uses	$36,937,327	100.0%

The Property.  The Bricktown Square Shopping Center Property is an anchored retail center located in Chicago, Illinois. The Bricktown Square Shopping Center Property is anchored by Capital Fitness (Xsport Fitness), Babies “R” Us and The Sports Authority and has major tenants including Walgreens, Conway Stores, Harbor Freight Tools, Aldi and Dollar Tree. Containing approximately 292,309 rentable square feet, the Bricktown Square Shopping Center Property was developed by the sponsor in 1987, renovated in 2008 and is comprised of three multi-tenant buildings on a 24.9-acre lot.  As of September 1, 2012, the Bricktown Square Shopping Center Property was 94.2% leased to 19 tenants.

The following table presents certain information relating to the tenancies at the Bricktown Square Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants

Capital Fitness (XSport)	NR/NR/NR	35,280	12.1%	$14.00	$493,920	13.8%	NAV	NAV	12/31/2017(5)
Babies ”R” Us	B/B3/B	45,083	15.4%	$10.85	$488,985	13.7%	$144	11.7%	1/31/2028
The Sports Authority	NR/NR/B-	36,495	12.5%	$9.00	$328,455	9.2%	$146	10.4%	1/31/2018
Total Anchor Tenants		116,858	40.0%	$11.22	$1,311,360	36.7%

Major Tenants
Walgreens	NR/Baa1/BBB	14,820	5.1%	$32.52	$482,000	13.5%	NAV	NAV	5/31/2083(6)
Conway Stores	NR/NR/NR	24,000	8.2%	$10.50	$252,000	7.1%	NAV	NAV	1/31/2016
Harbor Freight Tools	NR/NR/B+	20,452	7.0%	$12.00	$245,424	6.9%	NAV	NAV	6/5/2022
Aldi	NR/NR/NR	18,000	6.2%	$11.75	$211,500	5.9%	NAV	NAV	3/31/2017
Dollar Tree	NR/NR/NR	15,310	5.2%	$5.50	$84,205	2.4%	NAV	NAV	4/30/2016
Total Major Tenants		92,582	31.7%	$13.77	$1,275,129	35.7%

Non-Major Tenants		66,046	22.6%	$14.96	$987,947	27.6%

Occupied Collateral		275,486	94.2%	$12.98	$3,574,436	100.0%

Vacant Space		16,823	5.8%

Collateral Total		292,309	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The underwritten base rent includes contractual rent steps through March 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending January 31, 2012. Only Babies “R” Us and Sports Authority are required to report sales.
(4)	Occupancy costs include base rent and reimbursements, as applicable.
(5)	Capital Fitness (XSport) has three, five-year extension options remaining.
(6)	Beginning on October 31, 2032, Walgreens has the right to terminate its lease every five years through its expiration in 2083.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Bricktown Square Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	2,500	0.9%	2,500	0.9%	$42,000	$16.80
2013	1	4,001	1.4%	6,501	2.2%	$100,025	$25.00
2014	2	6,466	2.2%	12,967	4.4%	$22,404	$3.46
2015	0	0	0.0%	12,967	4.4%	$0	$0.00
2016	3	44,310	15.2%	57,277	19.6%	$458,705	$10.35
2017	7	97,444	33.3%	154,721	52.9%	$1,341,840	$13.77
2018	2	40,410	13.8%	195,131	66.8%	$393,053	$9.73
2019	0	0	0.0%	195,131	66.8%	$0	$0.00
2020	0	0	0.0%	195,131	66.8%	$0	$0.00
2021	0	0	0.0%	195,131	66.8%	$0	$0.00
2022	1	20,452	7.0%	215,583	73.8%	$245,424	$12.00
Thereafter	2	59,903	20.5%	275,486	94.2%	$970,985	$16.21
Vacant	0	16,823	5.8%	292,309	100.0%	$0	$0.00
Total/Weighted Average	19	292,309	100.0%		100.0%	$3,574,436	$12.98

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bricktown Square Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
87%	90%	90%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bricktown Square Shopping Center Property:

Cash Flow Analysis

	2010	2011	TTM 8/30/2012	U/W	U/W $ per SF
Base Rent	$3,489,510	$3,610,061	$3,554,337	$3,574,436	$12.23
Grossed Up Vacant Space	0	0	0	421,495	1.44
Percentage Rent	0	1,758	12,801	30,833	0.11
Total Reimbursables	1,596,981	1,538,492	1,632,075	1,542,629	5.28
Other Income	(4,713)	5,501	26,743	0	0.00
Less Vacancy & Credit Loss	0	0	0	(421,495)(1)	(1.44)
Effective Gross Income	$5,081,778	$5,155,812	$5,226,619	$5,147,898	$17.61

Total Operating Expenses	$1,582,760	$1,934,263	$1,853,258	$1,847,026	$6.32

Net Operating Income	$3,499,018	$3,221,549	$3,373,361	$3,300,872	$11.29
TI/LC	0	0	0	253,913	0.87
Capital Expenditures	0	0	0	58,462	0.20
Net Cash Flow	$3,499,018	$3,221,549	$3,373,361	$2,988,497	$10.22

NOI DSCR	1.60x	1.48x	1.55x	1.51x
NCF DSCR	1.60x	1.48x	1.55x	1.37x
NOI DY	9.9%	9.1%	9.5%	9.3%
NCF DY	9.9%	9.1%	9.5%	8.4%

(1)	The underwritten economic vacancy is 7.6%. The Bricktown Square Shopping Center Property is currently 94.2% physically occupied.

Appraisal.  As of the appraisal valuation date of September 16, 2012, the Bricktown Square Shopping Center Property had an “as-is” appraised value of $47,900,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 16, 2012, there was no evidence of any recognized environmental conditions at the Bricktown Square Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

Market Overview and Competition.  The Bricktown Square Shopping Center Property is located in a heavily-trafficked retail corridor, approximately 10 miles northwest of the Chicago central business district. The Bricktown Square Shopping Center Property is located in an urban, in-fill area situated on the northwest corner of West Fullerton Avenue and North Narragansett Avenues.  According to the appraisal, the estimated 2012 average household income within a one-, two- and three-mile radius of the Bricktown Square Shopping Center Property is approximately $61,549, $67,108 and $65,503, respectively.

According to the appraisal, the Bricktown Square Shopping Center Property is located in the Chicago retail market and the City North retail submarket.  The Chicago retail market vacancy rate ended the first quarter of 2012 at 9.0% while average base rental rates ended the first quarter of 2012 at $16.76 triple net per square foot.  The City North submarket vacancy rate ended the first quarter of 2012 at 5.9% while average base rental rates ended the first quarter of 2012 at $21.49 triple net per square foot. Based on recent leasing activity at the Bricktown Square Shopping Center Property and the analysis of comparable properties, the appraiser concluded triple net market rental rates at the Bricktown Square Shopping Center Property of $10.50 per square foot, $11.00 per square foot, $15.00 per square foot and $23.00 triple net per square foot for anchor, junior anchor, side inline and front inline, respectively.

The following table presents certain information relating to comparable retail centers for the Bricktown Square Shopping Center Property:

Competitive Set(1)

	Bricktown Square Shopping Center (Subject)	Norridge Commons	Brickyard Mall	Harlem- Foster Shopping Center	Dunning Square	Addison Mall
Location	Chicago, IL	Norridge, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	3.2 miles	0.8 miles	4.5 miles	2.8 miles	6.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1987/2008	1974/NAV	2004/NAV	1956/NAV	1989/NAV	1985/NAV
Anchors	Babies “R” Us, The Sports Authority, Capital Fitness	Kmart, Petco, Staples, Bed Bath & Beyond	Jewel/Osco, Marshalls, Office Max	Jewel/Osco, Burlington Coat Factory	Jewel/Osco, T.J. Maxx	Target
Total GLA	292,309 SF	331,882 SF	264,353 SF	280,467 SF	130,867 SF	274,204 SF
Total Occupancy	94%	99%	97%	87%	87%	100%

(1)	Information obtained from the appraisal dated September 26, 2012.

The Borrower.  The borrower is Bricktown Square, LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bricktown Square Shopping Center Mortgage Loan. The borrower is ultimately controlled by Scott Inbinder, David Lasky and Robert Palley, the guarantors of certain nonrecourse carveouts under the Bricktown Square Shopping Center Mortgage Loan.

The Sponsor.  The sponsor for the Bricktown Square Shopping Center Mortgage Loan is Bonnie Management Corporation, which was founded in 1974 as a full service commercial real estate firm headquartered in Chicago, Illinois.  The sponsor currently manages properties totaling approximately 1.7 million square feet and ranging from 5,000 square feet to 400,000 square feet.  The properties are located in the Midwest portion of the United States, including Illinois, Wisconsin and California.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $455,861 for real estate taxes, $163,156 for deferred maintenance, $200,000 for the Tenant Specific TI/LC Reserve (Sports Authority), established to fund outstanding tenant improvement expenses associated with Sports Authority, and $886,844 for the Tenant Specific TI/LC Reserve (Babies “R” Us), established to fund outstanding tenant improvement expenses associated with Babies “R” Us. It is expected that the Tenant Specific TI/LC Reserve (Babies “R” Us) will be fully drawn down by the end of the second quarter of 2013. The Tenant Specific TI/LC Reserve (Sports Authority) was established to fund tenant improvement expenses for the Sports Authority store, if the tenant chooses to improve the store. In the event that Sports Authority notifies the borrower that it will not draw these funds, the funds will be transferred to the TI/LC reserve. The loan documents provide for a one-time deposit of $113,156 into the Tenant Specific TI/LC Reserve (Babies “R” Us), on the first payment date of the Bricktown Square Shopping Center Mortgage Loan, which will increase the balance of the reserve to $1,000,000.

The loan documents also provide for ongoing escrows in the amount of $91,172 for real estate taxes, $5,546 for insurance, $4,625 for replacement reserves and $12,589 for ongoing tenant improvements and leasing commissions.

Lockbox and Cash Management.  The Bricktown Square Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Bricktown Square Shopping Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing under the Bricktown Square Shopping Center Mortgage Loan or (ii) if the actual debt service coverage ratio at the end of any calendar quarter is less than 1.10x.  A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured or with respect to the matters described in clause (ii) above, when the Bricktown Square Shopping Center Property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters

Property Management.  The Bricktown Square Shopping Center Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Bricktown Square Shopping Center Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Bricktown Square Shopping Center Mortgage Loan; (ii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates; and (iii) all of the lender’s reasonable costs and expenses have been paid in connection with the transfer.

Free Release.  The loan documents permit the release of a non-income producing outlot, without payment of any prepayment penalties, subject to customary release provisions.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bricktown Square Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

DEERFIELD EMBASSY SUITES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEERFIELD EMBASSY SUITES

Deerfield Embassy Suites
950 South Ocean Drive
Deerfield Beach, FL 33441
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
THE EVERGLADES
Atlantic Ocean
PALM BEACH COUNTY
BROWARD COUNTY
Palm Beach Intl. Airport 20 miles
Miami Intl. Airport 24 miles
Boynton Beach
Gulf Stream
Delray Beach
Highland Beach
Boca Raton
Deerfield Beach
Lighthouse Point
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Oakland Park
Wilton Manors
Fort Lauderdale
Hollywood
Hamptons at Boca Raton
Mission Bay
Boca Del Mar
Sandalfoot Cove
Boca Pointe
Parkland
Coconut Creek
Coral Springs
Margate
North Lauderdale
Tamarac
Lauderhill
Lauderdale Lakes
Sunrise
Plantation
Weston
Davie
Sawgrass Expwy
Florida's Turnpike
TRI RAIL
Boca Raton Airport
Palm Beach State College
Florida Atlantic University
Pompano Beach Airpark
Ft. Lauderdale Executive Airport
Fort Lauderdale/ Hollywood Intl. Airport
Port Everglades
John U. Lloyd Beach State Park
Nova Southeastern University
Deerfield Mall
The Promenade at Coconut Creek
Coral Square Mall
Sawgrass Mills and The Oasis
BankAtlantic Center
Galleria at Ft. Lauderdale
Coral Ridge Mall
Broward Mall
Markham Park
Cleveland Clinic Florida
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Ft. Lauderdale
Weston
Hollywood
Hialeah
Miami
Miami Beach
Coral Gables
Homestead
Florida City
Gulf of Mexico
THE EVERGLADES
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Deerfield Embassy Suites

Loan Information				Property Information
	Mortgage Loan Seller:	Liberty Island Group I LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Hospitality
	Original Principal Balance:	$32,250,000		Specific Property Type:	Full Service
	Cut-off Date Principal Balance:	$32,175,919		Location:	Deerfield Beach, FL
	% of Initial Pool Balance:	2.5%		Size:	244 rooms
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Room:	$131,869
	Borrower Name:	Deerfield Beach ES Hotel, L.L.C. & Deerfield Beach ES Leasing, L.L.C.
	Sponsors:	FelCor Lodging LP		Year Built/Renovated:	1986/2006
	Mortgage Rate:	4.940%		Title Vesting:	Fee
	Note Date:	September 19, 2012		Property Manager:	Embassy Suites Management LLC
	Anticipated Repayment Date:	NAP		3rd Most Recent Occupancy (As of):	70.9% (12/31/2009)
	Maturity Date:	October 1, 2022		2nd Most Recent Occupancy (As of):	73.7% (12/31/2010)
	IO Period:	None		Most Recent Occupancy (As of):	68.5% (12/31/2011)
	Loan Term (Original):	120 months		Current Occupancy (As of):	67.4% (7/31/2012)
	Seasoning:	2 months
	Amortization Term (Original):	360 months		Underwriting and Financial Information:
	Loan Amortization Type:	Amortizing Balloon
	Interest Accrual Method:	Actual/360		3rd Most Recent NOI (As of):	$4,342,000 (12/31/2010)
	Call Protection:	L(27),GRTR 1% or YM(89),O(4)		2nd Most Recent NOI (As of):	$4,350,000 (12/31/2011)
	Lockbox Type:	Soft/Springing Cash Management		Most Recent NOI (As of):	$4,275,000 (TTM 7/31/2012)
	Additional Debt:	Yes
	Additional Debt Type:	Future Mezzanine		U/W Revenues:	$13,767,279
				U/W Expenses:	$9,744,043
				U/W NOI:	$4,023,236
				U/W NCF:	$3,472,545
				U/W NOI DSCR:	1.95x
Escrows and Reserves(1):				U/W NCF DSCR:	1.68x
				U/W NOI Debt Yield:	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.8%
Taxes	$928,457	$77,371	NAP	As-Is Appraised Value:	$50,000,000
Insurance	$4,209	$383	NAP	As-Is Appraisal Valuation Date:	August 1, 2012
FF&E	NAP	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
Seasonality Reserve	$0	$85,000	NAP	LTV Ratio at Maturity or ARD:	52.9%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Deerfield Embassy Suites Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage in an Embassy Suites Hotel located in Deerfield Beach, Florida (the “Deerfield Embassy Suites Property”). The Deerfield Embassy Suites Mortgage Loan was originated on September 19, 2012 by Prudential Mortgage Capital Company, LLC. The Deerfield Embassy Suites Mortgage Loan had an original principal balance of $32,250,000, has an outstanding principal balance as of the Cut-off Date of $32,175,919 and accrues interest at an interest rate of 4.940% per annum. The Deerfield Embassy Suites Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Deerfield Embassy Suites Mortgage Loan matures on October 1, 2022.

Following the lockout period, the borrower has the right to prepay the Deerfield Embassy Suites Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Deerfield Embassy Suites Mortgage Loan is prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEERFIELD EMBASSY SUITES

Sources and Uses

Sources			Uses
Original loan amount	$32,250,000	100.0%	Loan payoff	$17,791,335	55.2%
			Reserves	1,104,610	3.4
			Closing costs	496,737	1.5
			Return of equity	12,857,318	39.9
Total Sources	$32,250,000	100.0%	Total Uses	$32,250,000	100.0%

The Property.  The Deerfield Embassy Suites Property is a full service hotel located in Deerfield Beach, Florida. The Deerfield Embassy Suites Property is a seven-story hotel, with a total of 244 rooms. The hotel site encompasses 2.23 acres and offers a host of amenities including 10,000 square feet of meeting space, a full service restaurant, a 3,300 square foot spa, an outdoor swimming pool, a whirlpool, a fitness center, a business center, a small retail gift shop and coin operated guest laundry. The Deerfield Embassy Suites Property features all suite-style guestroom configurations with balconies located on all sides. Suites located at the end of the Deerfield Embassy Suites Property have wrap-around balconies. Each guestroom includes a bedroom, a living area, two bathrooms, a 32-inch flat screen LCD TV, a dining/work table, a wet bar with small refrigerator, microwave and coffee maker. The franchise agreement between the Deerfield Embassy Suites Property and Promus Hotels, Inc. expires on September 29, 2016.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Deerfield Embassy Suites Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W $ per Room
Occupancy	73.7%	68.5%	67.4%	67.4%
ADR	$162.50	$176.40	$178.93	$178.93
RevPAR	$119.76	$120.83	$120.52	$120.52

Total Revenue	$14,152,000	$13,898,000	$13,805,000	$13,767,279	$56,423
Total Department Expenses	4,537,000	4,435,000	4,268,000	4,256,000	17,443
Gross Operating Profit	$9,615,000	$9,463,000	$9,537,000	$9,511,279	$38,981

Total Undistributed Expenses	3,976,000	3,885,000	4,074,000	4,242,018	17,385
Profit Before Fixed Charges	$5,639,000	$5,578,000	$5,463,000	$5,269,260	$21,595

Total Fixed Charges	1,297,000	1,228,000	1,118,000	1,246,025	5,107

Net Operating Income	$4,342,000	$4,350,000	$4,275,000	$4,023,236	$16,489
FF&E	566,000	556,000	552,000	550,691	2,257
Net Cash Flow	$3,776,000	$3,794,000	$3,723,000	$3,472,545	$14,232

NOI DSCR	2.10x	2.11x	2.07x	1.95x
NCF DSCR	1.83x	1.84x	1.80x	1.68x
NOI DY	13.5%	13.5%	13.3%	12.5%
NCF DY	11.7%	11.8%	11.6%	10.8%

Appraisal.  According to the appraisal dated August 1, 2012, the Deerfield Embassy Suites Property had an “as-is” appraised value of $50,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 29, 2012, there was no evidence of any recognized environmental condition at the Deerfield Embassy Suites Property.

Market Overview and Competition.  The Deerfield Embassy Suites Property is located in Deerfield Beach, Florida near US Route 1 on a narrow island off the east coast of Deerfield Beach in Broward County, Florida. Primary regional access to the area is provided by US Route 1, which spans the length of Florida along the east coast, paralleling Interstate 95. The Deerfield Embassy Suites Property is located approximately 20 miles north of the Fort Lauderdale-Hollywood International Airport and 12 miles east of the Florida Everglades. The Deerfield Embassy Suites Property is also within walking distance of the Atlantic Ocean.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEERFIELD EMBASSY SUITES

The following table presents certain information relating to the Deerfield Embassy Suites Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Deerfield Embassy Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2012 TTM	67.3%	$145.90	$98.18	67.0%	$178.59	$119.62	99.5%	122.4%	121.8%
12/31/2011	68.1%	$147.06	$100.21	70.0%	$181.14	$126.75	102.8%	123.2%	126.5%
12/31/2010	64.9%	$136.88	$88.77	75.0%	$165.51	$124.14	115.6%	120.9%	139.8%

(1)	Information obtained from a third party hospitality report dated October 18, 2012.

The Borrower.  The borrowers are Deerfield Beach ES Hotel, L.L.C. and Deerfield Beach ES Leasing, L.L.C., each of which is a Delaware limited liability company and has an independent director. Deerfield Beach ES Hotel, L.L.C. is the owner of the fee and lessor under an operating agreement with Deerfield Beach ES Leasing, L.L.C., the lessee under the operating statement. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Deerfield Embassy Suites Mortgage Loan. Each entity is 100% owned by Felcor Lodging Limited Partnership, the guarantor of certain nonrecourse carveouts under the Deerfield Embassy Suites Mortgage Loan.

The Sponsor. The sponsor is FelCor Lodging Limited Partnership, a wholly-owned subsidiary of FelCor Lodging Trust, Inc. (“FelCor Lodging”) that is listed on the New York Stock Exchange. As of August 2012, Felcor Lodging owned 69 hotels and resorts in more than 30 major markets in 22 states. Most are operated under brands such as Doubletree, Embassy Suites Hotels, Fairmont, Hilton, Holiday Inn, Marriott, Renaissance, Sheraton and Westin.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $928,457 for real estate taxes and $4,209 for insurance premiums.

The loan documents provide for ongoing monthly escrows in the amount of $77,371 for real estate taxes and $383 for insurance. The loan documents also provide for an FF&E reserve for which the annual escrow requirements are calculated as follows (i) at the end of each year the borrower will provide appropriate documentation of FF&E expenditures and if the amount expended exceeds 4.0% of gross revenues for that year, then the borrower will not be required to deposit with the lender any FF&E amounts but instead will be credited from the reserve for the next year the difference between amounts actually expended and 4.0% of gross revenues and (ii) otherwise, if the borrower provides documentation showing that less than 4.0% was expended, then the borrower will deposit with the lender a lump sum representing the difference between 4.0% and the amount actually expended. This process shall be ongoing throughout the loan term. Additionally, the loan documents provide for an ongoing seasonality reserve in an amount of $85,000. Commencing with the payment date occurring in November, 2012 and on each and every In-Season Payment Date (defined as the calendar months of December through May, inclusive) thereafter for so long as any portion of the debt remains outstanding for the Deerfield Embassy Suites Mortgage Loan, the borrower shall make the required deposit into the seasonality reserve, as such amount may be adjusted from time to time by the lender to reflect projected changes in seasonal income.

Lockbox and Cash Management.  The Deerfield Embassy Suites Mortgage Loan requires a lender-controlled lockbox account, which is already in place. All revenue and credit card receipts payable with respect to the Deerfield Embassy Suites Property are initially deposited into a hotel account in which the lender has a first priority security interest.  After payment of hotel operating expenses and other amounts required to be paid under the hotel management agreement, the manager deposits all remaining amounts into the lockbox account. All funds on deposit in the lockbox account are swept as directed by the borrower into an account designated by the borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence and continuation of an event of default under the Deerfield Embassy Suites Mortgage Loan; (ii) if, as of the last day of any calendar quarter during the Deerfield Embassy Suites Mortgage Loan term, the debt service coverage ratio is less than 1.20x; (iii) the Deerfield Embassy Suites Property at any time ceases to operate as a franchise of a franchisor without the lender’s prior consent and will end, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), when the lender has determined that the debt service coverage ratio is at least 1.40x as of the last day of any subsequent calendar quarter for at least two quarters and (iii), within 90 days of the occurrence of the unbranded hotel trigger event, the borrower shall have delivered to the lender a fully executed replacement franchise agreement with a franchisor and the property shall be operating as a franchisee of an upper upscale hotel brand of at least comparable quality to the Embassy Suites brand.

Property Management.  The Deerfield Embassy Suites Property is managed by Embassy Suites Management, LLC, as assignee of Promus Hotels, an affiliate of Hilton.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEERFIELD EMBASSY SUITES

Assumption.  The Deerfield Embassy Suites Mortgage Loan borrower has the right to transfer the Deerfield Embassy Suites Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to (i) a party associated with buyer and approved by the lender in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and such party executes, without any cost or expense to the lender, a new guaranty or indemnity agreement in form and substance satisfactory to the lender and delivers such legal opinions as the lender may require (including, without limitation, a non-consolidation opinion) in form and substance, and from a firm, acceptable to the lender; and (ii) if required by the lender in its sole and absolute discretion, confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the of the respective ratings assigned to the Series 2012-C10 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness. There is no existing mezzanine debt related to the Deerfield Embassy Suites Mortgage Loan and future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) the mezzanine debt must be secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in the borrower or any other collateral that is not collateral for the Deerfield Embassy Suites Mortgage Loan; (ii) an intercreditor agreement in form and substance acceptable to the lender in its sole and absolute discretion; (iii) the combined debt service coverage ratio is not less than 1.50x; (iv) the combined loan-to-value ratio will not be greater than 70.0%; and (v) the lender receives written confirmation from DBRS, KBRA and Moody’s that the mezzanine debt will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Series 2012-C10 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage for damage from terrorism in an amount not less than $150,000,000, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

Parkway Centre V
2500 Dallas Parkway
Plano, TX 75093
Lake Lewisville
The Colony
Frisco
Plano
Carrollton
Dallas
Richardson
Addison
Addison Airport
COLLIN COUNTY
DENTON COUNTY
DALLAS COUNTY
Far North Dallas
Dallas North Tollway
Sam Rayburn Tollway
Pres. George Bush Turnpike
Collin County Comm. College - Preston Ridge Campus
Centennial Medical Ctr.
Dr. Pepper Arena
The Centre at Preston Ridge
Stonebriar Centre
Dr. Pepper Ballpark
Stonebriar Country Club
Turner Street Park
East Hill Park
Russell Creek Park
Children's Medical Ctr. at Legacy
Legacy Town Center
Carpenter Park
Jack Carter Park
TX Health Presbyterian Hospital
Prestonwood Country Club
The Shops at Willow Bend
Gleneagle Country Club
Golf Club at Castle Hills
Trinity Medical Center
Medical Center of Plano
Texas A&M Research Center
University of Texas-Dallas
Bent Tree Country Club
Dallas Love Field 7 miles
Lebanon Rd
Warren Pkwy
Parkwood Blvd
Preston Rd
Hillcrest Rd
Independence Pkwy
Ridgeview Dr
McDermott Rd
Hedgcoxe Rd
Headquarters Dr
Legacy Dr
Tennyson Pkwy
Ohio Dr
Coit Rd
Spring Creek Pkwy
Plano Pkwy
Windhaven Dr
Josey Ln
Paige Rd
Spring Creek Pkwy
Midway Rd
Parker Rd
Parker Blvd
Cross Bend Rd
Park Blvd
Hebron Pkwy
Norman Whitsitt Pkwy
Rosemeade Pkwy
Marsh Ln
Frankford Rd
Campbell Rd
Keller Springs Rd
Arapaho Rd
Belt Line Rd
Waterview Dr
Floyd Rd
Spring Valley Rd
121
289
190
75
Denton
McKinney
Prosper
Frisco
Lewisville
Allen
Plano
Carrollton
Coppell
Farmers Branch
Richardson
Garland
Grapevine
N. Richland Hills
Fort Worth
Euless
Irving
Dallas
Mesquite
Arlington
Grand Prairie
DeSoto
Lancaster
Mansfield
Waxahachie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Parkway Centre V

Loan Information				Property Information

Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset

Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$31,400,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$31,400,000			Location:	Plano, TX
% of Initial Pool Balance:	2.4%			Size:	201,026 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$156.20
Borrower Name:	Sagebrush Partners, LTD.			Year Built/Renovated:	2009/NAP
Sponsor:	Vaughn Randy Heady Jr.			Title Vesting:	Fee
Mortgage Rate:	4.290%			Property Manager:	Stream Realty Partners - DFW, L.P.
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of):	34.7% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	47.1% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	78.9% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	92.9% (10/01/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$288,615 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$949,230 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,719,755 (TTM 8/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$4,840,604
Additional Debt Type:	NAP			U/W Expenses:	$1,718,490
				U/W NOI:	$3,122,114
				U/W NCF:	$2,770,304

Escrows and Reserves(1):				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.9%
Taxes	$117,304	$58,652	NAP	U/W NCF Debt Yield:	8.8%
Insurance	$56,149	$5,104	NAP	As-Is Appraised Value:	$42,600,000
Replacement Reserves	$3,350	$3,350	NAP	As-Is Appraisal Valuation Date:	September 11, 2012
TI/LC	$0	$21,500	$1,000,000	Cut-off Date LTV Ratio:	73.7%
Fitness Evolution Reserve	$1,000,000	NAP	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Parkway Centre V Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building in Plano, Texas (the “Parkway Centre V Property”).  The Parkway Centre V Mortgage Loan was originated on November 8, 2012 by Prudential Mortgage Capital Company, LLC.  The Parkway Centre V Mortgage Loan had an original principal balance of $31,400,000, has an outstanding principal balance as of the Cut-off Date of $31,400,000 and accrues interest at an interest rate of 4.290% per annum.  The Parkway Centre V Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Parkway Centre V Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower has the right to defease the Parkway Centre V Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Parkway Centre V Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

Sources and Uses

Sources			Uses
Original loan amount	$31,400,000	100.0%	Loan payoff	$21,750,785	69.3%
			Closing costs	780,924	2.5
			Reserves	1,418,071	4.5
			Return of equity	7,450,220	23.7
Total Sources	$31,400,000	100.0%	Total Uses	$31,400,000	100.0%

The Property.  The Parkway Centre V Property is a six-story class A suburban office building containing approximately 201,026 rentable square feet in Plano, Texas.  The Parkway Centre V Property was built in 2009 and is situated on an 8.2-acre parcel along the Dallas Parkway and Parkwood Boulevard. The building includes a brick and stone exterior and a lobby with polished tile finishes and tenant amenities include a 15,606 square foot gymnasium.  Parking is provided by a two-level parking structure as well as additional parking spaces surrounding the building, which account for 797 total spaces and a parking ratio of 3.96 spaces per 1,000 square feet of rentable area.  As of October 1, 2012, the Parkway Centre V Property was 92.9% leased to 30 tenants.

The following table presents certain information relating to the tenancies at the Parkway Centre V Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Montgomery Coscia Greilich LLP	NR/NR/NR	34,631	17.2%	$25.13	$870,144	18.7%	1/31/2017
Aimbridge Hospitality	NR/NR/NR	25,131	12.5%	$25.25	$634,558	13.7%	6/2/2019
VuComp	NR/NR/NR	17,586	8.7%	$25.15	$442,288	9.5%	2/28/2017
Willow Bend Fitness	NR/NR/NR	11,482	5.7%	$23.52	$270,000	5.8%	12/1/2019
Comm Group	NR/NR/NR	9,541	4.7%	$24.75	$236,140	5.1%	5/31/2015
Fifth Third Bank	NR/NR/NR	6,764	3.4%	$24.75	$167,409	3.6%	2/28/2017
Total Major Tenants		105,135	52.3%	$24.93	$2,620,539	56.4%

Non-Major Tenants		81,644	40.6%	$24.77	$2,022,344	43.6%

Occupied Collateral Total		186,779	92.9%	$24.86	$4,642,883	100.0%

Vacant Space(1)		14,247	7.1%

Collateral Total		201,026	100.0%

(1)
Actual vacancy is 1.6%, which includes vacant space on the ground floor of 745 square feet, the property management office of 756 square feet and owner occupied space of 1,634 square feet. Montgomery Coscia Greilich LLP has two expansion spaces of 5,550 square feet and 4,460 square feet that were underwritten as vacant due to a termination option that can be exercised at any time with six months notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

The following table presents certain information relating to the lease rollover schedule at the Parkway Centre V Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	6	22,334	11.1%	22,334	11.1%	$553,395	$24.78
2015	5	20,856	10.4%	43,190	21.5%	$511,545	$24.53
2016	5	13,368	6.6%	56,558	28.1%	$333,345	$24.94
2017	8	81,066	40.3%	137,624	68.5%	$2,016,792	$24.88
2018	3	5,960	3.0%	143,584	71.4%	$152,117	$25.52
2019	2	36,613	18.2%	180,197	89.6%	$904,558	$24.71
2020	1	6,582	3.3%	186,779	92.9%	$171,132	$26.00
2021	0	0	0.0%	186,779	92.9%	$0	$0.00
2022	0	0	0.0%	186,779	92.9%	$0	$0.00
Thereafter	0	0	0.0%	186,779	92.9%	$0	$0.00
Vacant	0	14,247	7.1%	201,026	100.0%	$0	$0.00
Total/Weighted Average	30	201,026	100.0%			$4,642,883	$24.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Parkway Centre V Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/21/2011
35%	47%	79%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Parkway Centre V Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W	U/W $ per SF
Base Rent	$1,536,729	$2,452,653	$3,866,751	$4,642,883	$23.10
Grossed Up Vacant Space	0	0	0	326,123	1.62
Total Reimbursables	106,556	184,289	220,698	321,391	1.60
Other Income	7,443	45,740	53,734	53,734	0.27
Less Vacancy & Credit Loss	(193,108)	(297,566)	(720,273)	(503,526)(1)	(2.51)
Effective Gross Income	$1,457,620	$2,385,117	$3,420,910(2)	$4,840,604(2)	$24.08

Total Operating Expenses	$1,169,005	$1,435,887	$1,701,155	$1,718,490	$8.55

Net Operating Income	$288,615	$949,230	$1,719,755	$3,122,114	$15.53
TI/LC	0	0	0	311,605	1.55
Capital Expenditures	0	0	0	40,205	0.20
Net Cash Flow	$288,615	$949,230	$1,719,755	$2,770,304	$13.78

NOI DSCR	0.15x	0.51x	0.92x	1.68x
NCF DSCR	0.15x	0.51x	0.92x	1.49x
NOI DY	0.9%	3.0%	5.5%	9.9%
NCF DY	0.9%	3.0%	5.5%	8.8%

(1)	The underwritten economic vacancy is 8.8%. The Parkway Centre V Property is currently 92.9% physically occupied.
(2)
The large difference between the TTM August 31, 2012 EGI and underwritten EGI is due to annualized rents of leases signed between September 1, 2011 and August 31, 2012 of approximately $500,000, and subsequent rents of leases signed after September 1, 2012 of approximately $400,000 that were not included in the financials for TTM August 31, 2012.

Appraisal.  As of the appraisal valuation date of September 11, 2012, the Parkway Centre V Property had an “as-is” appraised value of $42,600,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 21, 2012, there was no evidence of any recognized environmental conditions at the Parkway Centre V Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

Market Overview and Competition.  According to the appraisal, the Parkway Centre V Property is located in suburban Plano, Texas, and is located approximately 22 miles north of the Dallas central business district.  The Parkway Centre V Property is located along the Dallas Parkway, a feeder road to the Dallas Tollway.  In addition, the Parkway Centre V Property is located approximately two miles south of the 2,655 acre Legacy Business Park, a major master-planned business, retail, commercial and residential community that is home to various Fortune 500 corporate/regional headquarters.  The population within a three-mile and five-mile radius of the Parkway Centre V Property is 113,846 and 308,750, respectively.  The estimated average household income within the same three-mile and five-mile radii is $107,576 and $100,156, respectively.

According to the appraisal, the Parkway Centre V Property is located within the West Plano/Upper Tollway office submarket, which contains approximately 14.1 million square feet of office space.  The submarket vacancy is approximately 10.2% as of the second quarter of 2012. The appraiser estimated average modified gross rents of $25.00 per square foot for the office space at the Parkway Centre V Property.

The following table presents certain information relating to some comparable office properties provided in the appraisal for the Parkway Centre V Property:

Competitive Set(1)
	Parkway Centre V (Subject)	Lincoln Legacy One	One Legacy Circle	Park Center Office	Parkway Centre IV	Three Legacy Tower Center
Location	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX
Distance from Subject	--	2.7 miles	3.4 miles	0.8 miles	1.4 miles	2.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2009/NAP	2006/NAP	2008/NAP	2000/NAP	2006/NAP	2006/NAP
Total GLA	201,026 SF	207,834 SF	214,110 SF	234,740 SF	157,350 SF	156,107 SF
Total Occupancy	99%	99%	100%	91%	77%	100%

(1)	Information obtained from the appraisal dated September 24, 2012.

The Borrower.  The borrower is Sagebrush Partners, LTD., a single purpose entity with an independent director.  Vaughn Randy Heady Jr. and Vintage Equities LP are the guarantors of certain nonrecourse carveouts under the Parkway Centre V Mortgage Loan.

The Sponsor.   The sponsor for the Parkway Centre V Mortgage Loan is Vaughn Randy Heady Jr.  Vaughn Randy Heady Jr. has developed over two million square feet of office properties within the Dallas area over the past 35 years.  Vaughn Randy Heady Jr. also served on the board of governors of the Commercial Investment Division from 1975-1977 and served on the board of directors of Republic Bank Richardson from 1980 to 1987.

The sponsor reported that the borrower and the sponsor are named defendants in a civil case in the 296th District Court, Collins County, Texas, titled Cause Number 296-00529-2010; Fitness Evolution, LP and Joseph Mulroy v. Headhunter Fitness, LLC, et. al. (the “Litigation”) brought by Fitness Evolution, LP and Joseph Mulroy, the guarantor of a tenant at an unrelated property, to recoup monies paid in connection with the termination of the tenant’s lease. The borrower established a reserve with the lender in connection with the proceedings. See “Escrows” herein and the “Description of the Mortgage Pool – Litigation Considerations” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $117,304 for taxes, $56,149 for insurance, and $3,350 for replacement reserves.  In addition, the loan documents provide for monthly escrows in the amount of $58,652 for taxes, $5,104 for insurance, $3,350 for replacement reserves and $21,500 for tenant improvements and leasing commissions (“TI/LCs”), subject to a cap of $1,000,000.  TI/LCs collection begins March 1, 2013. Upon request by the borrower, at the beginning of the third loan year the TI/LCs cap may be adjusted to equal $10.00 times the maximum number of square feet expiring in any one calendar year for each year beginning 2015 and ending 24 months subsequent to loan maturity. In the event lease expirations change during this time and the cap would increase, the lender will provide notice to the borrower of the higher cap amount. A deferred maintenance escrow is not required as long as all deferred maintenance work identified in the engineering report for the Parkway Centre V Property prepared for the lender is completed on or before 90 days after the loan closing, and the borrower has provided the lender with evidence that the work has been completed.  In connection with the Litigation (as described above), the borrower established with the lender a reserve as additional collateral for the loan in the amount of $1,000,000, which represents estimated rental income for the number of months outstanding on the terminated lease plus legal fees (see “The Sponsor” section).  The borrower shall, at all times while the Litigation is outstanding, use commercially reasonable efforts to defend, or cause to be defended, the borrower’s position in the Litigation.  The reserve for the Litigation will be released when the borrower needs the funds for settlement purposes or if the Litigation is dismissed. See “Description of the Mortgage Pool – Litigation Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

Lockbox and Cash Management.  The Parkway Centre V Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Parkway Centre V Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing under the Parkway Centre V Mortgage Loan; (ii) if the actual debt service coverage ratio for the two most recent calendar quarters is less than 1.30x; (iii) the debt yield is less than 8.5%; (iv) if MCG, the largest tenant in the Parkway Centre V Property, or any single tenant acceptable to the lender in its sole discretion which following MCG’s vacation of all rentable space leased by MCG, leases all such vacated space at the Parkway Centre V Property (“Replacement Tenant”), is in default; or (v) if the earlier of (a) the renewal notice date under the MCG or Replacement Tenant lease or (b) the date that is 12 calendar months prior to the expiration date of MCG or Replacement Tenant lease has occurred.  A Cash Management Period will end, with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when the Parkway Centre V Property has achieved a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters; with respect to the matters described in clause (iii) above, when the Parkway Centre V Property has achieved a debt yield greater than 8.5%; with respect to the matters described in clause (iv) above, when MCG or Replacement Tenant has cured any and all existing defaults; or with respect to the matters described in clause (v) above, either (a) MCG and the borrower or Replacement Tenant and the borrower have entered into a lease extension or (b) the borrower has entered into a lease with a new tenant acceptable to the lender.

Property Management.  The Parkway Centre V Property is managed by Stream Realty Partners – DFW, L.P., a full service real estate investment, development and services company that currently lease/manages over 85 million square feet of commercial real estate in Austin, Dallas, Fort Worth, Houston, San Antonio, Atlanta, Orange County and Denver.

Assumption.  The borrower has a two-time right to transfer the Parkway Centre V Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

Partial Release.  Not Permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Parkway Centre V Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Heritage on Millenia

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$25,100,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$25,100,000			Location:	Orlando, FL
% of Initial Pool Balance:	1.9%			Size:	303 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$82,838
Borrower Name(1):	Various

Sponsor:	Khalid I. Al Ibrahim			Year Built/Renovated:	2006/NAP
Mortgage Rate:	4.300%			Title Vesting:	Fee
Note Date:	November 5, 2012			Property Manager:	Riverstone Residential FL, LLC
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	94.0% (12/31/2009)
Maturity Date:	December 1, 2017			2nd Most Recent Occupancy (As of):	92.3% (12/31/2010)
IO Period:	None			Most Recent Occupancy (As of):	93.8% (12/31/2011)
Loan Term (Original):	60 months			Current Occupancy (As of):	97.0% (9/25/2012)
Seasoning:	0 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,051,463 (12/31/2010)
Call Protection:	L(24),D(32),O(4)			2nd Most Recent NOI (As of):	$2,076,751 (12/31/2011)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$2,288,332 (TTM 7/31/2012)
Additional Debt(2):	Yes
Additional Debt Type(2):	Unsecured			U/W Revenues:	$3,804,248
				U/W Expenses:	$1,559,265
				U/W NOI:	$2,244,983
				U/W NCF:	$2,169,233
				U/W NOI DSCR:	1.37x
				U/W NCF DSCR:	1.32x
Escrows and Reserves:				U/W NOI Debt Yield:	8.9%
				U/W NCF Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$39,300,000
Taxes	$46,098	$46,094	NAP	As-Is Appraisal Valuation Date:	September 27, 2012
Insurance	$99,628	$10,072	NAP	Cut-off Date LTV Ratio:	63.9%
Replacement Reserves	$0	$6,313	NAP	LTV Ratio at Maturity or ARD:	56.1%

(1)
The borrower is comprised of three tenants-in-common (“TIC”): Floribra-Millenia, LLC, Groveland-Millenia, LLC and Hartwood-Millenia, LLC. The loan documents prohibit additional TIC sponsors.  The borrower is a defendant in a lawsuit filed by a former tenant and has filed a motion to dismiss. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

(2)	The sponsors have incurred unsecured subordinate debt totalling $694,210.

The Heritage on Millenia mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A multifamily property located in Orlando, Florida (the “Heritage on Millenia Property”).  The Heritage on Millenia Property contains 303 units and was built in 2006. Amenities at the Heritage on Millenia Property include a swimming pool, clubhouse, fitness center, business center, outdoor barbecue area and a private screening room. The Heritage on Millenia Property is located approximately four miles from the Orlando central business district, less than one mile from the Mall at Millenia, a 1.2 million square foot regional mall anchored by Neiman Marcus, Bloomingdale’s and Macy’s, and less than four miles southwest of the Universal Orlando Resort. As of September 25, 2012, the Heritage on Millenia Property was 97.0% leased.

Sources and Uses

Sources			Uses
Original loan amount	$25,100,000	96.1%	Loan payoff	$25,115,459	96.1%
Sponsor’s new cash contribution	1,033,330	3.9	Reserves	145,726	0.6
			Closing costs	872,145	3.3
Total Sources	$26,133,330	100.0%	Total Uses	$26,133,330	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HERITAGE ON MILLENIA

The following table presents certain information relating to the unit mix of the Heritage on Millenia Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit

1 BR/1 BA	72	23.8%	782	$882
1 BR/1 BA	39	12.9	850	$903
2 BR/2 BA	36	11.9	1,045	$1,065
2 BR/2 BA	36	11.9	1,089	$1,105
2 BR/2 BA	72	23.8	1,172	$1,127
3 BR/2 BA	36	11.9	1,351	$1,276
3 BR/2 BA	12	4.0	1,478	$1,449
Total/Weighted Average	303	100.0%	1,046	$1,060

(1) Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Heritage on Millenia Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	92%	94%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage on Millenia Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W per Unit
Base Rent	$4,214,944	$3,922,277	$3,833,049	$3,855,288	$12,724
Other Income	182,683	199,818	280,695	224,691	742
Less Vacancy & Credit Loss(1)	(886,648)	(478,416)	(253,487)	(275,731)(2)	(910)

Effective Gross Income	$3,510,979	$3,643,678	$3,860,257	$3,804,248	$12,555

Total Operating Expenses	$1,459,517	$1,566,928	$1,571,926	$1,559,265	$5,146

Net Operating Income	$2,051,463	$2,076,751	$2,288,332	$2,244,983	$7,409
Capital Expenditures	0	0	0	75,750	250
Net Cash Flow	$2,051,463	$2,076,751	$2,288,332	$2,169,233	$7,159

NOI DSCR	1.25x	1.27x	1.40x	1.37x
NCF DSCR	1.25x	1.27x	1.40x	1.32x
NOI DY	8.2%	8.3%	9.1%	8.9%
NCF DY	8.2%	8.3%	9.1%	8.6%

(1)
Vacancy & Credit Loss also includes concessions. Historical concessions were greater than underwritten because asking rents were higher. The current leasing strategy is to lower asking rents but not offer concessions.

(2)					The underwritten economic vacancy is 5.8%. The Heritage on Millenia Property is currently 97.0% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Towne Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,400,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$23,368,537			Location:	Elizabethtown, KY
% of Initial Pool Balance:	1.8%			Size:	353,718 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$66.07
Borrower Name:	Towne Mall, L.L.C.			Year Built/Renovated:	1985/1989
Sponsor:	The Macerich Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.385%			Property Manager:	Self-managed
Note Date:	October 25, 2012			3rd Most Recent Occupancy (As of):	75.2% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.1% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	82.8% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(3)(4):	86.7% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,933,316 (12/31/2010)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of):	$2,913,859 (12/31/2011)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$3,074,886 (TTM 6/30/2012)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,716,331
				U/W Expenses:	$1,605,197
				U/W NOI:	$3,111,133
				U/W NCF:	$2,727,772
Escrows and Reserves:				U/W NOI DSCR:	2.22x
				U/W NCF DSCR:	1.94x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.3%
Taxes	$255,874	$22,165	NAP	U/W NCF Debt Yield:	11.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,100,000
Replacement Reserves	$0	$10,677	$384,372	As-Is Appraisal Valuation Date:	September 25, 2012
TI/LC Reserve	$0	$20,435	$500,000(1)	Cut-off Date LTV Ratio:	56.9%
Tenant Specific TI/LC Reserve(2)	$287,500	$0	NAP	LTV Ratio at Maturity or ARD:	45.8%

(1)
TI/LC Cap is subject to increase if both (i) an anchor tenant has ceased operating from the Property, or has filed for bankruptcy protection and has not reaffirmed its lease, and (ii) the renewal option under a second anchor tenant is not exercised by the date which is three months prior to the expiration of its current lease term or such second anchor tenant has ceased operating from the Property, or has filed for bankruptcy protection and has not reaffirmed its lease.  The increased TI/LC Reserve cap will equal $500,000 plus the amount equal to $15 per square foot of space demised under the anchor lease(s) that gave rise to the TI/LC Reserve cap increase.

(2)
Represents funds held back at closing associated with free rent and outstanding tenant improvement and leasing commissions for Shoe Department Encore (4.8% of net rentable square footage), which is expected to open for business on April 1, 2013.

(3)
Current occupancy includes Shoe Department Encore, a tenant which has signed a lease and is expected to open for business on April 1, 2013. Income from this tenant was underwritten (2.5% of gross potential rent).

(4)	Current occupancy excludes temporary and seasonal tenants. For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 92.8%.

The Towne Mall mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Elizabethtown, KY (the “Towne Mall Property”).  The Towne Mall Property was constructed in 1985 and is located at the intersection of North Dixie Avenue and Ring Road, in Elizabethtown’s primary commercial district.  As of September 30, 2012, the Towne Mall Property was 86.7% leased to 41 tenants. As of August 31, 2012, comparable in-line sales per square foot and average comparable in-line occupancy costs at the Towne Mall Property were $326 per square foot and 10.1%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWNE MALL

Sources and Uses

Sources			Uses
Original loan amount	$23,400,000	100.0%	Loan payoff	$12,377,554	52.9%
			Reserves	543,374	2.3
			Closing costs	141,240	0.6
			Return of equity	10,337,832	44.2
Total Sources	$23,400,000	100.0%	Total Uses	$23,400,000	100.0%

The following table presents certain information relating to the tenancies at the Towne Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Sears	B/B3/CCC+	69,400	19.6%	$3.50	$242,900	9.0%	$139	2.7%	10/31/2014(5)
Belk	NR/NR/NR	51,240	14.5%	$4.54	$232,630	8.6%	$142	7.0%	1/31/2016(6)
JC Penney	BB-/Ba3/B+	50,232	14.2%	$3.60	$180,835	6.7%	$204	2.1%	10/31/2015(7)
Total Anchor Tenants		170,872	48.3%	$3.84	$656,365	24.2%

Major Tenants
American Eagle Outfitters	NR/NR/NR	5,276	1.5%	$32.08	$169,249	6.2%	$466	11.1%	1/31/2016
Shoe Department Encore(8)	NR/NR/NR	16,976	4.8%	$8.84	$150,000	5.5%	NAV	NAV	1/31/2022
Longhorn Steakhouse (GRI)	BBB/Baa2/BBB	6,300	1.8%	$20.63	$130,000	4.8%	NAV(9)	NAV	12/31/2022
Burke’s Outlet	NR/NR/NR	20,117	5.7%	$6.00	$120,702	4.4%	NAV(10)	NAV	1/31/2017
Victoria’s Secret	BB+/Ba1/BB+	4,781	1.4%	$17.00	$81,277	3.0%	$545	7.4%	10/31/2012
Total Major Tenants		53,450	15.1%	$12.18	$651,228	24.0%

Non-Major Tenants		82,233	23.2%	$17.10	$1,405,821	51.8%

Occupied Collateral(11)		306,555	86.7%	$8.85	$2,713,414	100.0%

Vacant Space		47,163	13.3%

Collateral Total		353,718	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through April 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending August 31, 2012.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Sears has two, five-year extension options remaining.
(6)	Belk has one, five-year extension option remaining.
(7)	JC Penney has two, five-year extension options remaining.
(8)
Shoe Department Encore (4.8% of net rentable square footage) is scheduled to open for business on April 1, 2013. Funds associated with free rent and outstanding tenant improvement and leasing commissions were held back at closing. Income from this tenant was underwritten.  Shoe Department Encore has the right to terminate its lease if the tenants’ gross sales, as measured over the twelve month period beginning April 1, 2017 and ending April 1, 2018, do not equal or exceed $1.4 million, upon 60 days of written notice to landlord. Termination will be effective 90 days following the landlord’s receipt of notice. This right will be waived if, among other events, the tenants’ sales equal or exceed $1.4 million in any lease year prior to April 1, 2017.

(9)	Longhorn Steakhouse (GRI) began operating at the Towne Mall Property in June of 2012.
(10)	Burke’s Outlet began operating at the Towne Mall Property in December of 2011.
(11)
Occupied Collateral excludes temporary and seasonal tenants.  For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 92.8%. Occupied Collateral also includes two tenants, Shoe Department Encore (4.8% of net rentable square footage) and Zales Jewelers (0.5% of net rentable square footage) which have not yet taken occupancy or begun paying rent. Both tenants are expected to commence rental payments on April 1, 2013. Income from both tenants was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWNE MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Towne Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)

Tenant Name	2009	2010	2011	TTM 8/31/2012
Sears	$164	$145	$139	$139
Belk	$127	$135	$138	$142
JC Penney	$224	$229	$204	$204
Burke’s Outlet(3)	NAV	NAV	NAV	NAV
Shoe Department Encore(4)	NAV	NAV	NAV	NAV
Longhorn Steakhouse (GRI)(5)	NAV	NAV	NAV	NAV
American Eagle Outfitters	$401	$423	$438	$466
Victoria’s Secret	$439	$492	$534	$545

Total In-line (<10,000 square feet)(3)	$328	$342	$328	$326
Occupancy Costs(3)	9.6%	9.1%	10.2%	10.1%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower and were reported to the nearest dollar.
(2)	Represents tenants less than 10,000 square feet who were in occupancy since September 30, 2010, two years from the end of the trailing 12-month reporting period.
(3)	Burke’s Outlet’s lease began on December 1, 2011.
(4)	Shoe Department Encore is scheduled to open for business on April 1, 2013.
(5)	Longhorn Steakhouse’s (GRI) lease began on June 11, 2012.

The following table presents certain information relating to the lease rollover schedule at the Towne Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	3	11,281	3.2%	11,281	3.2%	$137,277	$12.17
2013	6	14,514	4.1%	25,795	7.3%	$220,754	$15.21
2014	6	83,167	23.5%	108,962	30.8%	$350,949	$4.22
2015	8	65,609	18.5%	174,571	49.4%	$502,935	$7.67
2016	8	68,620	19.4%	243,191	68.8%	$744,429	$10.85
2017	2	23,213	6.6%	266,404	75.3%	$161,702	$6.97
2018	0	0	0.0%	266,404	75.3%	$0	$0.00
2019	2	4,872	1.4%	271,276	76.7%	$21,020	$4.31
2020	1	4,410	1.2%	275,686	77.9%	$89,080	$20.20
2021	2	4,593	1.3%	280,279	79.2%	$91,268	$19.87
2022	3	26,276	7.4%	306,555	86.7%	$394,000	$14.99
Thereafter	0	0	0.0%	306,555	86.7%	$0	$0.00
Vacant	0	47,163	13.3%	353,718	100.0%	$0	$0.00
Total/Weighted Average	41	353,718	100.0%			$2,713,414	$8.85

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Towne Mall Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
75%	83%	83%

(1) Information obtained from borrower financials.
(2) Historical occupancies are exclusive of temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWNE MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Towne Mall Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$2,571,867	$2,705,439	$2,625,290	$2,713,414	$7.67
Grossed Up Vacant Space	0	0	0	1,783,269	5.04
Total Reimbursables	1,076,691	1,062,579	1,153,433	1,171,070	3.31
Other Income	877,793	893,561	858,318	831,847	2.35
Less Vacancy & Credit Loss	51,177	(192,658)	(8,727)	(1,783,269)(1)	(5.04)
Effective Gross Income	$4,577,528	$4,468,921	$4,628,314	$4,716,331	$13.33

Total Operating Expenses	$1,644,212	$1,555,062	$1,553,428	$1,605,197	$4.54

Net Operating Income	$2,933,316	$2,913,859	$3,074,886	$3,111,133	$8.80
TI/LC	0	0	0	231,263	0.65
Capital Expenditures	0	0	0	152,099	0.43
Net Cash Flow	$2,933,316	$2,913,859	$3,074,886	$2,727,772	$7.71

NOI DSCR	2.09x	2.08x	2.19x	2.22x
NCF DSCR	2.09x	2.08x	2.19x	1.94x
NOI DY	12.6%	12.5%	13.2%	13.3%
NCF DY	12.6%	12.5%	13.2%	11.7%

(1)	The underwritten economic vacancy is 28.1%. The Towne Mall Property is currently 86.7% physically occupied (excluding seasonal and temporary tenants).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Century Storage Portfolio

Loan Information	Property Information

Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Portfolio

Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Various – See Table Below
Original Principal Balance:	$18,500,000	Specific Property Type:	Various – See Table Below
Cut-off Date Principal Balance:	$18,500,000	Location:	Various – See Table Below
% of Initial Pool Balance:	1.4%	Size:	433,685 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit/SF(2):	$42.66
Borrower Name(1):	Various	Year Built/Renovated:	Various – See Table Below
Sponsor:	Lawrence W. Maxwell	Title Vesting:	Fee
Mortgage Rate:	4.514%	Property Manager:	Prime Storage Management, Inc.
Note Date:	November 6, 2012	3rd Most Recent Occupancy (As of)(2):	77.6% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	81.3% (12/31/2011)
Maturity Date:	December 1, 2022	Most Recent Occupancy (As of)(2):	83.6% (TTM 8/31/2012)
IO Period:	None	Current Occupancy (As of)(3):	81.8% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,132,809 (12/31/2010)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,283,969 (12/31/2011)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$2,346,647 (TTM 8/31/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$3,470,901
Additional Debt Type:	NAP	U/W Expenses:	$1,281,029
U/W NOI:	$2,189,872
U/W NCF:	$2,124,819
U/W NOI DSCR :	1.94x
U/W NCF DSCR:	1.89x
Escrows and Reserves:	U/W NOI Debt Yield:	11.8%
U/W NCF Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(4):	$30,415,000
Taxes	$39,264	$19,632	NAP	As-Is Appraisal Valuation Date(4):	Various
Insurance	$72,525	$8,186	NAP	Cut-off Date LTV Ratio:	60.8%
Replacement Reserves	$0	$5,421	NAP	LTV Ratio at Maturity or ARD:	49.2%

(1)	The borrowers are: Ridgeview Plaza Storage, LLC, Sleepy Hill Storage, LLC, Lake Dexter Storage, LLC, Bayview Storage, LLC and Gibsonia Storage, LLC.
(2)
Historical occupancies represent the 12-month average for the year ending on each date specified and exclude the retail portion of the Ridgeview Storage property as these figures are unavailable. Current occupancy is based on the most recent in-place rent rolls for each of the Century Storage Portfolio properties.

(3)
As of September 24, 2012, the storage portion of the Ridgeview Storage property was 96.6% occupied and as of October 1, 2012, the retail portion of the Ridgeview Storage property was 84.0% occupied.  As of September 24, 2012, the Sleepy Hill Storage property was 71.8% occupied, Lake Dexter Storage property was 82.8% occupied and the Bayview Storage property was 81.8% occupied.  As of September 23, 2012, Gibsonia Storage property was 84.5% occupied.

(4)
The Ridgeview Storage property contains 81,590 net rentable square feet, comprised of 446 self storage units spanning 50,090 square feet and 31,500 square feet of retail space. As such, there were two separate appraisals conducted for the retail and self storage space, respectively. As of an effective valuation date of September 21, 2012, the self storage portion of the Ridgeview Storage property had an “as-is” appraised value of $4,500,000. As of an effective valuation date of September 27, 2012, the retail portion of the Ridgeview Storage property had an “as-is” appraised value of $3,360,000.

The Century Storage Portfolio mortgage loan is evidenced by a single promissory note encumbering four self-storage properties and one mixed-use self storage and retail center totaling 433,685 square feet located in four cities in Florida: Davenport, Lakeland, Winter Haven and Sebring (the “Century Storage Portfolio Properties”). The average occupancy of the Century Storage Portfolio Properties, based on the most recent rent roll date for each property (as described above), was 81.8%.  The retail portion of the Ridgeview Storage property is occupied by 17 tenants including Renal Treatment Center, Beef O’Brady’s and Flower Power.  The Century Storage Portfolio Properties were built between 1995 and 2003.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTURY STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$18,500,000	100.0%	Loan payoff	$13,644,725	73.8%
			Closing costs	2,613,372	14.1
			Reserves	111,789	0.6
			Return of equity	2,130,114	11.5
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

The following table presents certain information relating to the Century Storage Portfolio Properties:

Property Name	Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Number of Buildings	Year Built/ Renovated	Net Rentable Square Feet	Appraised Value
Ridgeview Storage(1)	Davenport, FL	$4,780,900	25.8%	91.7%	3	2003/NAP	81,590	$7,860,000
Sleepy Hill Storage	Lakeland, FL	$4,282,100	23.1%	71.8%	7	2000/NAP	106,505	$7,040,000
Lake Dexter Storage	Winter Haven, FL	$3,284,600	17.8%	82.8%	16	1998/NAP	81,175	$5,400,000
Bayview Storage	Sebring, FL	$3,187,200	17.2%	81.8%	12	1998/NAP	92,240	$5,240,000
Gibsonia Storage	Lakeland, FL	$2,965,200	16.0%	84.5%	13	1995/NAP	72,175	$4,875,000
Total/Weighted Average		$18,500,000	100.0%	81.8%			433,685	$30,415,000

(1)
The Ridgeview Storage property contains approximately 50,090 net rentable square feet of self-storage space (446 units) and 31,500 square feet of retail space.  As of September 24, 2012, the storage portion of Ridgeview Storage property was 96.6% occupied and as of October 1, 2012, the retail portion of Ridgeview Storage property was 84.0% occupied.

The following table presents information relating to the historical occupancy for the Century Storage Portfolio Properties:

Historical Occupancy Percentages(1)(2)

12/31/2010	12/31/2011	8/31/2012
78%	81%	84%

(1) Information obtained from the borrower.
(2) Historical occupancies represent the 12-month average for the year ending on each date specified and exclude the retail portion of Ridgeview Storage property as these figures are unavailable.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Century Storage Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 8/31/2012	U/W	U/W $ per SF
Base Rent	$4,257,226	$4,290,217	$4,376,697	$4,388,027	$10.03
Grossed Up Vacant Space	0	0	0	87,242	0.20
Concessions	(227,260)	(155,743)	(211,616)	(211,616)	(0.48)
Total Reimbursables	93,400	99,496	100,643	91,101	0.21
Other Income	101,179	115,589	122,011	122,011	0.28
Less Vacancy & Credit Loss	(1,046,658)	(990,865)	(903,622)	(1,005,864)(1)	(2.30)

Effective Gross Income	$3,177,887	$3,358,694	$3,484,113	$3,470,901	$7.93

Total Operating Expenses	$1,045,078	$1,074,725	$1,137,466	$1,281,029	$2.93

Net Operating Income	$2,132,809	$2,283,969	$2,346,647	$2,189,872	$5.00
Replacement Reserves	0	0	0	65,053	0.15
Net Cash Flow	$2,132,809	$2,283,969	$2,346,647	$2,124,819	$4.85

NOI DSCR	1.89x	2.03x	2.08x	1.94x
NCF DSCR	1.89x	2.03x	2.08x	1.89x
NOI DY	11.5%	12.3%	12.7%	11.8%
NCF DY	11.5%	12.3%	12.7%	11.5%

(1)	The underwritten economic vacancy is 26.7%. The Century Storage Portfolio Properties are currently 81.8% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Flamingo Park Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,200,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,200,000			Location:	Hialeah, FL
% of Initial Pool Balance:	1.4%			Size:	149,041 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$122.11
Borrower Name:	Flamingo Kids, Ltd.			Year Built/Renovated:	1988/2010
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Saglo Development Corporation
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of)(4):	78.0% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	67.0% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	83.0% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	86.7% (11/7/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,227,307 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,320,509 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,763,749 (T-11 Annualized 10/31/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$3,144,888
Additional Debt Type:	NAP			U/W Expenses:	$1,099,062
				U/W NOI(5):	$2,045,826
				U/W NCF:	$1,870,876
Escrows and Reserves:				U/W NOI DSCR:	1.84x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.2%
Taxes	$283,113	$23,178	NAP	U/W NCF Debt Yield:	10.3%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$29,000,000
Replacement Reserves	$0	$4,720	NAP	As-Is Appraisal Valuation Date:	August 9, 2012
TI/LC	$0	$9,315	$335,342	Cut-off Date LTV Ratio:	62.8%
Tenant Specific Rent Reserve(3)	$300,000	$0	NAP	LTV Ratio at Maturity or ARD:	50.8%

(1)
The sponsors are Jack Glottmann individually and as Trustee of the SOLO Trust and the Jack Glottmann Amended and Restated Trust; Linda Glottmann Gottlieb and Deborah Glottmann as Trustees of the SOLO Trust; Ami Glottmann as Trustee of the Spousal Livetime Access Trust for the Benefit of Jack Glottmann Family.

(2)
Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Flamingo Park Plaza property is insured in accordance with the loan documents.

(3)	The Tenant Specific Rent Reserve represents the free rent provided to Navarro Discount Pharmacy in lieu of tenant improvement costs in exchange for the extension of their lease.
(4)	The Flamingo Park Plaza property underwent substantial renovations between 2008 and 2010. In general, spaces were not made available for lease during the periods when they were undergoing renovation.
(5)
In general, U/W NOI reflects new leases for spaces that were previously undergoing renovation and not made available for lease during all or a portion of one or more historical periods, as well as the conversion of the Navarro Discount Pharmacies lease from a gross lease to a triple net lease in 2012.

The Flamingo Park Plaza mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Hialeah, Florida (the “Flamingo Park Plaza Property”).  The Flamingo Park Plaza Property contains 149,041 rentable square feet, which was built in 1988 and renovated in 2010.  Flamingo Park Plaza Property is anchored by Navarro Discount Pharmacy and is located in downtown Hialeah along West 16th Avenue between West 42nd and West 44th Place, less than one mile east of Highway 826 (Palmetto Expressway).  As of November 8, 2012, the Flamingo Park Plaza Property was 86.7% leased to 36 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLAMINGO PARK PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$18,200,000	100.0%	Loan payoff	$15,123,680	83.1%
			Reserves	583,113	3.2
			Closing costs	325,641	1.8
			Return of equity	2,167,566	11.9
Total Sources	$18,200,000	100.0%	Total Uses	$18,200,000	100.0%

The following table presents certain information relating to the tenancies at the Flamingo Park Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CAC Florida (Humana)	BBB+/Baa3/BBB	21,135	14.2%	$19.11	$403,959	17.8%	6/30/2016
Navarro Discount Pharmacies(2)	NR/NR/NR	25,258	16.9%	$13.00	$328,354	14.5%	10/31/2022
Goodwill Industries of South Florida, Inc.	NR/NR/NR	14,267	9.6%	$17.00	$242,539	10.7%	11/30/2020
Dollar Tree Stores, Inc. (dba Deal$)	NR/NR/NR	9,860	6.6%	$17.00	$167,620	7.4%	4/30/2016
Deco Party Corp	NR/NR/NR	7,747	5.2%	$17.00	$131,699	5.8%	7/31/2014
Little Havana Activity & Nutrition	NR/NR/NR	3,746	2.5%	$25.00	$93,650	4.1%	10/31/2015
Total Major Tenants		82,013	55.0%	$16.68	$1,367,821	60.3%

Non-Major Tenants		47,249	31.7%	$19.03	$898,920	39.7%

Occupied Collateral Total		129,262	86.7%	$17.54	$2,266,741	100.0%

Vacant Space		19,779	13.3%

Collateral Total		149,041	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Beginning November 1, 2012, the borrower will pay $300,000 in tenant improvement costs to Navarro Discount Pharmacies in the form of free rent (and expenses) until the costs are fully offset, which is anticipated to take approximately eight months.  At closing, the borrower deposited $300,000 as additional security which will be released to the borrower when the free rent has fully offset the tenant improvement costs owed by the borrower and Navarro Discount Pharmacies has commenced paying full rent in accordance with its lease.

The following table presents certain information relating to the historical sales and occupancy costs at the Flamingo Park Plaza Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011
Navarro Discount Pharmacy	$668	$650	$645

Total In-Line (<10,000 square feet)(2)	NAP	NAP	NAP
Occupancy Cost	NAP	NAP	NAP

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLAMINGO PARK PLAZA

The following table presents certain information relating to the lease rollover schedule at the Flamingo Park Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	4	7,519	5.0%	7,519	5.0%	$135,338	$18.00
2014	6	12,783	8.6%	20,302	13.6%	$238,843	$18.68
2015	7	11,560	7.8%	31,862	21.4%	$234,720	$20.30
2016	7	40,529	27.2%	72,391	48.6%	$727,661	$17.95
2017	6	7,964	5.3%	80,355	53.9%	$178,696	$22.44
2018	2	5,309	3.6%	85,664	57.5%	$111,349	$20.97
2019	0	0	0.0%	85,664	57.5%	$0	$0.00
2020	1	14,267	9.6%	99,931	67.0%	$242,539	$17.00
2021	0	0	0.0%	99,931	67.0%	$0	$0.00
2022	1	25,258	16.9%	125,189	84.0%	$328,354	$13.00
Thereafter	2	4,073	2.7%	126,262	86.7%	$69,241	$17.00
Vacant	0	19,779	13.3%	149,041	100.0%	$0	$0.00
Total/Weighted Average	36	149,041	100.0%			$2,266,741	$17.54

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Flamingo Park Plaza Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011

78%	67%	83%

(1)	Information obtained from the borrower.
(2)	The property underwent substantial renovations between 2008 and 2010. In general, spaces were not made available for lease during the periods when they were undergoing renovation.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Flamingo Park Plaza Property:

Cash Flow Analysis

	2010	2011	T11 Annualized 10/31/2012	U/W(1)	U/W $ per SF
Base Rent	$1,790,522	$1,842,573	$2,214,237	$2,266,741	$15.21
Grossed Up Vacant Space	0	0	0	338,703	2.27
Percentage Rent	9,965	5,008	0	0	0.00
Total Reimbursables	571,292	566,386	659,713	863,147	5.79
Other Income	10,256	18,523	10,992	15,000	0.10
Less Vacancy & Credit Loss	0	0	0	(338,703)(2)	(2.27)
Effective Gross Income	$2,382,035	$2,432,490	$2,884,942	$3,144,888	$21.10

Total Operating Expenses	$1,154,728	$1,111,981	$1,121,194	$1,099,062	$7.37

Net Operating Income	$1,227,307	$1,320,509	$1,763,749	$2,045,826	$13.73

TI/LC	0	0	0	114,725	0.77
Capital Expenditures	0	0	0	60,225	0.40
Net Cash Flow	$1,227,307	$1,320,509	$1,763,749	$1,870,876	$12.55

NOI DSCR	1.10x	1.18x	1.58x	1.84x
NCF DSCR	1.10x	1.18x	1.58x	1.68x
NOI DY	6.7%	7.3%	9.7%	11.2%
NCF DY	6.7%	7.3%	9.7%	10.3%

(1)
In general, underwritten NOI took account of new leases for spaces that were previously undergoing renovation and not made available for lease during all or a portion of one or more historical periods, as well as the conversion of the Navarro Discount Pharmacies lease from a gross lease to a triple net lease in 2012.

(2)	The underwritten economic vacancy is 13.0%. The Flamingo Park Plaza Property is currently 86.7% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Bluerock Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/ Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$18,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$17,891,716			Location:	Antioch, CA
% of Initial Pool Balance:	1.4%			Size:	101,297 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$176.63
Borrower Name(1):	Bluerock Center Partners, LLC			Year Built/Renovated:	2006/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.690%			Property Manager:	Reynolds & Brown
Note Date:	June 6, 2012			3rd Most Recent Occupancy (As of):	80.4% (3/1/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.9% (1/1/2010)
Maturity Date:	July 1, 2022			Most Recent Occupancy (As of)(9):	81.9% (1/1/2011)
IO Period:	None			Current Occupancy (As of)(10):	86.7% (11/1/2012)
Loan Term (Original):	120 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,981,409 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,037,634 (12/31/2011)
Call Protection:	L(29),D(87),O(4)			Most Recent NOI (As of):	$2,052,049 (3/31/2012)
Lockbox Type(2):	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,809,863
				U/W Expenses:	$986,415
Escrows and Reserves:				U/W NOI:	$1,823,448
				U/W NCF:	$1,642,097
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.63x
Taxes	$116,912	$29,228	NAP	U/W NCF DSCR:	1.47x
Insurance(3)	$0	Springing	NAP	U/W NOI Debt Yield:	10.2%
Replacement Reserves(4)	$0	Springing	NAP	U/W NCF Debt Yield:	9.2%
TI/LC(5)	$0	$13,424	$483,276	As-Is Appraised Value:	$25,240,000
Wells Fargo Bank Lease Reserve(6)	$0	Springing	$565,000	As-Is Appraisal Valuation Date:	April 4, 2012
Keller-Williams Reserve(7)	$127,774	$0	NAP	Cut-off Date LTV Ratio:	70.9%
Extreme Burger Reserve(8)	$147,160	$0	NAP	LTV Ratio at Maturity or ARD:	58.0%

(1)
The sponsors are Michael Hurd, Trustee of Hurd Revocable Inter Vivos Trust; David A. Brown, Trustee of the David A. Brown Family Trust; Dana Parry, Trustee of the Dana and Meredith Parry Family Trust; Roger Ashton, Charles Pearson and Jon Q. Reynolds, Trustee of the Jon Q. and Ann S. Reynolds Family Trust.

(2)
All excess cash flow is required to be deposited into a springing cash management account following the occurrence of either of the following: (i) an event of default; (ii) DSCR is less than 1.20x; or (iii) the borrower does not extend current Wells Fargo Bank lease or sign a new lease on or before 12 months prior to the expiration unless the borrower has commenced funding the Wells Fargo Reserve.

(3)
Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Bluerock Business Center property is insured in accordance with the loan documents.

(4)
Monthly replacement reserve escrows are waived as long as no event of default has occurred and is continuing and the Bluerock Business Center property is being properly maintained as confirmed by annual site inspections.

(5)
Monthly TI/LC reserves are required, however if the Sutter East Bay lease is not renewed by October 2, 2014 (180 days prior to lease expiration), an accelerated impound will be required so that the capped amount of $483,276 would be achieved by the expiration of the Sutter East Bay lease.

(6)
The Wells Fargo Bank Lease Reserve will spring if Wells Fargo has not renewed its lease 12 months prior to its lease maturity or the space has not been re-leased to satisfactory replacement tenant(s). A monthly impound of $47,083 will commence until the earlier of (i) the Wells Fargo space is re-tenanted by a satisfactory replacement tenant(s) or (ii) the balance in the account reaches $565,000 ($34.51 per square foot). In lieu of the impound, borrower may elect to deposit the full $565,000 into an account.

(7)	The Keller-Williams Reserve was required in an amount equal to 50% of base rent due over the remaining lease term. Keller-Williams is delinquent on past due rent.
(8)	The Extreme Burger Reserve was required in an amount equal to the remaining base rent due over the remaining lease term.
(9)	Year-end 2011 occupancy not available.
(10)	Occupancy figures include the dark 16,374 square foot (16.2% of net rentable area) Wells Fargo Bank space. The space has been dark since November 2011 but the tenant continues to pay rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUEROCK BUSINESS CENTER

The Bluerock Business Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use property located in Antioch, California (the “Bluerock Business Center Property”).  The Bluerock Business Center Property contains 101,297 rentable square feet, which is comprised of 55,826 rentable square feet of medical office space, 31,255 rentable square feet of traditional office space and 14,216 rentable square feet of retail space. The Bluerock Business Center Property was built in 2006 and benefits from 550 parking spaces resulting in a parking ratio of 5.43 per every 1,000 square feet of gross leasable area. The Bluerock Business Center Property is located along Lone Tree Way, a major arterial through the city with an estimated traffic count of 42,000 cars per day, which provides direct access to Highway Four approximately two miles northwest. The Bluerock Business Center Property is also located less than a mile south of Sutter Delta Medical Center. As of February 1, 2012, the Bluerock Business Center Property was 86.7% leased to 22 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	98.9%	Loan payoff	$17,495,038	96.1%
Sponsor new cash contribution	209,235	1.1	Reserves	391,846	2.1
			Closing costs	322,351	1.8
Total Sources	$18,209,235	100.0%	Total Uses	$18,209,235	100.0%

The following table presents certain information relating to the tenancies at the Bluerock Business Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Sutter East Bay(2)	AA-/Aa3/AA-	25,621	25.3%	$25.24	$646,575	29.6%	3/31/2015
Wells Fargo Bank, N.A. (3)	AA-/Aa2/A+	16,374	16.2%	$31.20	$510,869	23.4%	7/31/2016
Dow Great Western Credit Union	NR/NR/NR	6,340	6.3%	$22.20	$140,748	6.5%	11/30/2016
CC Medical Career College	NR/NR/NR	5,190	5.1%	$24.00	$124,560	5.7%	2/28/2018
Keller-Williams Realty(4)	NR/NR/NR	5,553	5.5%	$18.54	$102,953	4.7%	10/31/2014
Total Major Tenants		59,078	58.3%	$25.83	$1,525,704	69.9%

Non-Major Tenants		28,761	28.4%	$22.82	$656,182	30.1%

Occupied Collateral Total		87,839	86.7%	$24.84	$2,181,887	100.0%

Vacant Space		13,458	13.3%

Collateral Total		101,297	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sutter East Bay has a right of first offer to purchase their building triggered by notice of first offer to purchase. However, the ROFO does not apply to foreclosure or deed in lieu thereof.
(3)
The Wells Fargo Bank, N.A. has been dark since November 2011 but continues to pay rent.   There is a springing $565,000 reserve in the event that the tenant does not renew their lease within 12 months of expiration.

(4)	Keller-Williams Realty is delinquent in paying rent. There is a $127,774 reserve to cover 50% of the tenant’s minimum base rent due from June 2012 through the expiration of the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUEROCK BUSINESS CENTER

The following table presents certain information relating to the lease rollover schedule at the Bluerock Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	3	5,325	5.3%	5,325	5.3%	$116,431	$21.87
2014	4	9,725	9.6%	15,050	14.9%	$211,661	$21.76
2015	1	25,621	25.3%	40,671	40.2%	$646,575	$25.24
2016	4	25,532	25.2%	66,203	65.4%	$709,104	$27.77
2017	5	8,980	8.9%	75,183	74.2%	$210,124	$23.40
2018	3	8,486	8.4%	83,669	82.6%	$208,090	$24.52
2019	0	0	0.0%	83,669	82.6%	$0	$0.00
2020	1	1,560	1.5%	85,229	84.1%	$29,790	$19.10
2021	0	0	0.0%	85,229	84.1%	$0	$0.00
2022	1	2,610	2.6%	87,839	86.7%	$50,112	$19.20
Thereafter	0	0	0.0%	87,839	86.7%	$0	$0.00
Vacant	0	13,458	13.3%	101,297	100.0%	$0	$0.00
Total/Weighted Average	22	101,297	100.0%			$2,181,887	$24.84

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bluerock Business Center Property:

Historical Occupancy Percentages(1)(2)

1/1/2010	1/1/2011	2/1/2012
82%	82%	87%

(1)   Information obtained from the borrower.
(2)   Occupancy figures include the dark 16,374 square foot (16.2% of net rentable area) Wells Fargo Bank space. The space has been dark since November 2011 but the tenant continues to pay rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUEROCK BUSINESS CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bluerock Business Center Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W(1)	U/W $ per SF
Base Rent	$2,399,316	$2,449,228	$2,459,531	$2,181,887	$21.54
Grossed Up Vacant Space	0	0	0	311,857	3.08
Total Reimbursables	650,658	641,331	655,884	627,926	6.20
Other Income	0	380	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(311,857)(1)	(3.08)
Effective Gross Income	$3,049,974	$3,090,939	$3,115,415	$2,809,863	$27.74

Total Operating Expenses	$1,068,565	$1,053,306	$1,063,366	$986,415	$9.74

Net Operating Income	$1,981,409	$2,037,634	$2,052,049	$1,823,448	$18.00

TI/LC	386,209	165,640	0	118,445	1.17
Capital Expenditures	29,400	0	0	20,259	0.20
Net Cash Flow	$1,565,800	$1,871,994	$2,052,049	$1,642,097	$16.21

NOI DSCR	1.77x	1.82x	1.83x	1.63x
NCF DSCR	1.40x	1.67x	1.83x	1.47x
NOI DY	11.1%	11.4%	11.5%	10.2%
NCF DY	8.8%	10.5%	11.5%	9.2%

(1)
The underwritten economic vacancy is 12.5%.  The Bluerock Business Center Property is currently 70.5% physically occupied and 86.7% leased when taking the dark Wells Fargo Bank, N.A. space (16,374 square foot or 16.2% of net rentable area) into consideration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Jeff Wilson - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.